PURCHASE AGREEMENT


                             by and among


                     LASALLE PARTNERS INCORPORATED


                                  and


                   LEND LEASE CORPORATION LIMITED,
  and the subsidiaries of Lend Lease Corporation Limited named herein dated August 31, 1998

                           TABLE OF CONTENTS
                           -----------------

                                                                  PAGE

ARTICLE I   PURCHASE AND SALE OF SHARES . . . . . . . . . . . . . . .3
     Section 1.1      Purchase and Sale of the Worldwide Shares . . .3
     Section 1.1A     Purchase and Sale of Compass Australia Shares .3
     Section 1.2      Purchase Price. . . . . . . . . . . . . . . . .3
     Section 1.3      Closing . . . . . . . . . . . . . . . . . . . .6
     Section 1.4      Deliveries by Sellers and the Companies . . . .7
     Section 1.5      Deliveries by Buyer . . . . . . . . . . . . . .8
     Section 1.6      Earnout Payment . . . . . . . . . . . . . . . .8

ARTICLE II  PRE-CLOSING TRANSACTIONS. . . . . . . . . . . . . . . . 17
     Section 2.1      Retransfer of Foreign Intangible Property Rights17
     Section 2.2      Compass M&L Share Purchase. . . . . . . . . . 18
     Section 2.3      Intercompany and Intracompany Accounts. . . . 18
     Section 2.4      Name Change . . . . . . . . . . . . . . . . . 18

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . . . . 19
     Section 3.1      Ownership of Shares . . . . . . . . . . . . . 19
     Section 3.2      Corporate Organization. . . . . . . . . . . . 19
     Section 3.3      Capitalization of the Companies . . . . . . . 19
     Section 3.4      Subsidiaries and Affiliates . . . . . . . . . 20
     Section 3.5      Authorization . . . . . . . . . . . . . . . . 20
     Section 3.6      No Violation. . . . . . . . . . . . . . . . . 21
     Section 3.7      Unaudited Financial Statements. . . . . . . . 21
     Section 3.7A     Audited Financial Statements. . . . . . . . . 21
     Section 3.8      No Undisclosed Liabilities. . . . . . . . . . 22
     Section 3.9      Absence of Certain Changes. . . . . . . . . . 23
     Section 3.10     Real Property . . . . . . . . . . . . . . . . 24
     Section 3.11     Intangible Property Rights. . . . . . . . . . 26
     Section 3.12     Personal Property Leases. . . . . . . . . . . 28
     Section 3.13     Certain Contracts . . . . . . . . . . . . . . 29
     Section 3.14     Accounts Receivable . . . . . . . . . . . . . 30
     Section 3.15     Licenses and Other Authorizations . . . . . . 31
     Section 3.16     [Intentionally Omitted] . . . . . . . . . . . 31
     Section 3.17     Clients . . . . . . . . . . . . . . . . . . . 31

                                                                  PAGE

     Section 3.18     Operation of the Businesses . . . . . . . . . 32
     Section 3.19     Insurance . . . . . . . . . . . . . . . . . . 33
     Section 3.20     Labor Relations . . . . . . . . . . . . . . . 33
     Section 3.21     Employee Benefit Plans. . . . . . . . . . . . 34
     Section 3.21A    Superannuation and Other Benefits Funds . . . 38
     Section 3.22     Litigation. . . . . . . . . . . . . . . . . . 39
     Section 3.23     Consents and Approvals. . . . . . . . . . . . 40
     Section 3.24     Compliance with Law . . . . . . . . . . . . . 40
     Section 3.25     Taxes . . . . . . . . . . . . . . . . . . . . 40
     Section 3.26     Environmental Matters . . . . . . . . . . . . 45
     Section 3.27     Personnel . . . . . . . . . . . . . . . . . . 47
     Section 3.28     Equitable Transactions. . . . . . . . . . . . 48
     Section 3.29     Non-Solicitation. . . . . . . . . . . . . . . 48
     Section 3.30     Joint Ventures. . . . . . . . . . . . . . . . 48
     Section 3.31     Disclosure. . . . . . . . . . . . . . . . . . 48
     Section 3.32     Brokers and Finders . . . . . . . . . . . . . 49

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . 49
     Section 4.1      Corporate Organization. . . . . . . . . . . . 49
     Section 4.2      Authorization.. . . . . . . . . . . . . . . . 49
     Section 4.3      No Violation. . . . . . . . . . . . . . . . . 49
     Section 4.4      Litigation. . . . . . . . . . . . . . . . . . 50
     Section 4.5      Consents and Approvals. . . . . . . . . . . . 50
     Section 4.6      Brokers and Finders . . . . . . . . . . . . . 50
     Section 4.7      Financing . . . . . . . . . . . . . . . . . . 50

ARTICLE V   COVENANTS OF SELLERS AND THE COMPANIES. . . . . . . . . 51
     Section 5.1      Operation of the Companies and the
                        Australian Business . . . . . . . . . . . . 51
     Section 5.2      Access. . . . . . . . . . . . . . . . . . . . 54
     Section 5.3      Consents. . . . . . . . . . . . . . . . . . . 55
     Section 5.4      Performance . . . . . . . . . . . . . . . . . 55
     Section 5.5      WARN Act. . . . . . . . . . . . . . . . . . . 55
     Section 5.6      Updating of Information . . . . . . . . . . . 56
     Section 5.7      Singapore Operations. . . . . . . . . . . . . 56
     Section 5.8      Due and Payable Accounts Receivable . . . . . 57
     Section 5.9      Knight Frank Properties . . . . . . . . . . . 57

                                                                  PAGE

     Section 5.10     ERISA Accounts. . . . . . . . . . . . . . . . 58
     Section 5.11     Sale of Investment Advisory Business. . . . . 58
     Section 5.12     Retail EBITDA . . . . . . . . . . . . . . . . 61

ARTICLE VI  COVENANTS OF BUYER. . . . . . . . . . . . . . . . . . . 62
     Section 6.1      Consents. . . . . . . . . . . . . . . . . . . 62
     Section 6.2      Representations and Warranties. . . . . . . . 62
     Section 6.3      Performance . . . . . . . . . . . . . . . . . 62
     Section 6.4      Updating of Information . . . . . . . . . . . 62
     Section 6.5      WARN Act. . . . . . . . . . . . . . . . . . . 63
     Section 6.6      Access. . . . . . . . . . . . . . . . . . . . 63
     Section 6.7      SAS70 Opinion . . . . . . . . . . . . . . . . 63
     Section 6.8      Sale of Property Management Business. . . . . 64

ARTICLE VII CONDITIONS TO OBLIGATIONS OF BUYER TO EFFECT THE WORLDWIDE
CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     Section 7.1      Representations and Warranties Correct. . . . 67
     Section 7.2      Performance; No Default . . . . . . . . . . . 67
     Section 7.3      Delivery of Certificate . . . . . . . . . . . 68
     Section 7.4      Opinion of Counsel to Sellers and the Companies68
     Section 7.5      Good Standing Certificates. . . . . . . . . . 68
     Section 7.6      Governmental Filings and Consents;
                        Third Party Consents. . . . . . . . . . . . 68
     Section 7.7      Birmann Consent . . . . . . . . . . . . . . . 68
     Section 7.8      No Injunction . . . . . . . . . . . . . . . . 69
     Section 7.9      HSR Act Waiting Periods . . . . . . . . . . . 69
     Section 7.10     No Material Adverse Change. . . . . . . . . . 69
     Section 7.11     Due Diligence Review. . . . . . . . . . . . . 69
     Section 7.12     Strategic Alliance Agreement. . . . . . . . . 69
     Section 7.13     Transition Services Agreement . . . . . . . . 69
     Section 7.14     Compass Colorado. . . . . . . . . . . . . . . 69
     Section 7.15     ERISA Subcontract . . . . . . . . . . . . . . 69
     Section 7.16     Financial Statements. . . . . . . . . . . . . 70
     Section 7.17     Financing . . . . . . . . . . . . . . . . . . 70

                                                                  PAGE

ARTICLE VII-A    CONDITIONS TO OBLIGATIONS OF BUYER TO EFFECT THE
AUSTRALIA CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . 70
     Section 7A.1     Representations and Warranties Correct. . . . 70
     Section 7A.2     Performance; No Default . . . . . . . . . . . 70
     Section 7A.3     Delivery of Certificate . . . . . . . . . . . 71
     Section 7A.4     Opinion of Counsel to Sellers and the Companies71
     Section 7A.5     Governmental Filings and Consents;
                       Third Party Consents . . . . . . . . . . . . 71
     Section 7A.6     No Injunction . . . . . . . . . . . . . . . . 71
     Section 7A.7     FIRB Approval.. . . . . . . . . . . . . . . . 71
     Section 7A.8     No Material Adverse Change. . . . . . . . . . 72
     Section 7A.9     Due Diligence Review. . . . . . . . . . . . . 72
     Section 7A.10    Australian Transfer Agreement . . . . . . . . 72
     Section 7A.11    Australian Management Contracts.  . . . . . . 72

ARTICLE VIIICONDITIONS TO OBLIGATIONS OF SELLERS TO EFFECT THE WORLDWIDE
CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     Section 8.1      Representations and Warranties Correct. . . . 73
     Section 8.2      Performance; No Default . . . . . . . . . . . 73
     Section 8.3      Delivery of Certificate . . . . . . . . . . . 73
     Section 8.4      Opinion of Counsel to Buyer . . . . . . . . . 73
     Section 8.5      Good Standing Certificate . . . . . . . . . . 73
     Section 8.6      Governmental Filings and Consents;
                        Third Party Consents. . . . . . . . . . . . 73
     Section 8.7      No Injunction . . . . . . . . . . . . . . . . 74
     Section 8.8      HSR Act Waiting Periods . . . . . . . . . . . 74
     Section 8.9      ERISA Subcontract . . . . . . . . . . . . . . 74

ARTICLE VIII-A   CONDITIONS TO OBLIGATIONS OF SELLERS TO EFFECT THE
AUSTRALIA CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . 74
     Section 8A.1     Representations and Warranties Correct. . . . 74
     Section 8A.2     Performance; No Default . . . . . . . . . . . 75
     Section 8A.3     Delivery of Certificate . . . . . . . . . . . 75
     Section 8A.4     Opinion of Counsel to Buyers. . . . . . . . . 75
     Section 8A.5     No Injunction . . . . . . . . . . . . . . . . 75

                                                                  PAGE

ARTICLE IX  TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . 75
     Section 9.1      Consolidated Subsidiaries;
                        Compliance by Lend Lease (US) . . . . . . . 75
     Section 9.2      Section 338 Elections and Forms . . . . . . . 76
     Section 9.3      Preparation of Forms. . . . . . . . . . . . . 76
     Section 9.4      Allocation. . . . . . . . . . . . . . . . . . 76
     Section 9.5      Taxable Periods Ending On or Before
                        the Closing Dates . . . . . . . . . . . . . 77
     Section 9.6      Taxable Periods Commencing After
                        the Closing Dates . . . . . . . . . . . . . 77
     Section 9.7      Taxable Periods Commencing On or Before the
                        Closing Dates and Ending After the Closing Dates77
     Section 9.8      Refunds or Credits. . . . . . . . . . . . . . 78
     Section 9.9      Contests. . . . . . . . . . . . . . . . . . . 79
     Section 9.10     Resolution of Disagreements between Seller
                        and Buyer . . . . . . . . . . . . . . . . . 80
     Section 9.11     Transfer Taxes. . . . . . . . . . . . . . . . 80
     Section 9.12     Tax Cooperation . . . . . . . . . . . . . . . 80
     Section 9.13     Survival of Indemnification . . . . . . . . . 80
     Section 9.14     Certain Definitions . . . . . . . . . . . . . 80

ARTICLE X   EMPLOYEE BENEFIT MATTERS. . . . . . . . . . . . . . . . 81
     Section 10.1     Employee Benefit Matters. . . . . . . . . . . 81

ARTICLE XI  TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . 81
     Section 11.1     Termination of Agreement. . . . . . . . . . . 81
     Section 11.2     Effect of Termination . . . . . . . . . . . . 82

ARTICLE XII SURVIVAL AND INDEMNIFICATION. . . . . . . . . . . . . . 82
     Section 12.1     Survival of Representations,
                        Warranties and Covenants. . . . . . . . . . 82
     Section 12.2     Indemnification by Buyer. . . . . . . . . . . 83
     Section 12.3     Indemnification by Sellers. . . . . . . . . . 83
     Section 12.4     Claims for Indemnification. . . . . . . . . . 84
     Section 12.5     Remedies Cumulative . . . . . . . . . . . . . 86

                                                                  PAGE

ARTICLE XIIIMISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . 86
     Section 13.1     Confidentiality . . . . . . . . . . . . . . . 86
     Section 13.2     Non-Competition . . . . . . . . . . . . . . . 88
     Section 13.3     Arbitration . . . . . . . . . . . . . . . . . 91
     Section 13.4     Further Efforts . . . . . . . . . . . . . . . 92
     Section 13.5     Expenses. . . . . . . . . . . . . . . . . . . 93
     Section 13.6     Press Releases and Announcements. . . . . . . 94
     Section 13.7     Entire Agreement. . . . . . . . . . . . . . . 94
     Section 13.8     Amendment, Extension and Waiver . . . . . . . 94
     Section 13.9     Headings. . . . . . . . . . . . . . . . . . . 94
     Section 13.10    Notices . . . . . . . . . . . . . . . . . . . 94
     Section 13.11    Negotiations with Third Parties . . . . . . . 97
     Section 13.12    Assignment. . . . . . . . . . . . . . . . . . 97
     Section 13.13    Applicable Law. . . . . . . . . . . . . . . . 97
     Section 13.14    Jurisdiction. . . . . . . . . . . . . . . . . 97
     Section 13.15    Service of Process. . . . . . . . . . . . . . 98
     Section 13.16    Consent of Third Parties. . . . . . . . . . . 98
     Section 13.17    Words in Singular and Plural Form . . . . . . 99
     Section 13.18    WAIVER OF JURY TRIAL. . . . . . . . . . . . . 99
     Section 13.19    Counterparts. . . . . . . . . . . . . . . . . 99

ARTICLE XIV CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . 99

                             EXHIBIT INDEX

Exhibit A Form of Australian Transfer Agreement
Exhibit B [Reserved]
Exhibit C Form of Compass M&L Foreign Intangible Sale Agreement
Exhibit D Form of ERE Retail Foreign Intangible Sale Agreement
Exhibit E Form of Opinion of Counsel to Sellers
Exhibit F Form of Strategic Alliance Agreement
Exhibit G Form of Transition Services Agreement
Exhibit H [Reserved]
Exhibit I Employee Benefit Matters
Exhibit J Form of Opinion of Counsel to Buyer
Exhibit K Purchase Price Allocation

                        INDEX OF DEFINED TERMS
                        ----------------------


                                                  Defined in
Terms                                             Section
-----                                             ----------

1936 Act. . . . . . . . . . . . . . . . . . . . . 3.25(n)(iii)(A)
1997 Act. . . . . . . . . . . . . . . . . . . . . 3.25(n)(iv)(A)
1997 Compass M&L Intangible Sale Agreement. . . . 2.1(i)
1997 ERE Retail Intangible Sale Agreement . . . . 2.1(ii)
1998 Compass M&L Foreign Intangible Sale Agreement2.1(i)
1998 ERE Retail Foreign Intangible Sale Agreement 2.1(ii)
AAA . . . . . . . . . . . . . . . . . . . . . . . 13.3(a)
Accounts Receivable . . . . . . . . . . . . . . . Article XIV
Advisory Purchase Notice. . . . . . . . . . . . . 5.11(e)
Advisory Purchase Offer . . . . . . . . . . . . . 5.11(e)
Advisory Sale Transaction . . . . . . . . . . . . 5.11(a)
Affiliate or Affiliates . . . . . . . . . . . . . Article XIV
Agreement . . . . . . . . . . . . . . . . . . . . Preamble
Alternative Assignment. . . . . . . . . . . . . . 1.6(i)
Ancillary Agreements. . . . . . . . . . . . . . . Article XIV
Annual Equitable Revenue. . . . . . . . . . . . . 1.6(h)(i)
Associate . . . . . . . . . . . . . . . . . . . . Article XIV
Audited Financial Statements. . . . . . . . . . . 3.7A
Australia Closing . . . . . . . . . . . . . . . . 1.3
Australia Closing Date. . . . . . . . . . . . . . 1.3
Australia Closing Payment . . . . . . . . . . . . 1.2(a)
Australia Closing Payment Adjustment. . . . . . . 1.2(b)
Australian Assets . . . . . . . . . . . . . . . . 3.18(a)
Australian Business . . . . . . . . . . . . . . . Preamble
Australian Business Transfer. . . . . . . . . . . Preamble
Australian Transfer Agreement . . . . . . . . . . Preamble
Authority . . . . . . . . . . . . . . . . . . . . 3.6(c)
Birmann . . . . . . . . . . . . . . . . . . . . . 7.7
Business Day. . . . . . . . . . . . . . . . . . . Article XIV
Buyer . . . . . . . . . . . . . . . . . . . . . . Preamble
Buyer Disclosure Schedule . . . . . . . . . . . . 4.3(b)
Buyer Inferior Proposal . . . . . . . . . . . . . 5.11(g)

                                                  Defined in
Terms                                             Section
-----                                             ----------

Buyer Look Back Payment . . . . . . . . . . . . . 1.6(f)(ii)
Buyer Matching Offer. . . . . . . . . . . . . . . 5.11(f)
Buyer Matching Offer Decline Notice . . . . . . . 5.11(g)
Buyer Matching Offer Negotiation Period . . . . . 5.11(g)
Buyer Matching Period . . . . . . . . . . . . . . 5.11(f)
Buyer Offer . . . . . . . . . . . . . . . . . . . 5.11(c)
Buyer Offer Decline Date. . . . . . . . . . . . . 5.11(d)
Buyer Offer Negotiation Period. . . . . . . . . . 5.11(d)
Buyer Offer Period. . . . . . . . . . . . . . . . 5.11(c)
Buyer Offer Rejection Date. . . . . . . . . . . . 5.11(d)
Buyer Offer Term. . . . . . . . . . . . . . . . . 5.11(c)
Claim . . . . . . . . . . . . . . . . . . . . . . 13.3(a)
Closings. . . . . . . . . . . . . . . . . . . . . 1.3
Closing Balance Sheets. . . . . . . . . . . . . . 1.2(c)(ii)
Closing Payments. . . . . . . . . . . . . . . . . 1.2(a)
Closing Payment Adjustments . . . . . . . . . . . 1.2(b)
Closing Payment Due Date. . . . . . . . . . . . . 1.2(f)
Closing Period. . . . . . . . . . . . . . . . . . 9.7
Closing Statements. . . . . . . . . . . . . . . . 1.2(c)(ii)
Closing Statements Objection. . . . . . . . . . . 1.2(d)
Closing Statements Resolution Period. . . . . . . 1.2(d)
Closing Working Capital Amounts . . . . . . . . . 1.2(c)(ii)
Code. . . . . . . . . . . . . . . . . . . . . . . Article XIV
Commitment Letters. . . . . . . . . . . . . . . . 4.7
Company or Companies. . . . . . . . . . . . . . . Preamble
Company 1997 Unaudited Balance Sheet. . . . . . . 3.7(i)
Company Audited Financial Statements. . . . . . . 3.7A
Company Audited Interim Financial Statements. . . 3.7A
Company Interim Balance Sheet . . . . . . . . . . 3.7(ii)
Company Interim Financial Statements. . . . . . . 3.7(ii)
Company Subsidiary or Company Subsidiaries. . . . 1.4(b)
Company Unaudited Financial Statements. . . . . . 3.7(i)
Compass Australia . . . . . . . . . . . . . . . . Preamble
Compass Australia Closing Balance Sheet . . . . . 1.2(c)(ii)
Compass Australia Common Shares . . . . . . . . . Preamble
Compass Australia Estimated Closing Balance Sheet 1.2(b)

                                                  Defined in
Terms                                             Section
-----                                             ----------

Compass Business Assets . . . . . . . . . . . . . 3.18(c)
Compass Businesses. . . . . . . . . . . . . . . . Preamble
Compass Cayman. . . . . . . . . . . . . . . . . . Preamble
Compass Cayman Common Shares. . . . . . . . . . . Preamble
Compass Colorado. . . . . . . . . . . . . . . . . 2.2
Compass M&L . . . . . . . . . . . . . . . . . . . Preamble
Compass M&L Common Stock. . . . . . . . . . . . . Preamble
Compass UK. . . . . . . . . . . . . . . . . . . . Preamble
Compass UK Common Shares. . . . . . . . . . . . . Preamble
Competitive Business. . . . . . . . . . . . . . . 13.2(b)(iii)
Computer Programs . . . . . . . . . . . . . . . . Article XIV
Confidential Information. . . . . . . . . . . . . 13.1(b)
Consent . . . . . . . . . . . . . . . . . . . . . Article XIV
Consolidated Return . . . . . . . . . . . . . . . Article XIV
Continuing Affiliate. . . . . . . . . . . . . . . Article XIV
Contract or Contracts . . . . . . . . . . . . . . Article XIV
Copyrights. . . . . . . . . . . . . . . . . . . . Article XIV
CRR provisions. . . . . . . . . . . . . . . . . . 3.25(n)(vii)(A)(4)
Default Rate. . . . . . . . . . . . . . . . . . . Article XIV
Demised Premises. . . . . . . . . . . . . . . . . 3.10(b)
Doubtful Accounts . . . . . . . . . . . . . . . . 1.6(j)
Doubtful Accounts Payment . . . . . . . . . . . . 1.6(j)
Doubtful Accounts Statement . . . . . . . . . . . 1.6(j)
Earnout Maximum . . . . . . . . . . . . . . . . . 1.6(h)(ii)
Earnout Multiplier. . . . . . . . . . . . . . . . 1.6(h)(iii)
Earnout Payment . . . . . . . . . . . . . . . . . 1.6(h)(iv)
Earnout Payment Period. . . . . . . . . . . . . . 1.6(a)
Earnout Payment Statement . . . . . . . . . . . . 1.6(a)
Earnout Payment Statement Objection . . . . . . . 1.6(b)
Earnout Revenue . . . . . . . . . . . . . . . . . 1.6(h)(v)
EBITDA. . . . . . . . . . . . . . . . . . . . . . Article XIV
Environmental Claim . . . . . . . . . . . . . . . 3.26(e)(i)
Environmental Laws. . . . . . . . . . . . . . . . 3.26(e)(ii)
Equitable . . . . . . . . . . . . . . . . . . . . 3.28
Equitable Related Entities. . . . . . . . . . . . 1.6(h)(vi)
ERE Retail. . . . . . . . . . . . . . . . . . . . Preamble

                                                  Defined in
Terms                                             Section
-----                                             ----------

ERE Retail Common Stock . . . . . . . . . . . . . Preamble
ERISA . . . . . . . . . . . . . . . . . . . . . . 3.21(a)
ERISA Affiliate . . . . . . . . . . . . . . . . . 3.21(a)
ERISA Contracts . . . . . . . . . . . . . . . . . 5.10
Estimated Closing Balance Sheets. . . . . . . . . 1.2(b)
Estimated Working Capital Amounts . . . . . . . . 1.2(b)
Expiration Date . . . . . . . . . . . . . . . . . 12.1(c)
FATA. . . . . . . . . . . . . . . . . . . . . . . 3.23(ii)
Final Closing Balance Sheets. . . . . . . . . . . 1.2(d)
Final Earnout Payment Due Date. . . . . . . . . . 1.6(g)
Final Earnout Payment Statement . . . . . . . . . 1.6(b)
Final Look Back Payment Statement . . . . . . . . 1.6(e)
Final Working Capital Amounts . . . . . . . . . . 1.2(d)
Financial Statements. . . . . . . . . . . . . . . 3.7(ii)
FIRB. . . . . . . . . . . . . . . . . . . . . . . 3.23(ii)
Fiscal Year . . . . . . . . . . . . . . . . . . . Article XIV
Five-Year Average Earnout Revenue . . . . . . . . 1.6(h)(vii)
Five-Year Average Equitable Revenue . . . . . . . 1.6(h)(viii)
Five-Year Equitable Revenue Shortfall . . . . . . 1.6(h)(ix)
Foreign Intangible Sale Agreements. . . . . . . . 2.1(ii)
GAAP. . . . . . . . . . . . . . . . . . . . . . . Article XIV
HSR Act . . . . . . . . . . . . . . . . . . . . . 3.23(i)
Illinois Courts . . . . . . . . . . . . . . . . . 13.14
Income Tax or Income Taxes. . . . . . . . . . . . Article XIV
Indemnified Party . . . . . . . . . . . . . . . . 12.4(b)
Indemnifying Party. . . . . . . . . . . . . . . . 12.4(b)
Independent Fiduciary . . . . . . . . . . . . . . 5.10
Initial Earnout Payment Due Date. . . . . . . . . 1.6(d)
Initial Transfer Tax. . . . . . . . . . . . . . . 9.11(a)
Intangible Property Rights. . . . . . . . . . . . Article XIV
Interest Rate . . . . . . . . . . . . . . . . . . Article XIV
Investment Advisory Business. . . . . . . . . . . 5.11(a)
IRS . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Knight Frank. . . . . . . . . . . . . . . . . . . 5.9
Knight Frank Letter Agreement . . . . . . . . . . 5.9
Knight Frank Properties . . . . . . . . . . . . . 1.6(h)(v)

                                                  Defined in
Terms                                             Section
-----                                             ----------

Knowledge . . . . . . . . . . . . . . . . . . . . Article XIV
LaSalle . . . . . . . . . . . . . . . . . . . . . Preamble
LaSalle Bona Fide Purchase Transaction. . . . . . 6.8(g)
LaSalle Restricted Acquiror . . . . . . . . . . . 6.8(b)
LaSalle Sale Notice . . . . . . . . . . . . . . . 6.8(b)
LaSalle Third Party Management and Leasing Sale Transaction6.8(d)
Law . . . . . . . . . . . . . . . . . . . . . . . 3.6(c)
Leased Real Property. . . . . . . . . . . . . . . 3.10(b)
Lend Lease  . . . . . . . . . . . . . . . . . . . Preamble
Lend Lease Bona Fide Purchase Transaction . . . . 5.11(g)
Lend Lease Controlled Property. . . . . . . . . . Article XIV
Lend Lease Europe . . . . . . . . . . . . . . . . Preamble
Lend Lease Inferior Proposal. . . . . . . . . . . 6.8(g)
Lend Lease International. . . . . . . . . . . . . Preamble
Lend Lease Look Back Payment. . . . . . . . . . . 1.6(f)(i)
Lend Lease Matching Offer . . . . . . . . . . . . 6.8(f)
Lend Lease Matching Offer Decline Notice. . . . . 6.8(g)
Lend Lease Matching Offer Negotiation Period. . . 6.8(g)
Lend Lease Matching Period. . . . . . . . . . . . 6.8(f)
Lend Lease Offer. . . . . . . . . . . . . . . . . 6.8(c)
Lend Lease Offer Decline Notice . . . . . . . . . 6.8(d)
Lend Lease Offer Negotiation Period . . . . . . . 6.8(d)
Lend Lease Offer Period . . . . . . . . . . . . . 6.8(c)
Lend Lease Offer Rejection Date . . . . . . . . . 6.8(d)
Lend Lease Offer Term . . . . . . . . . . . . . . 6.8(c)
Lend Lease Restricted Acquiror. . . . . . . . . . 5.11(b)
Lend Lease Sale Notice. . . . . . . . . . . . . . 5.11(b)
Lend Lease Third Party Advisory Sale Transaction. 5.11(d)
Lend Lease (US) . . . . . . . . . . . . . . . . . 9.1
Lend Lease (US) Services. . . . . . . . . . . . . Preamble
Liabilities . . . . . . . . . . . . . . . . . . . Article XIV
Licenses. . . . . . . . . . . . . . . . . . . . . 3.15
Liens . . . . . . . . . . . . . . . . . . . . . . Article XIV
Limited Sale Restriction Period . . . . . . . . . 5.11(b)
Listed Agreements . . . . . . . . . . . . . . . . 3.13(a)
LLPMA . . . . . . . . . . . . . . . . . . . . . . Preamble

                                                  Defined in
Terms                                             Section
-----                                             ----------

LLPMA's Fund. . . . . . . . . . . . . . . . . . . 3.21A(a)
LLREI . . . . . . . . . . . . . . . . . . . . . . Preamble
Look Back Payment Statement . . . . . . . . . . . 1.6(e)
Look Back Period. . . . . . . . . . . . . . . . . 1.6(e)
Loss or Losses. . . . . . . . . . . . . . . . . . 12.2
LPI Australia . . . . . . . . . . . . . . . . . . Preamble
Managed Properties. . . . . . . . . . . . . . . . 3.26(a)
Management and Leasing Purchase Notice. . . . . . 6.8(e)
Management and Leasing Purchase Offer . . . . . . 6.8(e)
Management and Leasing Sale Transaction . . . . . 6.8(a)
Material Adverse Effect . . . . . . . . . . . . . Article XIV
Materials of Environmental Concern. . . . . . . . 3.26(e)(iii)
Minimum Claim . . . . . . . . . . . . . . . . . . 12.4(a)
Modified Aggregate Deemed Sale Price. . . . . . . 9.4
Neutral Auditor . . . . . . . . . . . . . . . . . 1.2(e)
Notice. . . . . . . . . . . . . . . . . . . . . . 1.2(e)
Offered Assignment. . . . . . . . . . . . . . . . 1.6(i)
Patent Rights . . . . . . . . . . . . . . . . . . Article XIV
PBGC. . . . . . . . . . . . . . . . . . . . . . . 3.21(c)
PPF . . . . . . . . . . . . . . . . . . . . . . . 1.6(h)(vi)
Permitted Liens . . . . . . . . . . . . . . . . . Article XIV
Person. . . . . . . . . . . . . . . . . . . . . . Article XIV
Personal Property Leases. . . . . . . . . . . . . 3.12
Personal Rights . . . . . . . . . . . . . . . . . Article XIV
Plans . . . . . . . . . . . . . . . . . . . . . . 3.21(a)
Pre-Closing Period. . . . . . . . . . . . . . . . 9.7
Prohibiting Factor. . . . . . . . . . . . . . . . 1.6(i)
Project Management. . . . . . . . . . . . . . . . Article XIV
PTE 97-33 . . . . . . . . . . . . . . . . . . . . 5.10
Purchase Price. . . . . . . . . . . . . . . . . . 1.2(a)
Qualifying Investment Fund. . . . . . . . . . . . 13.2(b)(i)
Real Property Leases. . . . . . . . . . . . . . . 3.10(b)
Recalculated Earnout Payment. . . . . . . . . . . 1.6(j)
Recalculated Look Back Payment. . . . . . . . . . 1.6(j)
Recalculated Look Back Payment Due Date . . . . . 1.6(j)
Rejected Assignment . . . . . . . . . . . . . . . 1.6(i)

                                                  Defined in
Terms                                             Section
-----                                             ----------

Related to the Australian Business or Related to the
   Compass Businesses . . . . . . . . . . . . . . Article XIV
Resolution Period . . . . . . . . . . . . . . . . 1.6(b)
Retail Development Services . . . . . . . . . . . Article XIV
Retail EBITDA Payment . . . . . . . . . . . . . . 5.12
Retail EBITDA Payment Date. . . . . . . . . . . . 5.12
Retail EBITDA Statement . . . . . . . . . . . . . 5.12
Retail Services Revenue . . . . . . . . . . . . . 5.12
Sale Restriction Period . . . . . . . . . . . . . 5.11(a)
Sale Transaction. . . . . . . . . . . . . . . . . 13.11(i,ii)
Section 338 Forms . . . . . . . . . . . . . . . . 9.14(a)
Section 338(h)(10) Election . . . . . . . . . . . 9.14(b)
Seller or Sellers . . . . . . . . . . . . . . . . Preamble
Shares. . . . . . . . . . . . . . . . . . . . . . Preamble
Significant Client. . . . . . . . . . . . . . . . 3.17(a)(i)
Singapore Business. . . . . . . . . . . . . . . . 5.7
Stock Transfer Tax. . . . . . . . . . . . . . . . 9.11(b)
Subsidiary or Subsidiaries  . . . . . . . . . . . Article XIV
Tax or Taxes. . . . . . . . . . . . . . . . . . . Article XIV
Tax Auditor . . . . . . . . . . . . . . . . . . . 9.10
Tax Laws. . . . . . . . . . . . . . . . . . . . . 9.14(c)
Tax Return or Tax Returns . . . . . . . . . . . . Article XIV
Technology. . . . . . . . . . . . . . . . . . . . Article XIV
Third Payment Management and Leasing Purchase Price6.8(e)
Third Party Purchase Price. . . . . . . . . . . . 5.11(e)
Three-Year Average Earnout Revenue. . . . . . . . 1.6(h)(x)
Three-Year Average Equitable Revenue. . . . . . . 1.6(h)(xi)
Three-Year Equitable Revenue Shortfall. . . . . . 1.6(h)(xii)
Title IV Plans. . . . . . . . . . . . . . . . . . 3.21(a)
Trademarks. . . . . . . . . . . . . . . . . . . . Article XIV
Transaction Expenses. . . . . . . . . . . . . . . 13.5(a)
Treasurer . . . . . . . . . . . . . . . . . . . . 7A.7
TYGPM . . . . . . . . . . . . . . . . . . . . . . Preamble
TYGPM Common Stock. . . . . . . . . . . . . . . . Preamble
Uncollected Receivable. . . . . . . . . . . . . . 5.8
U.S. Company or U.S. Companies. . . . . . . . . . 3.25(m)

                                                  Defined in
Terms                                             Section
-----                                             ----------

WARN. . . . . . . . . . . . . . . . . . . . . . . 3.20(k)
Working Capital . . . . . . . . . . . . . . . . . Article XIV
Worldwide Closing . . . . . . . . . . . . . . . . 1.3
Worldwide Closing Balance Sheets. . . . . . . . . 1.2(c)
Worldwide Closing Date. . . . . . . . . . . . . . 1.3
Worldwide Closing Payment . . . . . . . . . . . . 1.2(a)
Worldwide Closing Payment Adjustment. . . . . . . 1.2(b)
Worldwide Company or Worldwide Companies. . . . . Preamble
Worldwide Estimated Closing Balance Sheets. . . . 1.2(b)
Worldwide Shares. . . . . . . . . . . . . . . . . Preamble

INDEX TO THE COMPANY DISCLOSURE SCHEDULE
----------------------------------------


Earnout Payment . . . . . . . . . . . . . . .Section 1.6(h)(v)(1)
Earnout Payment . . . . . . . . . . . . . . .Section 1.6(h)(v)(1)(A)
Earnout Payment . . . . . . . . . . . . . . .Section 1.6(h)(v)(2)
Earnout Payment . . . . . . . . . . . . . . .Section 1.6(h)(v)(3)
Intercompany and Intracompany Accounts. . . .Section 2.3
Corporate Organization. . . . . . . . . . . .Section 3.2
Capitalization of the Companies . . . . . . .Section 3.3
Subsidiaries and Affiliates . . . . . . . . .Section 3.4
No Violation. . . . . . . . . . . . . . . . .Section 3.6
Unaudited Financial Statements  . . . . . . .Section 3.7
No Undisclosed Liabilities. . . . . . . . . .Section 3.8(c)
Absence of Certain Changes. . . . . . . . . .Section 3.9
Real Property Leases. . . . . . . . . . . . .Section 3.10(b)
Intangible Property Rights. . . . . . . . . .Section 3.11(a)
Intangible Property Rights. . . . . . . . . .Section 3.11(b)
Intangible Property Rights. . . . . . . . . .Section 3.11(c)
Intangible Property Rights. . . . . . . . . .Section 3.11(d)(1)
Intangible Property Rights. . . . . . . . . .Section 3.11(d)(2)
Intangible Property Rights. . . . . . . . . .Section 3.11(e)
Intangible Property Rights. . . . . . . . . .Section 3.11(f)
Intangible Property Rights. . . . . . . . . .Section 3.11(g)
Intangible Property Rights. . . . . . . . . .Section 3.11(h)

Personal Property Leases. . . . . . . . . . .Section 3.12
Certain Contracts . . . . . . . . . . . . . .Section 3.13(a)
Certain Contracts . . . . . . . . . . . . . .Section 3.13(b)
Accounts Receivable . . . . . . . . . . . . .Section 3.14(a)
Accounts Receivable . . . . . . . . . . . . .Section 3.14(b)
Licenses and Other Authorizations . . . . . .Section 3.15
Clients . . . . . . . . . . . . . . . . . . .Section 3.17(a)(i)
Clients . . . . . . . . . . . . . . . . . . .Section 3.17(a)(ii)
Clients . . . . . . . . . . . . . . . . . . .Section 3.17(b)
Operation of the Business . . . . . . . . . .Section 3.18(a)
Operation of the Business . . . . . . . . . .Section 3.18(c)
Insurance . . . . . . . . . . . . . . . . . .Section 3.19
Labor Relations . . . . . . . . . . . . . . .Section 3.20
Employee Benefit Plans. . . . . . . . . . . .Section 3.21(a)
Employee Benefit Plans. . . . . . . . . . . .Section 3.21(l)
Employee Benefit Plans. . . . . . . . . . . .Section 3.21(m)
Litigation. . . . . . . . . . . . . . . . . .Section 3.22
Consents and Approvals. . . . . . . . . . . .Section 3.23
Taxes . . . . . . . . . . . . . . . . . . . .Section 3.25
Environmental Matters . . . . . . . . . . . .Section 3.26(a)
Environmental Matters . . . . . . . . . . . .Section 3.26(b)
Environmental Matters . . . . . . . . . . . .Section 3.26(c)
Environmental Matters . . . . . . . . . . . .Section 3.26(d)
Personnel . . . . . . . . . . . . . . . . . .Section 3.27

Brokers and Finders . . . . . . . . . . . . .Section 3.32
Operation of the Companies
  and the Australian Business . . . . . . . .Section 5.1
Knight Frank Properties . . . . . . . . . . .Section 5.9
Knight Frank Properties . . . . . . . . . . .Section 5.9(b)
Sale of Investment Advisory Business. . . . .Section 5.11
Due Diligence Review. . . . . . . . . . . . .Section 7.11
Due Diligence Review. . . . . . . . . . . . .Section 7A.9
Australian Management Contracts . . . . . . .Section 7A.11(a)
Australian Management Contracts . . . . . . .Section 7A.11(b)
Knowledge Definition. . . . . . . . . . . . .Section 14(a)
Working Capital Definition. . . . . . . . . .Section 14(b)

INDEX TO BUYER DISCLOSURE SCHEDULE
----------------------------------



No Violation. . . . . . . . . . . . . . . . .Section 4.3
Litigation. . . . . . . . . . . . . . . . . .Section 4.4
Consents and Approvals. . . . . . . . . . . .Section 4.5
Brokers and Finders . . . . . . . . . . . . .Section 4.6
Sale of Property Management Business. . . . .Section 6.8

                          PURCHASE AGREEMENT
                          ------------------


           PURCHASE AGREEMENT, dated as of August 31, 1998 (this "Agreement"), by and among: (i) LaSalle Partners Incorporated, a Maryland corporation ("LaSalle"), and LPI (Australia) Holdings Pty Limited (ACN 084 042 473), a corporation organized under the laws of the Australia Capital Territory ("LPI Australia" and, together with LaSalle "Buyer"); (ii) Lend Lease Corporation Limited (ACN 000 226 228), a corporation organized under the laws of New South Wales ("Lend Lease"), Lend Lease Property Management (Australia) Pty Limited (ACN 002 894 153), a corporation organized under the laws of New South Wales ("LLPMA"), Lend Lease Europe Ltd., a corporation organized under the laws of the United Kingdom ("Lend Lease Europe"), Lend Lease International Pty Limited (ACN 000 489 109), a corporation organized under the laws of New South Wales ("Lend Lease International"), Lend Lease (US) Services, Inc., a Delaware corporation ("Lend Lease (US) Services"), and Lend Lease Real Estate Investments, Inc., a Delaware corporation ("LLREI"), each, a "Seller" and, together, the "Sellers"); and (iii) Compass Management and Leasing (UK), Ltd., a corporation organized under the laws of the United Kingdom ("Compass UK"), Compass Cayman, a Cayman Islands corporation ("Compass Cayman"), Compass Management and Leasing, Inc., a Delaware corporation ("Compass M&L"), ERE Yarmouth Retail, Inc., a Delaware corporation ("ERE Retail"), and The Yarmouth Group Property Management, Inc., a Delaware corporation ("TYGPM") (each a "Worldwide Company" and, collectively, the "Worldwide Companies"), and Compass Management and Leasing (Australia) Pty Limited (ACN 082291898), a corporation organized under the laws of the Australian Capital Territory ("Compass Australia") (each Worldwide Company and Compass Australia, a "Company" and, collectively, the "Companies").

           WHEREAS, Compass UK has a capitalization consisting of 100 ordinary shares, par value Pound/Sterling 1.00 per share ("Compass UK Common Shares"), of which two shares are issued and outstanding and owned by Lend Lease Europe;

           WHEREAS, Compass Cayman has a capitalization consisting of 1000 ordinary shares, par value US $1.00 per share ("Compass Cayman Common Shares"), of which 100 shares are issued and outstanding and owned by Lend Lease International;

           WHEREAS, Compass M&L has a capitalization consisting of 1000 shares of common stock, par value US $1.00 per share ("Compass M&L Common Stock"), of which 1000 shares are issued and outstanding and owned by Lend Lease (US) Services;

           WHEREAS, ERE Retail has a capitalization consisting of 1000 shares of common stock, par value US $1.00 per share ("ERE Retail Common Stock"), of which 1000 shares are issued and outstanding and owned by LLREI;

           WHEREAS, TYGPM has a capitalization consisting of 1000 shares of common stock, par value US $1.00 per share ("TYGPM Common Stock" and, collectively with the Compass UK Common Shares, the Compass Cayman Common Shares, the Compass M&L Common Stock and the ERE Retail Common Stock, the "Worldwide Shares"), of which 1000 shares are issued and outstanding and owned by Lend Lease (US) Services;

           WHEREAS, Compass Australia has a capitalization consisting of 12 ordinary shares ("Compass Australia Common Shares" and, collectively with the Worldwide Shares, the "Shares"), all of which are owned by LLPMA;

           WHEREAS, the Companies and the Company Subsidiaries are engaged in the commercial property management and leasing and facilities management and Project Management businesses throughout the world, and in the retail property management and leasing business throughout the United States and its territories (the "Compass Businesses");

           WHEREAS, LLPMA is engaged in the commercial property management and leasing and facilities management and Project Management businesses in Australia (the "Australian Business"). As used herein, all references to the Compass Businesses prior to the Australia Closing Date shall be deemed to include the Australian Business;

           WHEREAS, on or prior to the Worldwide Closing Date, LLPMA shall transfer certain assets of the Australian Business to Compass Australia (the "Australian Business Transfer"), pursuant to the Transfer and Sale Agreement, in the form attached as EXHIBIT A hereto (the "Australian Transfer Agreement"). As used herein, the Australian Business shall be deemed to include the Australian Business as conducted by LLPMA, Lend Lease and its Affiliates as of the date hereof; and

           WHEREAS, this Agreement sets forth the terms and conditions pursuant to which Buyer shall purchase all of the Shares.

           NOW THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, intending to be legally bound hereby, the parties hereto hereby agree as follows:


                               ARTICLE I

                      PURCHASE AND SALE OF SHARES

     Section 1.1 PURCHASE AND SALE OF THE WORLDWIDE SHARES. Upon the terms and subject to the conditions set forth herein, at the Worldwide
Closing:

           deliver to LaSalle or its designee(s) and LaSalle or its designee(s) shall purchase from Lend Lease Europe, all of the Compass
UK Common Shares owned by Lend Lease Europe, free and clear of all Liens;

           (b) Lend Lease International shall sell, assign, transfer and deliver to LaSalle or its designee(s) and LaSalle or its designee(s) shall purchase from Lend Lease International, all of the Compass Cayman Common Shares owned by Lend Lease International, free and clear of all Liens;

           (c) Lend Lease (US) Services shall sell, assign, transfer and deliver to LaSalle or its designee(s) and LaSalle or its designee(s) shall purchase from Lend Lease (US) Services, all of the Compass M&L Common Stock owned by Lend Lease (US) Services, free and clear of all Liens;

           (d) LLREI shall sell, assign, transfer and deliver to LaSalle or its designee(s) and LaSalle or its designee(s) shall purchase from LLREI, all of the ERE Retail Common Stock owned by LLREI, free and clear of all Liens; and

           (e) Lend Lease (US) Services shall sell, assign, transfer and deliver to LaSalle or its designee(s) and LaSalle or its designee(s) shall purchase from Lend Lease (US) Services, all of the TYGPM Common Stock owned by Lend Lease (US) Services, free and clear of all Liens.

     Section 1.1A PURCHASE AND SALE OF COMPASS AUSTRALIA SHARES. Upon the terms and subject to the conditions set forth herein, at the Australia Closing, LLPMA shall sell, assign, transfer and deliver to LPI Australia or its designee(s) and LPI Australia or its designee(s) shall purchase from LLPMA, all of the Compass Australia Common Shares owned by LLPMA, free and clear of all Liens;

     Section 1.2 PURCHASE PRICE
           (a) Upon the terms and subject to the conditions set forth herein, in consideration for the sale, assignment, transfer and delivery of the Worldwide Shares to Buyer or its designee(s) by Sellers, Buyer or its designee(s) shall (i) deliver, or cause to be delivered, to Sellers at the Worldwide Closing, the Worldwide Closing Payment and (ii) deliver, or cause to be delivered, to Lend Lease the payments, if any, required by Section 1.6 hereof. For purposes of this Agreement, "Worldwide Closing Payment" means US$167.0 million, as adjusted pursuant to Sections 1.2(b) and 1.2(f) hereof. Upon the terms and subject to the conditions set forth herein, in consideration for the sale, assignment, transfer and delivery of the Compass Australia Shares to LPI Australia or its designee(s), LPI Australia or its designee(s) shall deliver, or cause to be delivered, to LLPMA at the Australia Closing, the Australia Closing Payment. For purposes of this Agreement, "Australia Closing Payment" means US$13.0 million, as adjusted pursuant to sections 1.2(b) and 1.2(f) hereof and clause 8(c) of Exhibit I, "Closing Payments" means the sum of the Worldwide Closing Payment and the Australia Closing Payment, as adjusted pursuant to Sections 1.2(b) and 1.2(f) hereof, and "Purchase Price" means the sum of the Closing Payments, as adjusted pursuant to Sections 1.2(b) and 1.2(f) hereof, and the net amount of any payments made to Lend Lease pursuant to Section 1.6 hereof.

           (b) (i) On or prior to the second Business Day immediately preceding (x) the Worldwide Closing Date, Lend Lease shall deliver to Buyer
(A) an estimated balance sheet, as of the Worldwide Closing Date, of each of (1) Compass UK, (2) Compass Cayman, (3) Compass M&L, (4) ERE Retail and
(5) TYGPM (together, the "Worldwide Estimated Closing Balance Sheets"), and
(y) the Australia Closing Date, Lend Lease shall deliver to Buyer an estimated balance sheet, as of the Australia Closing Date, of Compass Australia (the "Compass Australia Estimated Closing Balance Sheet" and, together with the Worldwide Estimated Closing Balance Sheets, the "Estimated Closing Balance Sheets"). The Worldwide Estimated Closing Balance Sheets and the Compass Australia Estimated Closing Balance Sheet shall include a good faith estimate of Working Capital for each of Compass UK, Compass Cayman, Compass M&L, ERE Retail and TYGPM and Compass Australia, respectively, based on their respective Estimated Closing Balance Sheets (the "Estimated Working Capital Amounts"). Each of the Estimated Closing Balance Sheets shall be prepared by Lend Lease in a manner consistent with the preparation of the Financial Statements and the Estimated Working Capital Amounts shall be calculated in accordance with this Agreement. The Worldwide Closing Payment shall be increased or decreased, as applicable, on a dollar-for-dollar basis to the extent that:
(i) the Estimated Working Capital Amount of Compass UK is more or less, respectively, than US $200,000; (ii) the Estimated Working Capital Amount for Compass Cayman is more or less, respectively, than US $200,000; (iii) the Estimated Working Capital Amount for Compass M&L is more or less, respectively, than US $6,000,000; (iv) the Estimated Working Capital Amount for ERE Retail is more or less, respectively, than US $950,000; and
(v) the Estimated Working Capital Amount for TYGPM is more or less, respectively, than US $200,000 (the "Worldwide Closing Payment Adjustment"). The Australia Closing Payment shall be increased or decreased, as applicable, on a dollar-for-dollar basis to the extent that the Estimated Working Capital Amount for Compass Australia is more or less, respectively, than US $450,000 (the "Australia Closing Payment Adjustment" and together with the Worldwide Closing Payment Adjustment, the "Closing Payment Adjustments").

           (c) As soon as practicable, but in no event later than 30 days following (i) the Worldwide Closing Date, Buyer shall deliver to Lend Lease a balance sheet for each of Compass UK, Compass Cayman, Compass M&L, ERE Retail and TYGPM ("Worldwide Closing Balance Sheets"), and (ii) the Australia Closing Date, Buyer shall deliver to Lend Lease a balance sheet for Compass Australia ("Compass Australia Closing Balance Sheet" and, together with the Worldwide Closing Balance Sheet, the "Closing Balance Sheets"), in each case prepared by Buyer and reviewed by Buyer's independent certified public accountants, prepared as of the close of business on the Worldwide Closing Date for the Worldwide Companies and prepared as of the close of business on the Australia Closing Date for Compass Australia. The Worldwide Closing Balance Sheets and the Compass Australia Closing Sheet shall include a Working Capital calculation for each of Compass UK, Compass Cayman, Compass M&L, ERE Retail and TYGPM and Compass Australia, respectively, based on their respective Closing Balance Sheets (the "Closing Working Capital Amounts" and together with the Closing Balance Sheets, the "Closing Statements").

           (d) After receipt of the applicable Closing Statements, Lend Lease shall have 30 days for review. Unless Lend Lease delivers written notice to Buyer on or prior to the 30th day after receipt of the Closing Statements for the Worldwide Companies or Compass Australia, as applicable, of its disagreement as to any item included on or omitted from other such Closing Statements (a "Closing Statements Objection"), the parties shall be deemed to have accepted and agreed to such Closing Statements. If Lend Lease so notifies Buyer of a Closing Statements Objection, Buyer and Lend Lease shall, within 30 days following the date of such notice (the "Closing Statements Resolution Period"), attempt to resolve their differences. Any resolution by them as to any disputed amount shall be final and binding on the parties hereto. The term "Final Closing Balance Sheets" shall mean the definitive Closing Balance Sheets of each of Compass UK, Compass Cayman, Compass M&L, ERE Retail and TYGPM or Compass Australia, as applicable, or, in the absence of agreement, the definitive Closing Balance Sheets including any adjustments resulting from the determination made by the Neutral Auditor (in addition to those items theretofore agreed to by Buyer and Lend Lease). The term "Final Working Capital Amounts" shall mean the definitive Working Capital of each of Compass UK, Compass Cayman, Compass M&L, ERE Retail and TYGPM or Compass Australia, as applicable, as based on the applicable Final Closing Balance Sheets. For purposes of performing the calculation of the Final Working Capital Amounts, with respect to the Worldwide Companies, the applicable exchange rate in effect on the Worldwide Closing Date shall be used and, with respect to Compass Australia, the applicable exchange rate in effect on the Australia Closing Date shall be used.

           (e)   If, at the conclusion of the applicable Closing
Statements Resolution Period, Buyer and Lend Lease have not resolved all disputes, then all amounts remaining in dispute shall, at the election of either party, be submitted to a mutually agreeable, nationally recognized firm of independent public accountants, which shall not have provided material service to either Lend Lease or Buyer or their respective Affiliates within 24 months of the date on which either may have provided the other party with written notice (a "Notice") of its intention to submit the matter to arbitration (the "Neutral Auditor"). If Lend Lease and Buyer are unable to mutually agree upon an accounting firm within fifteen days of a Notice, an accounting firm shall be selected by the Chief Judge of the United States District Court for the Northern District of Illinois, seated in the City of Chicago. Each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses of the Neutral Auditor shall be borne equally by Buyer and Lend Lease. The Neutral Auditor shall act as an arbitrator to determine, based solely on the presentations by Buyer and Lend Lease, and not by independent review, only those issues remaining in dispute. The Neutral Auditor's determination shall be made within 30 days of its engagement, shall be set forth in a written statement delivered to Buyer and Lend Lease and shall be final and binding on the parties hereto.

           (f) The Worldwide Closing Payment or the Australia Closing Payment, as applicable, shall be increased or decreased, as applicable, on a dollar-for-dollar basis to the extent that the respective Final Working Capital Amounts for each of Compass UK, Compass Cayman, Compass M&L, ERE Retail and TYGPM, or Compass Australia, is more or less, respectively, than the respective Estimated Working Capital Amounts for each of them. All amounts payable pursuant this Section 1.2(f) shall be paid in US Dollars within five Business Days after the date that the applicable Closing Balance Sheet is agreed to by Buyer and Lend Lease or as determined by the Neutral Auditor (the "Closing Payment Due Date"). If Buyer or Lend Lease, as the case may be, defaults in the payment required by this Section 1.2(f), Buyer or Lend Lease, as applicable, shall pay interest on such overdue amount at the Default Rate per annum from the applicable Closing Payment Due Date until paid, together with expenses reasonably incurred to enforce collection.

     Section 1.3 CLOSING. Subject to the conditions set forth herein, the purchase and sale of the Worldwide Shares pursuant to this Agreement (the "Worldwide Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois, at 10:00 A.M., Chicago time, on the third Business Day following the date on which all of the conditions to each party's obligations hereunder set forth in Articles VII and VIII have been satisfied or waived, or such other time and place as Buyer and Lend Lease may mutually agree upon in writing. The date on which the Worldwide Closing is to occur is herein referred to as the "Worldwide Closing Date." Subject to the conditions set forth herein, the purchase and sale of the Compass Australia Shares pursuant to this Agreement (the "Australia Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois) set forth in the immediately preceding sentence, at 10:00 A.M., Chicago time, on the third Business Day following the date on which all of the conditions to each party's obligations hereunder set forth in Articles VII-A and VIII-A have been satisfied or waived, or such other time and place as Buyer and Lend Lease may mutually agree upon in writing. The date on which the Australia Closing is to occur is herein referred to as the "Australia Closing Date." The Worldwide Closing and the Australia Closing are collectively herein referred to as the "Closings."

     Section 1.4 DELIVERIES BY SELLERS AND THE COMPANIES.  At the
Worldwide Closing and the Australia Closing, respectively, Sellers and the Companies shall deliver, or cause to be delivered, to Buyer the following:

           (a) certificates representing all of the Worldwide Shares or the Compass Australia Shares, as applicable, in each case with all necessary and appropriate stock powers duly executed in blank or other duly executed instruments of transfer, and otherwise in a form acceptable to Buyer for transfer on the books of the applicable Companies;

           (b) the stock books, stock ledgers, minute books and corporate seals of each Worldwide Company or Compass Australia, as applicable, and each of their respective Subsidiaries (each a "Company Subsidiary" and, collectively, the "Company Subsidiaries"), except with respect to Compass UK and Compass Cayman as to which copies may be delivered;

           (c) copies of the Certificate of Incorporation (or similar organizational document) of each Worldwide Company and Company Subsidiary, or of Compass Australia, as applicable, certified after July 10, 1998 by the Secretary of State (or other appropriate authority) of such Company's jurisdiction of incorporation or formation;

           (d)   executed counterparts of any Consents referred to in
Section 5.3 hereof;

           (e)   the executive officer certificates referred to in Section
7.3 and 7A.3, respectively, hereof;

           (f) the opinion of counsel referred to in Section 7.4 and 7A.4, respectively, hereof;

           (g) resignations effective as of the Worldwide Closing Date from such officers and directors of each Worldwide Company and Subsidiary of a Worldwide Company, and as of the Australia Closing Date, from such officers and directors of Compass Australia, in each case as Buyer shall have requested in writing;

           (h)   at the Worldwide Closing, the reimbursement set forth in
Section 13.5(b) and (c); and

           (i) all other previously undelivered documents, instruments or writings reasonably requested by Buyer prior to the Worldwide Closing or the Australia Closing, as applicable, to be delivered by any Seller or Company to Buyer at or prior to the Worldwide Closing or the Australia Closing, respectively, pursuant to this Agreement or otherwise required in connection herewith.

     Section 1.5 DELIVERIES BY BUYER. At the Worldwide Closing and the Australia Closing, respectively, Buyer shall deliver, or cause to be delivered, to Sellers the following:

           (a) the Worldwide Closing Payment or the Australia Closing Payment, respectively;

           (b)   the executive officer certificate referred to in Section
8.3 and 8A.3, respectively, hereof;

           (c) the opinion of counsel referred to in Section 8.4 and 8A.4, respectively, hereof; and

           (d) all other previously undelivered documents, instruments or writings required to be delivered by Buyer to Sellers at or prior to the Worldwide Closing or the Australia Closing, respectively, pursuant to this Agreement or otherwise required in connection herewith.

     Section 1.6 EARNOUT PAYMENT.

           (a) As soon as practicable, but in no event later than 60 days following the period commencing on the Worldwide Closing Date and ending on the last day of the month in which the third anniversary of the Worldwide Closing Date occurs (the "Earnout Payment Period"), Buyer shall deliver to Lend Lease a written computation statement setting forth in reasonable detail, the Earnout Payment, if any, including Earnout Revenue (by property and type), Annual Equitable Revenue (by property and type), Three-Year Average Earnout Revenue and the other components thereof, prepared by Buyer and reviewed and certified as to accuracy by Buyer's independent public accountants (the "Earnout Payment Statement"). In addition, Buyer shall deliver to Lend Lease within 90 days after the first, second and fourth anniversaries of the Worldwide Closing Date, a written computation statement setting forth, in reasonable detail, the Earnout Revenue (by property and type) and Annual Equitable Revenue (by property and type), if any, for the twelve (12) month period just ended; PROVIDED, HOWEVER, that in no event shall such statements be certified as to accuracy by Buyer's independent public accountants.

           (b)   After receipt of the Earnout Payment Statement, Lend
Lease shall have 10 days to review it. Unless Lend Lease delivers written notice to Buyer on or prior to the 10th day after receipt of the Earnout Payment Statement of its disagreement as to any item included on or omitted from the Earnout Payment Statement (an "Earnout Payment Statement Objection"), the parties shall be deemed to have accepted and agreed to the Earnout Payment Statement. If Lend Lease so notifies Buyer of an Earnout Payment Statement Objection, Lend Lease and Buyer shall, within 10 days following the date of such notice (the "Resolution Period"), attempt to resolve their differences. Any resolution by them as to any disputed amount shall be final and binding on the parties hereto. The term "Final Earnout Payment Statement" shall mean the definitive Earnout Payment Statement, including the calculation of the Earnout Payment, Earnout Revenue, Annual Equitable Revenues and Three-Year Average Earnout Revenue agreed to by Lend Lease and Buyer in accordance with this Section 1.6(b), or in the absence of such agreement, the definitive Earnout Statement, including the Earnout Payment, Earnout Revenue, Annual Equitable Revenue, and Three-Year Average Earnout Revenue resulting from the determination made by the Neutral Auditor in accordance with Section 1.6(c) hereof (in addition to those items to which Lend Lease and Buyer have theretofore agreed).

           (c)   If, at the conclusion of the Resolution Period, Lend
Lease and Buyer have not resolved all disputes, then all amounts remaining in dispute shall, at the election of either party, be submitted to the Neutral Auditor. Each party agrees to execute, if requested by the Neutral Auditor, a reasonable engagement letter. All fees and expenses of the Neutral Auditor shall be borne equally by Lend Lease and Buyer. The Neutral Auditor shall act as an arbitrator to determine, based solely on the presentations by Lend Lease and Buyer, and not by independent review, only those issues remaining in dispute. The Neutral Auditor's determination shall be made within 30 days of its engagement, shall be set forth in a written statement delivered to Lend Lease and Buyer and shall be final and binding on the parties hereto.

           (d) The Earnout Payment, if any, as reflected in the Final Earnout Payment Statement, shall be paid in US Dollars in immediately available funds by wire transfer to an account designated by Lend Lease within five Business Days after the date that the Final Earnout Payment Statement is agreed to by Lend Lease and Buyer or as determined by the Neutral Auditor (the "Initial Earnout Payment Due Date"). If Buyer defaults in the payment of the Earnout Payment on the Initial Earnout Payment Due Date, Buyer shall pay interest on the Earnout Payment at the Default Rate per annum from the Initial Earnout Payment Due Date until paid, together with all expenses reasonably incurred to enforce collection.

           (e) As soon as practicable, but in no event later than 60 days following the period commencing on the Worldwide Closing Date and ending on the last day of the month in which the fifth anniversary of the Worldwide Closing Date occurs (the "Look Back Period"), Buyer shall deliver to Lend Lease a written computation statement setting forth, in reasonable detail, the Look Back Payment, if any, including Earnout Revenue (by property and type), Annual Equitable Revenue (by property and type), Five-Year Average Earnout Revenue and the other components thereof, prepared by Buyer and reviewed and certified as to accuracy by Buyer's independent public accountants (the "Look Back Payment Statement"). Lend Lease shall have the same opportunity to review the Look Back Payment Statement as it did the Earnout Payment Statement, and any disputes in respect of the Look Back Payment Statement shall be resolved in the same manner as disputes in respect of the Earnout Payment Statement, all in accordance with the provisions of clauses (a) through (c) of this Section 1.6. The term "Final Look Back Payment Statement" shall mean the definitive Look Back Payment Statement, including the calculation of the Look Back Payment agreed to by Lend Lease and Buyer, or in the absence of such agreement, the definitive Look Back Payment Statement, including the Look Back Payment resulting from the determination made by the Neutral Auditor (in addition to those items to which Lend Lease and Buyer theretofore agreed).

     (f)              (i)     In the event that (A) the Five-Year Average
Earnout Revenue, as reflected in the Final Look Back Payment Statement, is less than the Three-Year Average Earnout Revenue, as reflected in the Final Earnout Payment Statement, and (B) an Earnout Payment was made to Lend Lease pursuant to Section 1.6(d) hereof, then Lend Lease shall pay or cause to be paid to Buyer an amount (the "Lend Lease Look Back Payment") equal to the product of (1) the difference between the Three-Year Average Earnout Revenue, as reflected in the Final Earnout Payment Statement, and the Five-Year Average Earnout Revenue, as reflected in the Final Look Back Payment Statement, multiplied by (2) the Earnout Multiplier; PROVIDED, HOWEVER, that the Lend Lease Look Back Payment shall not exceed the Earnout Payment.

                 (ii) In the event that the Five-Year Average Earnout Revenue, as reflected in the Final Look Back Payment Statement, is greater than the Three-Year Average Earnout Revenue, as reflected in the Final Earnout Payment Statement, then Buyer shall pay or cause to be paid to Lend Lease an amount (the "Buyer Look Back Payment") equal to the product of (1) the difference between the Five-Year Average Earnout Revenue, as reflected in the Final Earnout Payment Statement, and the Three-Year Average Earnout Revenue, as reflected in the Final Look Back Payment Statement, multiplied by (2) the Earnout Multiplier; PROVIDED, HOWEVER, that the Buyer Look Back Payment, together with the Earnout Payment, shall not exceed the Earnout Maximum.

           (g) The Lend Lease Look Back Payment or the Buyer Look Back Payment, as the case may be, as reflected in the Final Look Back Payment Statement, shall be paid in US Dollars in immediately available funds by wire transfer to an account designated by Buyer or Lend Lease, as the case may be, within five Business Days after the date that Lend Lease and Buyer agree to the Final Look Back Payment Statement or as determined by the Neutral Auditor (the "Final Earnout Payment Due Date"). If Buyer defaults in the payment of any Buyer Look Back Payment on the Final Earnout Payment Date, Buyer shall pay interest on the Buyer Look Back Payment at the Default Rate per annum from the Final Earnout Payment Due Date until paid, together with all expenses reasonably incurred to enforce collection. If Lend Lease defaults in the payment of the Lend Lease Look Back Payment on the Final Earnout Payment Due Date, Lend Lease shall pay interest on the Lend Lease Look Back Payment at the Default Rate per annum from the Final Earnout Payment Due Date until paid, together with all expenses reasonably incurred to enforce collection.

           (h)   For purposes of this Section 1.6:

                 (i) "Annual Equitable Revenue" means the annual revenue received by or payable to Buyer or its Affiliates for each Fiscal Year from the provision of property management, facility management, leasing or Project Management services to the properties owned by the Equitable Related Entities. In the event there is a change in the strategic or tactical investment approach of any of the Equitable Related Entities that results in a greater than 20% increase in the Annual Equitable Revenue above US $20.7 million, which increased level is sustained, or is reasonably expected to be sustained, for a period of three or more years, the amount of such increase shall be included in the calculation of Earnout Revenue, but not in the calculation of Annual Equitable Revenue. The acquisition of properties in the normal course of business for any of the Equitable Related Entities, or the acquisition of portfolios of properties which are scheduled for disposition within three years, are by way of example, activities that would not result in incremental Earnout Revenue.

                 (ii) "Earnout Maximum" means US$77.5 million.

                 (iii)"Earnout Multiplier" means 2.3.

                 (iv) "Earnout Payment" means an amount equal to the product of (A) the Three-Year Average Earnout Revenue, multiplied by (B) the Earnout Multiplier; PROVIDED, HOWEVER, that in no event shall the Earnout Payment exceed the Earnout Maximum.

                 (v) "Earnout Revenue" means, all revenue received by or payable to Buyer or its Affiliates from the provision of property management, facility management, leasing or Project Management services to Lend Lease Controlled Properties that (A) were not served by the Compass Businesses during the twelve (12) month period immediately preceding the Worldwide Closing Date or (B) that were served by the Compass Businesses as of the Worldwide Closing Date but only with respect to such revenue received by or payable to Buyer or its Affiliates from the provision of property management, facility management, leasing or Project Management services that were not provided to such Lend Lease Controlled Properties during the twelve (12) month period immediately preceding the Worldwide Closing Date. Notwithstanding the foregoing, Earnout Revenue shall not include any of the following: (a) Annual Equitable Revenue, except as provided in Section 1.6(h)(i) hereof; PROVIDED, HOWEVER, that if any property set forth in Section 1.6(h)(v)(1) of the Company Disclosure
Schedule is acquired by Lend Lease or its Affiliates in a bona fide arm's-length transaction, revenue received by or payable to Buyer or its Affiliates from the provision of property management, facility management, leasing and Project Management services to any such acquired property shall be included in Earnout Revenue until such time as such property is no longer a Lend Lease Controlled Property; (b) revenue received by or payable to Buyer or its Affiliates from the provision of property management, facility management, leasing and Project Management services to those properties set forth in Section 1.6(h)(v)(1)(A) of the Company Disclosure Schedule (the "Knight Frank Properties"); (c) revenue received by or payable to Buyer or its Affiliates from the provision of property management, facility management, leasing and Project Management services to those clients set forth in Section 1.6(h)(v)(2) of the Company Disclosure Schedule; and (d) revenue received from Retail Development Services provided to any Lend Lease Controlled Property, except and only to the extent such revenue exceeds, in the aggregate, (A) US$7.5 million in the period commencing on the Worldwide Closing Date and ending on the last day of the month in which the third anniversary of the Worldwide Closing Date occurs and (B) US$12.5 million in the period commencing on the Worldwide Closing Date and ending on the last day of the month in which the fifth anniversary of the Worldwide Closing Date occurs.

                 Notwithstanding the foregoing, in the event that Lend Lease or its Affiliates disposes of a Lend Lease Controlled Property, revenue received by Buyer or its Affiliates from the provision of property management, facility management, leasing and Project Management services to such property shall only be included in Earnout Revenue (if Buyer or its Affiliates is retained by the new owner) until the earlier of (A) twelve months from the date such property is no longer a Lend Lease Controlled Property or (B) the date on which Buyer or any of its Affiliates no longer provides such services; PROVIDED that, with respect to clauses (A) and (B), Buyer or such Affiliate did not at the time of such sale participate and is not subsequently required to participate in a competitive bidding process in order to retain such assignment and; PROVIDED, FURTHER, that neither Buyer nor such Affiliate shall have any obligation to continue to provide any services at such Lend Lease Controlled Property after such sale.

                 If (A) at any time during the period beginning on the date hereof and ending on the Australia Closing Date, Compass Australia, LLPMA or Lend Lease enters into an agreement to provide management services to Westpac Banking Corporation and such agreement is assigned to Buyer or its Affiliates or (B) within 120 days following the Australia Closing Date, Buyer or any of its Affiliates enters into an agreement to provide management services to Westpac Banking Corporation, in each case pursuant to and in accordance with the terms of the bid for such services submitted by Lend Lease (without a material modification in the terms or conditions thereof including without limitation with respect to fees, services and terms), a copy of which is included in Section 1.6(h)(v)(3) of the Company Disclosure Schedule, revenue therefrom (net of unreimbursed project related personnel costs, fees and start-up costs) shall be included in Earnout Revenue. In the event that on the Australia Closing Date any Seller, Company or Company Subsidiary serves as oversight manager of a Lend Lease Controlled Property located in Australia and, following the Australia Closing Date, a Company or Company Subsidiary becomes the property manager for such property, revenue derived from additional fees received as the direct property manager, net of the amount of any fees historically received for oversight services provided, shall be included in Earnout Revenue, unless the property manager who shall have been replaced by a Company or Company Subsidiary after the Australia Closing Date is Buyer, Jones Lang Wootton or any of their respective Affiliates. Notwithstanding anything to the contrary contained herein, revenue derived from the Australia Business shall only be eligible for inclusion in the calculation of Earnout Revenue after the Australia Closing Date.

                 (vi) "Equitable Related Entities" means the Equitable General Account, Prime Property Fund ("PPF"), the Value Enhancement Fund
(VEF) I and the Value Enhancement Fund (VEF) II.

                 (vii)"Five-Year Average Earnout Revenue" means an amount equal to (A) the quotient obtained by dividing (1) the sum of all Earnout Revenue received by or payable to Buyer or its Affiliates during the Look Back Period, by (2) five; minus (B) the sum of (x) US$4.6 million and (y) the Five-Year Equitable Revenue Shortfall, if any.

                 (viii) "Five-Year Average Equitable Revenue" means an amount equal to (A) the sum of the Annual Equitable Revenue received by or payable to Buyer during the Look Back Period divided by (B) five.

                 (ix) "Five-Year Equitable Revenue Shortfall" means an amount, if positive, equal to (A) US$20.7 million minus (B) the Five-Year Average Equitable Revenue.

                 (x) "Three-Year Average Earnout Revenue" means an amount, if positive, equal to (A) the quotient obtained by dividing (1) the sum of all Earnout Revenue received by or payable to Buyer or its Affiliates during the Earnout Payment Period by (2) three; minus (B) the sum of (x) US$4.6 million and (y) the Three-Year Equitable Revenue Shortfall, if any.

                 (xi) "Three-Year Average Equitable Revenue" means an amount equal to (A) the sum of the Annual Equitable Revenue received by or payable to Buyer during the Earnout Payment Period divided by (B) three.

                 (xii)"Three-Year Equitable Revenue Shortfall" means an amount, if positive, equal to (A) US$20.7 million minus (B) the Three-Year Average Equitable Revenue.

     For purposes of this Section 1.6, "revenue" shall mean revenue net of any reimbursable expenses. For purposes of converting revenue into US Dollars in performing the calculations hereunder, the exchange rate in effect at the end of the month in which such revenue is received shall be used.

           (i) Notwithstanding anything to the contrary contained herein or in the Strategic Alliance Agreement, neither Buyer nor any of its Affiliates (including the Companies and the Company Subsidiaries) shall have any obligation to bid for any property management, leasing, facility management or Project Management assignment relating to a Lend Lease Controlled Property from Lend Lease or its Affiliates or any of the Equitable Entities. Notwithstanding the foregoing, if Lend Lease or any of its Affiliates offers to Buyer or any of its Affiliates any property management, leasing, facility management or Project Management assignment relating to a Lend Lease Controlled Property in a geographic market in which Buyer or any such Affiliate is operating at the time of such offer and Buyer or its Affiliate otherwise has the current capacity to perform such services, and Buyer or its Affiliate declines such offer (an "Offered Assignment"), revenue that would have been received by or payable to Buyer or its Affiliates from the provision of property management, facility management, leasing and Project Management services pursuant to such Offered Assignment during the Earnout Payment Period shall be included in the calculation of Earnout Revenue or Annual Equitable Revenue (such amount to be calculated by multiplying the projected revenue from such Offered Assignment during the initial twelve month period of the assignment by the lesser of (x) the number of full years plus any fraction of a year during the initial term of the agreement and (y) the number of full years plus any fraction of a year remaining during the Earnout Payment Period), as the case may be, PROVIDED, HOWEVER, that such revenue shall not be included if
(i) the terms and conditions of such Offered Assignment are not consistent with the terms and conditions for comparable properties and services located in the same geographic market as such Offered Assignment or (ii) the acceptance of an Offered Assignment would, in the reasonable judgment of Buyer, (a) be "inconsistent with the strategic objectives of Buyer;" (b) result in annual EBITDA of less than 43% of projected revenue with respect to the Offered Assignment; (c) be barred by or conflict with other contractual obligations of Buyer or its Affiliates; (d) preclude Buyer or its Affiliates from bidding on or accepting an alternative assignment (an "Alternative Assignment") which Alternative Assignment would reasonably be expected to result in an increase in profits to Buyer or its Affiliates compared to that which would reasonably be expected to have been derived from the Offered Assignment; PROVIDED, HOWEVER, that at the time of such Offered Assignment, Buyer shall have received notice of a potential Alternative Assignment and prior to declining the Offered Assignment, Buyer shall have provided Lend Lease with written notice of such Alternative Assignment; (e) Buyer or its Affiliates have a reasonable basis to believe that the provision of services by Buyer or its Affiliates under such Offered Assignment will not continue for a period of more than two years; or (f) be barred by or inconsistent with applicable Law (each, a "Prohibiting Factor"). An Offered Assignment shall be deemed to be "inconsistent with the strategic objectives of Buyer" if Buyer or its Affiliates are no longer accepting new assignments or providing any or all of the services required by the Offered Assignment in the geographic area or Buyer or its Affiliates has discontinued providing or determined not to provide any or all of the services required by the Offered Assignment for the particular type of property. Nothing contained herein shall prevent Buyer or its Affiliates from terminating any property management, leasing, facility management or Project Management assignment in accordance with the terms of the related agreement; PROVIDED that in the event that Buyer withdraws its acceptance of a bid or elects to no longer perform services for a Lend Lease Controlled Property prior to the expiration of the initial term of the assignment (a "Rejected Assignment") other than as a result of
(i) a breach of the agreement by the other party, or (ii) the existence of a Prohibiting Factor, the revenue that would have been received by or payable to Buyer or its Affiliates from such Rejected Assignment during the Earnout Period for such initial term shall be included in Earnout Revenue or Annual Equitable Revenue (such amount to be calculated by multiplying the projected revenue from the provision of property management, facility management, leasing or Property Management Services to such Rejected Assignment during the initial twelve month period of the assignment by the lesser of (x) the number of full years plus any fraction of a year remaining during the initial term of the agreement and (y) the number of full years plus any fraction of a year remaining during the Earnout Payment Period), as the case may be; PROVIDED, FURTHER that in the event that Buyer accepts an assignment from Lend Lease or its Affiliates for a Lend Lease Controlled Property which, at the time of such acceptance, was projected to yield annual EBITDA of less than 43% of projected revenue for such assignment, Buyer or its Affiliates may elect to terminate such assignment at any time and any future revenue that may have been derived therefrom shall not be included in any revenue calculation hereunder.

           (j) On the second Business Day following the end of the 120 day period following each of the third and fifth anniversaries of the Worldwide Closing Date, Buyer shall deliver to Lend Lease a statement (a "Doubtful Accounts Statement") setting forth (A) all Accounts Receivable, if any, which have been included in the calculation of Earnout Revenue and which have not been collected by Buyer within the 120 day period following the third or fifth anniversary of the Worldwide Closing Date, as the case may be (the "Doubtful Accounts"), and (B) a recalculation of the Earnout Payment (the "Recalculated Earnout Payment") or the Buyer Look Back Payment or Lend Lease Look Back Payment (the "Recalculated Look Back Payment"), as the case may be, without the inclusion of any Doubtful Accounts for such period. Lend Lease shall pay or cause to be paid to Buyer an amount (the "Doubtful Accounts Payment") equal to the amount by which the Recalculated Earnout Payment is less than the Earnout Payment or the Recalculated Look Back Payment is less than the Buyer Look Back Payment or greater than the Lend Lease Look Back Payment, as the case may be. The Doubtful Accounts Payment shall be paid in US Dollars in immediately available funds by wire transfer to an account designated by Buyer, within five Business Days after the date that Buyer shall have delivered the Doubtful Accounts Statement ("Recalculated Look Back Payment Due Date"). Lend Lease shall pay interest on the Doubtful Accounts Payment at the Interest Rate per annum from the date on which the Earnout Payment, the Buyer Look Back Payment or Lend Lease Look Back Payment, as the case may be, which included such Doubtful Accounts, was made, through the Recalculated Look Back Payment Due Date.
In addition, if Lend Lease defaults in the payment of the amount described in this Section 1.6(j) on the Recalculated Look Back Payment Due Date, Lend Lease shall pay interest on the Doubtful Accounts Payment (including interest therein through the Recalculated Look Back Payment Due Date) from the Recalculated Look Back Payment Due Date until paid, together with all expenses reasonably incurred to enforce collection. After the Worldwide Closing Date or the Australia Closing Date, as the case may be, Buyer shall use all commercially reasonable efforts to collect the Doubtful Accounts. In the event that Lend Lease makes a payment pursuant to this Section 1.6(j), Buyer shall, at its sole election, either (A) assign to Lend Lease all of its rights and interest in and to such Doubtful Account or (B) continue to use commercially reasonable efforts to collect such receivable and remit to Lend Lease any amounts Buyer may collect with respect to such receivable. No Doubtful Account shall be included in any calculation contained in this Section 1.6, except for purposes of this Section 1.6(j).

           (k) Lend Lease (US) and Buyer shall allocate the Earnout Payment and Buyer Lookback Payment or Lend Lease Lookback Payment, if any, in accordance with the fair market values of the Companies and Company Subsidiaries as set forth in Section 9.4 hereof.


                              ARTICLE II

                       PRE-CLOSING TRANSACTIONS
                       ------------------------

     Section 2.1 RETRANSFER OF FOREIGN INTANGIBLE PROPERTY RIGHTS. Prior to the Worldwide Closing: (i) the Foreign Intangibles (as defined in the Agreement for the Sale of Foreign Intellectual Property Rights, dated as of June 30, 1997, between Compass M&L and Lend Lease International), (the "1997 Compass M&L Intangible Sale Agreement"), which were transferred to Lend Lease International pursuant to the 1997 Compass M&L Intangible Sale Agreement, together with all improvements, additions and modifications thereto, and the licensor's rights and obligations under: (a) the License Agreement, dated February 6, 1996, between Compass M&L and Compass Cayman,
(b) the Consulting and Services Agreement, dated March 29, 1998, by and between Compass M&L, Compass UK, PPM FM Holdings Ltd., and PPM Holdings Ltd., and (c) the Software License Agreement, dated March 29, 1998, by and among Compass M&L, Compass UK, PPM FM Holdings Ltd., and PPM Holdings Ltd., shall be transferred to Compass M&L pursuant to an Agreement for the Sale of Foreign Intellectual Property Rights to Compass Management & Leasing, Inc., in the form attached as EXHIBIT C hereto (the "1998 Compass M&L Foreign Intangible Sale Agreement"), and (ii) the Foreign Intangibles (as defined in the Agreement for the Sale of Foreign Intellectual Property Rights, dated June 30, 1997 between ERE Retail and Lend Lease International) (the "1997 ERE Retail Intangible Sale Agreement"), which were transferred to Lend Lease International, pursuant to the 1997 ERE Retail Intangible Sale Agreement, together with all improvements, additions and modifications thereto, shall be transferred to ERE Retail pursuant to an Agreement for the Sale of Foreign Intellectual Property Rights to ERE Yarmouth Retail Inc., in the form attached as EXHIBIT D hereto (the "1998 ERE Retail Foreign Intangible Sale Agreement" and, together with the 1998 Compass M&L Foreign Intangible Sale Agreement, the "Foreign Intangible Sale Agreements"); PROVIDED, HOWEVER, Buyer shall determine, in its sole judgement, the purchase price at which such Foreign Intangibles are to be transferred pursuant to the Foreign Intangible Sale Agreements.

     Section 2.2 COMPASS M&L SHARE PURCHASE. Prior to the Worldwide Closing, Compass M&L shall purchase, at no cost to Compass M&L, the Companies or Company Subsidiaries or any of their respective Affiliates, all of the shares of Compass Management and Leasing Co., a Colorado corporation ("Compass Colorado"), owned by Robert Bennett, free and clear of all Liens, such that, immediately prior to the Worldwide Closing, Compass M&L shall own all of the issued and outstanding shares of capital stock of Compass Colorado, free and clear of all Liens.

     Section 2.3 INTERCOMPANY AND INTRACOMPANY ACCOUNTS. Effective as of the Worldwide Closing, all intercompany and intracompany receivables, payables and loans then existing between Sellers or any Continuing Affiliate, on the one hand, and any Worldwide Company or Subsidiary of a Worldwide Company on the other hand, shall be settled by way of capital contribution in kind (with respect to receivables of the Worldwide Company and the Subsidiaries of a Worldwide Company owed by Seller or any Continuing Affiliate) or by way of dividend in kind (with respect to payables or loans due to Sellers or any Continuing Affiliate). Notwithstanding the foregoing, those intracompany loans set forth in
Section 2.3 of the Company Disclosure Schedule shall remain outstanding following the Worldwide Closing in the amounts set forth therein.
Effective as of the Australia Closing, all intercompany and intracompany receivables, payables and loans (including any obligation to "Seller" (as defined in the Australian Transfer Agreement) then existing between Sellers or any Continuing Affiliate, on the one hand, and Compass Australia on the other hand, shall be settled by way of capital contribution in kind (with respect to receivables of Compass Australia owed by Seller or any Continuing Affiliate) or by way of dividend in kind (with respect to payables or loans due to Sellers or any Continuing Affiliate).

     Section 2.4 NAME CHANGE.   Prior to the Worldwide Closing, with
respect to the Worldwide Companies, and prior to the Australia Closing, with respect to Compass Australia each Seller may change the names of all Companies and Company Subsidiaries and all Intangible Property Rights that they own or license so that they do not contain any name, mark, logo, trade dress or other identifying words or images which are similar to "ERE," "Yarmouth," "Lend Lease" or any combination thereof. When changing such names, each Seller agrees to use any name recommended by Buyer, provided that such recommended name does not contain any of the names listed above or any combination thereof or is not otherwise prohibited by Law.


                              ARTICLE III

                    REPRESENTATIONS AND WARRANTIES
                              OF SELLERS

           Lend Lease with respect to itself and each Seller, Company and Company Subsidiary, and each other Seller severally with respect to itself and each Company in which such Seller is a shareholder and any Company Subsidiary of such Company, represents and warrants to Buyer that:

     Section 3.1 OWNERSHIP OF SHARES. Seller owns and has an unqualified right to, and shall transfer to Buyer (i) at the Worldwide Closing, good, valid and marketable title to the Worldwide Shares in any Worldwide Company in which such Seller is a shareholder, free and clear of all Liens, and
(ii) at the Australia Closing, good, valid and marketable title to the Compass Australia Shares, free and clear of all Liens.

     Section 3.2 CORPORATE ORGANIZATION. Seller and each Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization; (b) has full power and authority to carry on the Compass Businesses as they are now being conducted by it and to own the properties and assets it now owns; and
(c) is duly qualified or licensed to do business as a foreign Person in good standing in the jurisdictions listed in Section 3.2 of the Company Disclosure Schedule, which are all the jurisdictions in which such qualification or licensing is required, except jurisdictions in which the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect. The copies of the certificates of incorporation and bylaws (or similar organizational documents) of each Company heretofore delivered to Buyer by Seller are complete and correct copies of such instruments, as presently in effect. Section 3.2 of the Company Disclosure Schedule sets forth an accurate and complete organizational chart showing Sellers and all entities through which the Compass Businesses are conducted.

     Section 3.3 CAPITALIZATION OF THE COMPANIES. As of the date of this Agreement, the authorized capital stock of each Company and Company Subsidiary is as set forth in Section 3.3 of the Company Disclosure Schedule, which Section sets forth the par value per share (except in the case of Compass Australia), the number of shares issued and outstanding and the owner of such shares and the number of shares held in treasury with respect to each class of stock of each Company and Company Subsidiary. All issued and outstanding shares of capital stock or ownership interests of each Company are validly issued, fully paid and nonassessable and free of preemptive or similar rights. The Shares constitute all of the issued shares in the capital of the relevant Company. There are no outstanding
(a) securities convertible into or exchangeable for, directly or indirectly, the capital stock of or ownership interests in any Company or Company Subsidiary; or (b) subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale, transfer or voting of any shares of capital stock of or ownership interests in any Company or Company Subsidiary.

     Section 3.4 SUBSIDIARIES AND AFFILIATES. Section 3.4 of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation or formation and capitalization of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is qualified to do business.

No Company owns, directly or indirectly, any capital stock or other equity securities of any Person or has any direct or indirect equity or ownership interest in any partnership, joint venture or business not listed in
Section 3.4 of the Company Disclosure Schedule. Except as and to the extent set forth in Section 3.4 of the Company Disclosure Schedule, all the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by a Company free and clear of all Liens, and is validly issued, fully paid and nonassessable. Each Company Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (b) has full power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified or licensed to do business as a foreign Person in good standing in the jurisdictions listed in Section 3.4 of the Company Disclosure Schedule, which are all the jurisdictions in which such qualification or licensing is required, except jurisdictions in which the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect. The copies of the certificate of incorporation and bylaws (or similar organizational documents) of each Company Subsidiary heretofore delivered to Buyer by Sellers are complete and correct copies of such instruments, as presently in effect.

     Section 3.5 AUTHORIZATION. Seller and each Company has full power and authority to enter into this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements to which it is a party and to carry out the transactions contemplated hereby and thereby. The board of directors (or similar governing body) and stockholder(s) of Seller and each Company has taken all action required by Law, Seller's and each Company's certificate of incorporation and bylaws (or similar organizational documents) or otherwise to be taken by it or them to authorize the execution and delivery of this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, and this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements are valid and binding agreements of Seller and each Company party thereto, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization and other similar Laws affecting creditors generally and by the availability of equitable remedies.

     Section 3.6 NO VIOLATION. Neither the execution and delivery of this Agreement, the Strategic Alliance Agreement nor any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby shall
(a) violate or be in conflict with any provision of the certificate of incorporation or bylaws (or similar organizational documents) of Seller, any Company or Company Subsidiary; (b) except as specified in Section 3.6 of the Company Disclosure Schedule, violate, be in conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, cause or permit the acceleration of, or give rise to any right of termination, imposition of fees or penalties under, any debt, Contract, instrument or other obligation to which Seller, any Company or Company Subsidiary is a party or by which its assets are bound or affected, or result in the creation or imposition of any Lien upon any property or assets of Seller, any Company or Company Subsidiary; or (c) violate any statute, law, judgment, decree, order, regulation, rule or other similar authoritative matters ("Law") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority ("Authority").

     Section 3.7 UNAUDITED FINANCIAL STATEMENTS. Set forth in Section 3.7 of the Company Disclosure Schedule are (i) the unaudited combined balance sheet of the Companies as of December 31, 1997 (the "Company 1997 Unaudited Balance Sheet") and the related statements of income for the fiscal year then ended (the "Company Unaudited Financial Statements"); and (ii) the unaudited balance sheet of the Companies as of June 30, 1998 (the "Company Interim Balance Sheet"), and the related statements of income for the six-month period then ended (the "Company Interim Financial Statements" and, together with the Company Unaudited Financial Statements, the "Financial Statements"). Such Financial Statements are true, complete and accurate and fairly present the combined financial condition and results of operations of the Companies as of and for the periods referred to therein. The Financial Statements have been derived from the books and records of Sellers and the Company Audited Financial Statements and the Companies and have been prepared in accordance with GAAP consistently applied throughout the periods involved.

     Section 3.7A AUDITED FINANCIAL STATEMENTS. Sellers will promptly after the date hereof provide Buyer with (i) the audited combined balance sheet of the Companies as of December 31, 1997 and the related statements of income, changes in stockholders' equity and cash flows for the calendar year then ended (the "Company Audited Financial Statements"); and (ii) the audited balance sheet of the Companies as of June 30, 1998, and the related statements of income, changes in stockholders' equity and cash flows for the six-month period then ended (the "Company Audited Interim Financial Statements" and, together with the Company Audited Financial Statements, the "Audited Financial Statements"). Such Audited Financial Statements will be true, complete and accurate and fairly present the assets, liabilities and financial condition of the Companies, as of the respective dates thereof, and the statements of income, changes in stockholders' equity and cash flows and the notes thereto included therein will be true, complete and accurate and fairly present the results of operations, retained earnings and cash-flows, as the case may be, of the Companies, for the periods referred to therein. The Audited Financial Statements shall have been derived from the books and records of Sellers and the Companies and have been prepared in accordance with GAAP consistently applied throughout the periods involved.

           The accounting books and records of the Companies and Company Subsidiaries and of Lend Lease, LLPMA and their respective Affiliates as they relate to the Australian Business (i) are correct and complete in all material respects; (ii) are current in a manner consistent with past practice; and (iii) have recorded therein all the properties, assets and liabilities of the Companies, the Company Subsidiaries and the Australian Business (except where the failure to so record would not violate GAAP as consistently applied by the Company, the Company Subsidiaries and the Australian Business).

     Section 3.8 NO UNDISCLOSED LIABILITIES. There are no Liabilities of any Company or Company Subsidiary of any kind whatsoever and, to the Knowledge of each Seller, Company or Company Subsidiary, there is no valid basis for the assertion of any such Liabilities, and no condition, situation or set of circumstances exists which could reasonably be expected to result in a Liability, other than:

           (a) Liabilities adequately and expressly reflected and reserved for in the Company 1997 Unaudited Balance Sheet;

           (b) Liabilities incurred in the ordinary and usual course of business consistent with past practice since December 31, 1997, which, individually or in the aggregate, are not material to the Companies, the Company Subsidiaries and the Australian Business taken as a whole; and

           (c) Liabilities and obligations that are set forth in Section 3.8(c) of the Company Disclosure Schedule.

     Section 3.9 ABSENCE OF CERTAIN CHANGES. Except as and to the extent set forth in Section 3.9 of the Company Disclosure Schedule, since December 31, 1997, (a) each Company and Company Subsidiary has conducted its businesses and Lend Lease, LLPMA and their respective Affiliates have conducted the Australian Business only in the ordinary and usual course of business consistent with past practice and (b) neither any Company or any Company Subsidiary nor Lend Lease or LLPMA nor any of their respective Affiliates, with respect to the Australian Business, has:

                 (i) suffered any adverse change in its business, customers or customer relations, employees or employee relations, operations, properties, prospects, working capital, condition (financial or otherwise), assets, Liabilities or reserves which, in any case or in the aggregate, could have a Material Adverse Effect;

                 (ii) paid, discharged or satisfied any Liabilities other than the payment, discharge or satisfaction in the ordinary and usual course of business and consistent with past practice of Liabilities reflected or reserved against in the Financial Statements or current Liabilities incurred since December 31, 1997 in the ordinary and usual course of business consistent with past practice;

                 (iii)permitted or allowed any of its properties or assets (real, personal or mixed, tangible or intangible) to be subjected to any Liens, except for Permitted Liens;

                 (iv) cancelled any debts or waived any claims or rights of substantial value other than in the ordinary course of business consistent with past practice;

                 (v) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary and usual course of business, consistent with past practice, except pursuant to the Australian Transfer Agreement;

                 (vi) made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry;

                 (vii)settled or agreed to settle any litigation, action or proceeding before any Authority other than in the ordinary and usual course of business, consistent with past practice, but in no event resulting in out-of-pocket Liabilities to any Company or Company Subsidiary or Lend Lease, LLPMA or any of their respective Affiliates with respect to the Australian Business, in excess of US$10,000, individually, or US$50,000 in the aggregate, or (B) any form of non-monetary recovery, including, without limitation, consents, restraining orders or injunctions;

                 (viii) except as reflected in the Company 1997 Unaudited Balance Sheet, made any single capital expenditure or commitment in excess of US$20,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of US$100,000 for additions to property, plant, equipment or intangible capital assets;

                 (ix) except as required by Section 2.3 hereof, declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of any Company or Company Subsidiary;

                 (x) made any change in any method of financial or tax accounting or financial or tax accounting practice;

                 (xi) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any Contract or other arrangement with, any of its officers or directors or shareholders, or any Affiliate or Associate of any of its officers or directors or shareholders, except pursuant to the Australian Transfer Agreement;

                 (xii)agreed to act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any Person, or granted or extended any power of attorney other than in the ordinary course of business, consistent with past practice;

                 (xiii)     prepaid any obligation having a fixed
maturity of more than 90 days from the date such obligation was issued or incurred; or

                 (xiv)agreed, whether in writing or otherwise, to take any action described in this Section 3.9.

     Section 3.10     REAL PROPERTY.

           (a) OWNED REAL PROPERTY. None of the Companies, Company Subsidiaries, Lend Lease, LLPMA or their respective Affiliates with respect to the Australian Business, owns any real property, other than fixtures and Leased Real Property.

           (b) REAL PROPERTY LEASES. Section 3.10(b) of the Company Disclosure Schedule contains a complete and correct list of all real property leased (the "Leased Real Property") by any Company or Company Subsidiary, as tenant, or leased in connection with the Australian Business, setting forth the address, landlord and tenant for each such lease (collectively, the "Real Property Leases"). Seller has delivered or caused each applicable Company or Company Subsidiary to deliver to Buyer correct and complete copies of the Real Property Leases (including any amendments, modifications or supplements thereto). Except as set forth in
Section 3.10(b) of the Company Disclosure Schedule, each Real Property Lease is legal, valid, binding, enforceable, and in full force and effect against any Company or Company Subsidiary that is the tenant thereunder, and, to the Knowledge of each Seller, Company or Company Subsidiary, the other party thereto, except as enforcement may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies. No Seller, Company, Company Subsidiary or, to the Knowledge of each Seller, Company or Company Subsidiary, any other party, is in default, violation or breach in any respect under any Real Property Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any Real Property Lease by Seller, any Company or Company Subsidiary, or, to the Knowledge of each Seller, Company or Company Subsidiary, by any other party. Each Real Property Lease grants a Company or Company Subsidiary or, with respect to the Australian Business, Lend Lease, LLPMA or their respective Affiliates prior to the consummation of the Australian Business Transfer or Compass Australia following the consummation of the Australian Business Transfer, the exclusive right to use and occupy the demised premises thereunder (the "Demised Premises"). Each Company and each Company Subsidiary and, with respect to the Australian Business, Lend Lease, LLPMA or their respective Affiliates prior to the consummation of the Australian Business Transfer or Compass Australia following the consummation of the Australian Business Transfer, have good and valid title to the leasehold estate under each Real Property Lease to which it is a party, free and clear of all Liens, other than Permitted Liens. Each Company and Company Subsidiary and with respect to the Australian Business, Lend Lease, LLPMA or their respective Affiliates prior to the consummation of the Australian Business Transfer or Compass Australia following the consummation of the Australian Business Transfer enjoys peaceful and undisturbed possession under its respective Real Property Leases. Neither any Company or Company Subsidiary nor Lend Lease, LLPMA nor any of their respective Affiliates has sublet to any third party any portion of the Leased Real Property.

           (c) NO PROCEEDINGS. There are no eminent domain or other similar proceedings pending or, to the Knowledge of each Seller, Company or Company Subsidiary, threatened affecting any portion of the Demised Premises and there is no writ, injunction, decree, order or judgment outstanding, nor any action, claim, suit or proceeding, pending or to the Knowledge of each Seller, Company or Company Subsidiary, threatened, relating to the ownership, lease, use, occupancy or operation of any Demised Premises by any Company or Company Subsidiary, or relating to the real property taxes or assessments payable by any Company or Company Subsidiary in respect thereof.

           (d) CURRENT USE. The use and operation of the Demised Premises by any Company or Company Subsidiary does not violate any instrument of record or any other instrument or Contract affecting the Demised Premises and there is no violation of any covenant, condition, restriction, easement or order of any Authority having jurisdiction over such property or of any other Person entitled to enforce the same affecting the Demised Premises or the use or occupancy thereof.

     Section 3.11     INTANGIBLE PROPERTY RIGHTS.

           (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and accurate list of the following types of Intangible Property Rights owned or held by any Company or Company Subsidiary or to be transferred pursuant to the Foreign Intangible Sale Agreements or Related to the Australian Business: all United States, state, international and foreign (i) patents and patent applications; (ii) registered trademarks, service marks, and pending registrations therefor; (iii) material common law trademarks, service marks and trade names; (iv) Internet domain names;
(v) registered copyrights and copyright applications; and (vi) material unregistered copyrights other than those in Computer Programs which are listed on Schedule 3.11(c).

           (b) Section 3.11(b) of the Company Disclosure Schedule identifies all license Contracts relating to Intangible Property Rights to which any Company or Company Subsidiary is the licensee or sublicensee or to which Lend Lease, LLPMA or any of their respective Affiliates is a party and Related to the Australian Business or to be transferred pursuant to the Foreign Intangible Sale Agreements. Each Intangible Property License is a valid, legally binding obligation of Seller, the Company or Company Subsidiary, and, to the Knowledge of each Seller, Company or Company Subsidiary, all other parties thereto, enforceable in accordance with its terms. With respect to each Intangible Property License, each Company and Company Subsidiary and Lend Lease, LLPMA and their respective Affiliates has made all payments required thereunder and there are no breaches or defaults (or events, which, with the giving of notice or passage of time, would constitute a default) by Seller, the Company or Company Subsidiary, and, to the Knowledge of each Seller, Company or Company Subsidiary, any other party thereto.

           (c) Section 3.11(c) of the Company Disclosure Schedule lists all of the material Computer Programs (other than off-the-shelf applications having a purchase price or initial license fee of less than US$10,000) which are owned, licensed, leased by any Company or Company Subsidiary or by Lend Lease, LLPMA or any of their respective Affiliates Related to the Australian Business, or will be transferred pursuant to the Foreign Intangible Sale Agreements and identifies which Company, Company Subsidiary or other company uses such Computer Programs, and which Computer Programs are owned, licensed, leased, as the case may be. All Computer Programs identified in Section 3.11(c) of the Company Disclosure Schedule as owned by the Company or Company Subsidiary, Lend Lease, LLPMA or any of their respective Affiliates or which will be transferred pursuant to the Foreign Intangible Sale Agreements were either developed by (i) employees of a Company, Company Subsidiary or Lend Lease, LLPMA or any of their respective Affiliates within the scope of their employment, (ii) third parties as "works-made-for-hire," as that term is defined under Section 101 of the United States Copyright Act, pursuant to written Contracts or (iii) independent contractors who have assigned their rights to the appropriate Company, Company Subsidiary, Lend Lease or other Affiliate of Lend Lease pursuant to written Contracts.

           (d) Each Company and Company Subsidiary and Lend Lease, LLPMA or any of their respective Affiliates with respect to the Australian Business, and the Foreign Intangibles to be transferred pursuant to the Foreign Intangible Sales Agreements owns, or has the valid right to use, sell or license, each Worldwide Company will, after the Worldwide Closing, own, or have the valid right to use, sell or license, and Compass Australia will, after the Australia Closing, own, or have the valid right to use, sell or license, the Intangible Property Rights Related to the Compass Businesses and the Australia Business, as applicable, free and clear of all Liens other than Permitted Liens. Except as set forth in
Section 3.11(d)(1) of the Company Disclosure Schedule, no Company or Company Subsidiary or Lend Lease, LLPMA or any of their respective Affiliates with respect to the Australian Business, licenses any Intangible Property Rights Related to the Compass Businesses to any third parties. Except as set forth in Section 3.11(d)(2) of the Company Disclosure Schedule, (i) the appropriate Company or Company Subsidiary is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each registration and application listed in
Section 3.11(a) of the Company Disclosure Schedule, and (ii) no registration or application listed in Section 3.11(a) of the Company Disclosure Schedule is the subject of any pending, existing, or, to the Knowledge of each Seller, Company or Company Subsidiary, threatened opposition, interference, cancellation or other proceeding before any Authority. Except as set forth on Schedule 3.11(a) Intangible Property Rights listed in Section 3.11(a) of the Company Disclosure Schedule are valid and subsisting, are in full force and effect in all material respects, and have not been cancelled, expired or abandoned.

           (e) To the Knowledge of each Seller, Company or Company Subsidiary, the operation of the Compass Businesses does not infringe upon, dilute, violate or misappropriate any intangible proprietary right of any third party, and, except as set forth in Section 3.11(e) of the Company Disclosure Schedule there are no claims pending or, to the Knowledge of each Seller, Company or Company Subsidiary, threatened, alleging to such effect. To the Knowledge of each Seller, Company or Company Subsidiary, no third party is infringing upon, diluting, violating or misappropriating any Intangible Property Rights owned or controlled by any Company or Company Subsidiary or which will be owned or controlled by Compass Australia after the Australian Business Transfer, or to be transferred pursuant to the Foreign Intangible Sale Agreements and, except as set forth in Section 3.11(e) of the Company Disclosure Schedule, no such claims have been made by any Seller, Company or Company Subsidiary within the past three years.

           (f) Except as set forth in Section 3.11(f) of the Company Disclosure Schedule, with respect to the Worldwide Companies and the Company Subsidiaries, after the Closing, and with respect to Compass Australia, after the Australia Closing, no Subsidiaries or Affiliates of Lend Lease will retain any rights to own or use the Intangible Property Rights currently used in or held for use, necessary for or sold in connection with the Compass Businesses.

           (g) Except as set forth in Section 3.11(g) of the Company Disclosure Schedule, there are no settlements, consents, judgments or orders or other Contracts which restrict any Company's or Company Subsidiary's rights to use any of the Intangible Property Rights owned or controlled by any Company or Company Subsidiary or by Lend Lease, LLPMA or any of their respective Affiliates related to the Australian Business or to be transferred pursuant to the Foreign Intangible Sales Agreements, Related to the Compass Businesses or sold in connection with the Compass Businesses.

           (h) Except as set forth in Section 3.11(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated hereby and by the Ancillary Agreements shall not result in the loss or impairment of any Company's or Company Subsidiary's right to own or use any of the Intangible Property Rights owned or controlled by any Company or Company Subsidiary, Related to the Compass Businesses or sold in connection with the Compass Businesses or on Buyer's right to own or use any of the Intangible Property Rights Related to the Australian Business, nor shall it require the consent of any Authority or Person in respect of any such Intangible Property Rights. No present or former employee, officer or director of Lend Lease, any Company or Company Subsidiary or other Subsidiary of Lend Lease or the parties to the Foreign Intangible Sale Agreements has any right, title, or interest, directly or indirectly, in whole or in part, in any Intangible Property Rights.

     Section 3.12 PERSONAL PROPERTY LEASES. Section 3.12 of the Company Disclosure Schedule sets forth a list of all Contracts or instruments pursuant to which any Seller, Company or any Company Subsidiary or any of their respective Affiliates leases personal property Related to the Compass Businesses ("Personal Property Leases"). Except as set forth in Section 3.12 of the Company Disclosure Schedule, each Personal Property Lease is legal, valid, binding and enforceable against any Company or Company Subsidiary and, to the Knowledge of each Seller, Company or Company Subsidiary, against any other party, and in full force and effect except as enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies. No Seller, Company or Company Subsidiary or, to the Knowledge of each Seller, Company or Company Subsidiary, any other party is, in default, violation or breach in any respect under any Personal Property Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any Personal Property Lease by any Company or Company Subsidiary, or to the Knowledge of each Seller, Company or Company Subsidiary, by any other party.

     Section 3.13     CERTAIN CONTRACTS.

           (a) Section 3.13(a) of the Company Disclosure Schedule lists all material contracts, commitments, instruments, notes, security agreements, leases, agreements or understandings, oral or written, to which any Company or Company Subsidiary is a party or by which it or any of its properties or assets may be bound or affected or Related to the Australian Business ("Listed Agreements"), other than Permitted Liens, including without limitation, (i) all property management and facilities management agreements; (ii) all employment or other contracts (including, without limitation, non-competition, severance or indemnification agreements) with any employee or current or former (to the extent any obligation remains outstanding) officer, director or stockholder of any Company or Company Subsidiary or the Australian Business (or any company which is controlled by any such individual); (iii) all consulting contracts; (iv) union, guild or collective bargaining contracts relating to employees of any Company, Company Subsidiary or the Australian Business; (v) instruments for borrowed money (including, without limitation, any indentures, guarantees, loan agreements, sale and leaseback agreements, or purchase money obligations incurred in connection with the acquisition of property); (vi) agreements for acquisitions or dispositions (by merger, purchase or sale of assets or stock or otherwise) of material assets, as to which any Company or Company Subsidiary has continuing obligations or rights or Related to the Australian Business; (vii) joint venture or partnership agreements; (viii) purchase contracts or agreements giving rise in each case to Liabilities of any Company or Company Subsidiary or the Australian Business in excess of $25,000, other than contracts or agreements between a Company or Company Subsidiary (entered into on behalf of or as agent for the property owner) and third parties relating to the provision of maintenance, security, snow removal and similar services, which are subject to reimbursement in full by the property owner and which are not material to the Companies or the Company Subsidiaries; and (x) guarantees, suretyships, indemnification and contribution agreements. Except as indicated in Section 3.13(a) of the Company Disclosure Schedule, a true and complete copy of each Listed Agreement (together with all amendments thereto) has been provided to Buyer. Each Listed Agreement is a legal, valid and binding obligation of and enforceable against a Seller, Company or Company Subsidiary, as the case may be, and, to the Knowledge of each Seller, Company or Company Subsidiary, the other parties thereto, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies. No Seller, Company, Company Subsidiary or any of their respective Affiliates, or, to the Knowledge of each Seller, Company or Company Subsidiary, any other party, is in default, violation or breach in any respect under any Listed Agreement and no event has occurred and is continuing that constitutes, or with notice or the passage of time would constitute, a default, violation or breach in any respect under any Listed Agreement. Neither any Company or Company Subsidiary nor Lend Lease, LLPMA or their respective Affiliates with respect to the Australian Business, has an outstanding contract with officers, employees, agents, consultants, advisors, brokers, representatives, distributors or dealers that are not cancellable by it on notice of not longer than 30 days and without liability, penalty or premium or any agreement or arrangement providing for the payment of any bonus or commission based on fees or earnings.

           (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, no Contract or License restricts the ability of any Company or Company Subsidiary to own or possess their respective assets or properties or conduct their respective operations in any geographic area.

     Section 3.14     ACCOUNTS RECEIVABLE.

           (a) Section 3.14(a) of the Company Disclosure Schedule accurately lists as of June 30, 1998 all Accounts Receivable arising out of or Related to the Compass Businesses in excess of $25,000, including the aging thereof.

           (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, all Accounts Receivable, whether reflected on the Financial Statements or arising thereafter in the ordinary course of business, (i) arose or will arise in the ordinary course of business from bona fide arm's-length transactions for the sale of goods or performance of services by Companies, Company Subsidiaries or the Australian Business;
(ii) are valid; (iii) to the Knowledge of each Seller, Company or Company Subsidiary, are collectible in the ordinary course of business (subject to reserves reflected on the Financial Statements) and are not subject to counterclaims or setoffs; and (iv) are not more than 120 days past due from the date first due and payable. Neither Seller, the Companies, nor the Company Subsidiaries has Knowledge of any facts or circumstances which would result in a material increase in the uncollectibility of the Accounts Receivable, in excess of the reserves set forth in the Financial Statements.

     Section 3.15 LICENSES AND OTHER AUTHORIZATIONS. Section 3.15 of the Company Disclosure Schedule lists all material licenses, permits, franchises and other authorizations of any Authority, other than licenses relating to Intangible Property Rights which are set forth in Section 3.11 of the Company Disclosure Schedule, necessary for, or otherwise material to, the conduct of the Compass Businesses (the "Licenses") as currently conducted. Except as disclosed in Section 3.15 of the Company Disclosure Schedule, all such Licenses are in full force and effect. Except as disclosed in Section 3.15 of the Company Disclosure Schedule, no proceeding is pending or, to the Knowledge of each Seller, Company or Company Subsidiary, threatened, seeking the revocation or limitation of any such License.

     Section 3.16     [Intentionally Omitted]

     Section 3.17     CLIENTS.

           (a) Section 3.17(a)(i) of the Company Disclosure Schedule sets forth (i) the names and addresses of all clients (each a "Significant Client") of each Company, Company Subsidiary or the Australian Business that contributed US$100,000 or more to the revenue of the Companies, Company Subsidiaries and the Australian Business during the twelve-month period ended June 30, 1998 and (ii) the amount for which each such Significant Client was invoiced during such period. No Seller, Company or Company Subsidiary has received any notice or, to the Knowledge of each Seller, Company or Company Subsidiary, has any reason to believe that any Significant Client (A) has ceased, or shall cease, to use the services of the Compass Businesses; (B) except as set forth on Section 3.17(a)(ii) of the Company Disclosure Schedule, has substantially reduced or shall substantially reduce, the use of the services of the Compass Businesses; or
(C) has sought, or is seeking, to reduce the fees it shall pay for the services of the Compass Businesses, including in each case after the consummation of the transactions contemplated hereby and by the Ancillary Agreements. To the Knowledge of each Seller, Company or Company Subsidiary, no Significant Client has otherwise threatened to take action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement.

           (b) Except as set forth in Section 3.17(b) of the Company Disclosure Schedule (i) no property owned by any of the Equitable Related Entities(A) is currently offered for sale; (B) to the Knowledge of each Seller, Company or Company Subsidiary, will be offered for sale within one year from the date hereof; or (C) has been recommended for sale by any portfolio manager of the Equitable Related Entities; and (ii) none of the Equitable Related Entities has provided a notice of intent to have any of the properties in which it is invested sold within one year from the date hereof.

     Section 3.18     OPERATION OF THE BUSINESSES.

           (a) Prior to or on the Australia Closing Date, except as set forth in Section 3.18(a) of the Company Disclosure Schedule, or as provided in the Transition Services Agreements, Lend Lease, LLPMA and their respective Affiliates shall have transferred to Compass Australia, pursuant to the Australian Transfer Agreement, all of the properties, assets, claims, contracts and business and rights of every kind, character, and description wherever located, whether real or personal, tangible or intangible, and whether or not recorded on the books and records of Lend Lease, LLPMA or their respective Affiliates, owned directly or indirectly by Lend Lease, LLPMA or their respective Affiliates together with all proprietary and associated rights including any goodwill related thereto, Related to the Australian Business, (collectively, the "Australian Assets"). Prior to the Australia Closing Date, Compass Australia shall own and have an unqualified right to the Australian Assets, free and clear of all Liens, except for Permitted Liens.

           (b) There are no Liabilities of Compass Australia, and to the Knowledge of each Seller, Company or Company Subsidiary, there is no valid basis for the assertion of any such Liabilities, and no existing condition, situation or set of circumstances exists which could reasonably be expected to result in a Liability to Compass Australia, other than pursuant to the Australian Transfer Agreement.

           (c) Except as set forth in Section 3.18(c) of the Company Disclosure Schedule or as provided pursuant to the Transition Services Agreement, the Companies, the Company Subsidiaries and LLPMA have, and after the Worldwide Closing and the Australia Closing, Buyer, the Worldwide Companies and the Subsidiaries of the Worldwide Company, and Buyer and Compass Australia, respectively, will have all rights, properties and assets, real, personal and mixed, tangible and intangible relating to or used or held for use in the conduct of the Compass Businesses (other than the Australia Business) and for use in the conduct of the Australian Business, respectively, including, without limitation, the Australian Assets, during the twelve months prior to the Worldwide Closing or the Australia Closing, as the case may be, free and clear of all Liens, other than Permitted Liens (the "Compass Business Assets"). The Compass Businesses Assets are adequate for the purposes for which they are currently used or held for use and, to the Knowledge of each Seller, Company or Company Subsidiary there are no facts or conditions affecting them which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

     Section 3.19 INSURANCE. Section 3.19 of the Company Disclosure Schedule contains an accurate and complete description of all material policies of property, fire, liability, worker's compensation and other forms of insurance owned or held by or on behalf of each Company or Company Subsidiary. Sellers have delivered, or caused each Company or Company Subsidiary to deliver copies of the stand alone U.S. liability policies (including General Liability, Auto Liability, Worker's Compensation, Umbrella-1st Layer and Fiduciary Liability insurance policies) to Buyer prior to the date hereof. All such policies are in full force and effect, and all premiums with respect thereto covering all periods up to and including, with respect to the Worldwide Companies and the Subsidiaries of the Worldwide Company, the Worldwide Closing Date, and with respect to Compass Australia, the Australia Closing Date, have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies to the Knowledge of each Seller, Company or Company Subsidiary (a) are materially sufficient for compliance with all requirements of Law and of all Contracts to which any Company or Company Subsidiary is a party; (b) are valid, outstanding and enforceable; (c) provide adequate insurance coverage consistent with industry practice for the assets and operations of each Company or Company Subsidiary; and (d) shall remain in full force and effect, with respect to the Worldwide Companies and the Subsidiaries of the Worldwide Companies, through the Worldwide Closing Date, and with respect to Compass Australia, through the Australia Closing Date. Section 3.19 of the Company Disclosure Schedule identifies all risks relating to the Compass Businesses which have been designated as being self insured. No Company or Company Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance since June 10, 1997.

     Section 3.20     LABOR RELATIONS.  Except to the extent set forth in
Section 3.20 of the Company Disclosure Schedule: (a) no Company or Company Subsidiary is a party to any collective bargaining agreements, other Contracts, written work rules or practices agreed to with any labor organization, employee association or works council; (b) each Company and Company Subsidiary and the Australian Business are and at all times have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, occupational safety and health and wages and hours, and is not engaged in any unfair labor practice as defined in the National Labor Relations Act or other applicable Law; (c) there is no unfair labor practice charge or complaint against any Company or Company Subsidiary or relating to the Australian Business pending or to the Knowledge of each Seller, Company or Company Subsidiary, threatened before the National Labor Relations Board or any similar Authority; (d) there is no labor strike, formal dispute, slowdown, lockout or stoppage pending or, to the Knowledge of each Seller, Company or Company Subsidiary, threatened against or affecting any Company or Company Subsidiary or relating to the Australian Business, and during the past three years there has not been any such action; (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements, other Contracts, written work rules or practices agreed to with any labor organization, employee association or works council or other grievance procedure is pending or, to the Knowledge of each Seller, Company or Company Subsidiary, threatened against any Company or Company Subsidiary or relating to the Australian Business; (f) none of the employees employed by any Company or Company Subsidiary or in connection with the Australian Business is represented by a labor organization, employee association or works council and, to the Knowledge of each Seller, Company or Company Subsidiary there are no current union organizing activities among such employees, nor does any question concerning representation exist concerning such employees; (g) neither any Company nor any Company Subsidiary has any written personnel policies, rules or procedures applicable to employees employed by any Company or Company Subsidiary or in connection with the Australian Business, other than those set forth in Section 3.20 of the Company Disclosure Schedule, true and correct copies of which have heretofore been delivered to Buyer;
(h) no charges pending or, to the Knowledge of each Seller, Company or Company Subsidiary, threatened against or involving any Company or Company Subsidiary or relating to the Australian Business are pending before the Equal Employment Opportunity Commission or any other Authority responsible for the prevention of unlawful employment practices; (i) there are no complaints, lawsuits or other proceedings pending or, to the Knowledge of each Seller, Company or Company Subsidiary, threatened in any forum by or on behalf of any present or former employee employed by any Company or Company Subsidiary or in connection with the Australian Business, any applicant for such employment or classes of the foregoing alleging breach of any express or implied contract of employment, any Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; (j) neither any Company nor any Company Subsidiary has received notice of the intent of any Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to any Company or Company Subsidiary or the Australian Business and to the Knowledge of each Seller, Company or Company Subsidiary, no such investigation is in progress; and (k) none of the employees employed by any Company or Company Subsidiary has suffered an "employment loss" (as defined in the Worker Adjustment and Retraining Notification ("WARN") Act) since three months prior to the date of this Agreement.

     Section 3.21     EMPLOYEE BENEFIT PLANS.

           (a) Section 3.21(a) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, Contract or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, Contract or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by any Company or Company Subsidiary or by Lend Lease, LLPMA or any of their respective Affiliates or in connection with the Australian Business or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with any Company or Company Subsidiary would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which any Company or Company Subsidiary or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of any Company or Company Subsidiary (the "Plans"). Section 3.21(a) of the Company Disclosure Schedule identifies each of the Plans that is subject to
Section 302 or Title IV of ERISA or Section 412 of the Code (the "Title IV Plans"). No Company, Company Subsidiary or ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of any Company or Company Subsidiary or the Australian Business.

           (b) With respect to each Plan (other than any Plan in respect of the Australian Business), Sellers have heretofore delivered or made available to Buyer true and complete copies of each of the following documents:

                 (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof);

                 (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87;

                 (iii)a copy of the most recent Summary Plan Description required under ERISA with respect thereto;

                 (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

                 (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

           (c) No liability under Title IV or Section 302 of ERISA has been incurred by any Company, Company Subsidiary or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to any Company, Company Subsidiary or ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). Insofar as the representation made in this Section 3.21(c) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, Contract or arrangement subject to Title IV of ERISA to which any Company, Company Subsidiary or ERISA Affiliate made, or was required to make, contributions during the five year period ending on the last day of the most recent plan year ended prior to the Worldwide Closing Date.

           (d) The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings shall be instituted.

           (e) With respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

           (f) No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Worldwide Closing Date.

           (g) All contributions required to be made with respect to any Plan on or prior to the Worldwide Closing Date have been timely made or are reflected in the Financial Statements. There has been no amendment to, written interpretation of or announcement (whether or not written) by any Seller, ERISA Affiliate, Company or Company Subsidiary relating to, or change in employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level or expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

           (h) No Title IV Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any Title IV Plan a plan described in Section 4063(a) of ERISA.

           (i) Neither Lend Lease nor any Company, Company Subsidiary, Plan or trust created thereunder or any trustee or administrator thereof has engaged in a transaction in connection with which any Company or Company Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

           (j) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

           (k) Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

           (l) Except as set forth in Section 3.21(1) of the Company Disclosure Schedule, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of any Company, Company Subsidiary or the Australian Business for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent any Company or Company Subsidiary from amending or terminating any Plan providing health or medical benefits in respect of any active employee of any Company or Company Subsidiary other than limitations imposed under the terms of a collective bargaining agreement.

           (m) Except as set forth in Section 3.21(m) of the Company Disclosure Schedule, no amounts payable under the Plans shall fail to be deductible for federal income tax purposes by virtue of Section 162(a)(1), 162(m) or 280G of the Code.

           (n) Neither the consummation of the transactions contemplated by this Agreement nor any Ancillary Agreement shall, either alone or in combination with another event, (i) entitle any current or former employee or officer of any Company, Company Subsidiary, the Australian Business or ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

           (o) There has been no material failure of a Plan that is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in Section 4980B(g) of the Code). No Company or Company Subsidiary has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and no ERISA Affiliate of any Company or Company Subsidiary has incurred a tax under
Section 5000(e) of the Code which is or could become a liability of any Company or Company Subsidiary.

           (p) There are no pending or, to the Knowledge of each Seller, Company or Company Subsidiary, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     Section 3.21A    SUPERANNUATION AND OTHER BENEFITS FUNDS.

           (a) For purposes of this Section 3.21A, except as otherwise noted herein, "LLPMA's Fund" means the Lend Lease Superannuation Fund.

           (b) Neither Lend Lease, LLPMA nor Compass Australia is a party to any agreement with any union or industrial organization in respect of superannuation benefits for its employees.

           (c)   Other than LLPMA's Fund:

                 (i) there are no superannuation, retirement or provident funds or other arrangements providing for any payment to employees or sub-contractors on their retirement or death or on the occurrence of any permanent or temporary disability in operation by or in relation to LLPMA or Compass Australia or their directors, employees or sub-contractors; and

                 (ii) Neither LLPMA nor Compass Australia contribute to any funds which will provide its directors, employees or sub-contractors or their respective dependants with pensions, annuities or lump sum payments on retirement or earlier death or otherwise.

           (d) The following applies with respect to LLPMA's Fund (to the extent it applies to employees of the Australian Business):

                 (i) otherwise than in the ordinary course of administration, there are no outstanding and unpaid contributions on the part of LLPMA, Compass Australia;

                 (ii) to the Knowledge of each Seller, Company or Company Subsidiary, no director, employee or sub-contractor who is a member of the fund has any right or entitlement to have any benefit under the fund augmented, increased or accelerated by reason of this Agreement or by reason of any other arrangement, agreement or understanding;

                 (iii)a list of the names of all directors, employees and sub-contractors of LLPMA who are members of LLPMA's Fund has been supplied to Buyer;

                 (iv) no undertaking or assurance has been given to directors, employees or sub-contractors of LLPMA or Compass Australia as to the continuance, introduction, increase or improvement of any benefits under LLPMA's Fund;

                 (v) as at the Australia Closing Date, Compass Australia will not have any further obligation to contribute to the fund other than in respect of contributions which became due before the Australia Closing Date and remain unpaid as at the Australia Closing Date and which are accrued for in the Working Capital or Compass Australia.

           (e) Compass Australia will not be liable to pay the superannuation guarantee charge in respect of any its directors, employees or sub-contractors for any contribution period (as defined in the Superannuation Guarantee (Administration) Act 1992) up to and including the Australia Closing Date.

           (f) Except for LLPMA's Fund, neither LLPMA nor Compass Australia is under any present legal liability or voluntary commitment (whether or not legally binding) to pay to any Person (being a director, employee or subcontractor of LLPMA or Compass Australia), any pension, superannuation, allowance, retirement gratuity or like benefits or any damages or compensation for loss of office or employment or for unfair or wrongful dismissal.

     Section 3.22 LITIGATION. Except as set forth in Section 3.22 of the Company Disclosure Schedule, there is no action, claim, suit, inquiry, judicial or administrative proceeding pending by or before any Authority or, to the Knowledge of each Seller, Company or Company Subsidiary, any investigation by or before any Authority pending or, to the Knowledge of each Seller, Company or Company Subsidiary, threatened against or involving any Company, Company Subsidiary or the Australian Business, or which questions or challenges the validity of this Agreement, the Strategic Alliance Agreement or any Ancillary Agreement or any action taken or to be taken by any Seller, Company or Company Subsidiary pursuant to this Agreement, the Strategic Alliance Agreement or any Ancillary Agreement or in connection with the transactions contemplated hereby and thereby. No Company or Company Subsidiary or the Australian Business is subject to any judgment, order or decree entered in any lawsuit or proceeding which purports to limit in any respect, or which may have an adverse effect on, its business practices or its ability to acquire any property or conduct all or any portion of the Compass Businesses in any locality.

     Section 3.23     CONSENTS AND APPROVALS.  Except as set forth in
Section 3.23 of the Company Disclosure Schedule, no Consent from or of any third party or any Authority is necessary for execution and delivery of this Agreement, the Strategic Alliance Agreement or the Ancillary Agreements or the consummation by any Seller or Company of the transactions contemplated hereby and thereby or to enable Buyer, the Companies and the Company Subsidiaries to continue to conduct the Compass Businesses after the Worldwide Closing Date and the Australian Business after the Australia Closing Date, as applicable, in a manner which is consistent with that in which the Compass Businesses or Australian Business, as the case may be, are presently conducted, except for (i) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and
(ii) approval by the Australian Foreign Investment Review Board (the "FIRB"). Neither the execution, the delivery nor the performance of the Australian Transfer Agreement requires filing with, notice to or consent of the Treasurer of the Commonwealth of Australia under the Foreign Takeovers & Acquisitions Act of 1975 of Australia, as amended (the "FATA") or Australia's foreign investment policy.

     Section 3.24     COMPLIANCE WITH LAW.  The operations of each
Company and Company Subsidiary and the Australian Business have been conducted in accordance with all applicable Laws and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over any Company or Company Subsidiary or the Australian Business, or any of their respective properties, assets or businesses, including, without limitation, all such Laws and requirements relating to antitrust, consumer protection, currency exchange, health, occupational safety, pension, securities and trading-with-the-enemy matters, but not including any Environmental Laws. No Seller, Company or Company Subsidiary has received any notification of any asserted present or past failure by any Company or Company Subsidiary or the Australian Business to comply with such Laws.

     Section 3.25 TAXES. Except as disclosed in Section 3.25 of the Company Disclosure Schedule:

           (a) All Tax Returns required to be filed (taking into account any applicable extensions) with respect to each Company or Company Subsidiary or the affiliated, combined or unitary group of which any Company or Company Subsidiary is or was a member have been duly and timely filed, and all such Tax Returns are true, correct and complete in all material respects. Each Company and Company Subsidiary has duly and timely paid, or has had paid on its behalf, all Taxes and other charges that are due, whether or not shown as due on any Tax Return. There are no Liens with respect to Taxes (except for Liens with respect to Taxes not yet due and payable) upon any of the assets of any Company or Company Subsidiary.

           (b) With respect to any period or portion thereof, with respect to the Worldwide Companies, through the Worldwide Closing, and with respect to Compass Australia, through the Australia Closing, for which Tax Returns are not yet due (taking into account any applicable extensions), or for which Taxes are not yet due or owing, each Company or Company Subsidiary has established due and sufficient reserves for the payment of such Taxes in accordance with GAAP.

           (c) All Tax deficiencies which have been asserted, proposed or assessed in writing against or with respect to any Company or Company Subsidiary by any taxing authority have been paid in full or finally settled, and no issue has been raised by any taxing authority in any examination, audit or other proceeding which, by application of the same or similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined. There are no outstanding Contracts, consents, waivers or arrangements extending the statutory period of limitation applicable to any Tax Return or claim for, or the period for the collection or assessment of, Taxes due from any Company or Company Subsidiary for any taxable period.

           (d) No audit or other proceeding by any domestic or foreign court, governmental or regulatory authority, or similar Person is pending or, to the Knowledge of each Seller, Company or Company Subsidiary, threatened with respect to any Taxes due from any Company or Company Subsidiary or any Tax Return filed or required to be filed by or relating to any Company or Company Subsidiary. No assessment or deficiency for any Tax is proposed or, based on existing facts and circumstances, is, to the Knowledge of each Seller, Company or Company Subsidiary, threatened against any Company or Company Subsidiary or any assets of any Company or Company Subsidiary.

           (e) None of the assets and properties of any Company or Company Subsidiary is an asset or property that is or shall be required to be treated as being (i) owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Law has been entered into by or with respect to any Company or Company Subsidiary or any of their assets.

           (f) No Company or Company Subsidiary has agreed to or is required to make any material adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of such Company or Company Subsidiary or otherwise, and no Company or Company Subsidiary has any application pending with any taxing authority requesting permission for any changes in any accounting method of any of them. The Internal Revenue Service has not proposed any such adjustment or change in accounting method.

           (g) No Company or Company Subsidiary has been or is in material violation (or with notice or lapse of time or both, would be in violation) of any applicable Law relating to the payment or withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws). Each Company and Company Subsidiary has duly and timely withheld in all material respects from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

           (h) No Company or Company Subsidiary is a party to, is bound by, or has any obligation under, any tax sharing Contract. No Company or Company Subsidiary has any liability for the Taxes of any other Person (other than any Company or Company Subsidiary) under Treasury Regulations
Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law) as a transferee, by contract or otherwise. Lend Lease (US) Services and LLREI are not foreign persons within the meaning of Section 1445(f)(3) of the Code.

           (i) No material liabilities have been proposed with respect to any Seller, Company or Company Subsidiary in connection with any audit or other proceeding by any U.S. or foreign court, governmental or regulatory authority, or similar person with respect to any Taxes due from any such Seller, Company or Company Subsidiary or Tax Return filed by or relating to any such Seller, Company or Company Subsidiary.

           (j) No Company or Company Subsidiary has entered into any compensatory agreements (whether written or oral) with respect to the performance of services for which payment thereunder would result in a nondeductible expense to such Company or Company Subsidiary pursuant to
Section 162(m) or 280G of the Code.

           (k) There is no power of attorney given by or binding upon any Company or Company Subsidiary with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired.

           (l) Section 3.25 of the Company Disclosure Schedule sets forth the states, political subdivisions thereof and foreign countries in which each Company or Company Subsidiary files or joins in filing any consolidated, unitary, combined or similar Tax Returns (or have such Tax Returns filed on their behalf). Except for United States federal income Tax Returns, the U.S. Companies do not file or join in filing any consolidated, unitary, combined or similar Tax Returns with any Company other than the U.S. Companies.

           (m) None of Compass M&L, ERE Retail, TYGPM or any of their Subsidiaries (each, a "U.S. Company" and, collectively, the "U.S. Companies") has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

           (n)   With respect to Australian Tax Matters:

                 (i)  Nothing has occurred in respect of Compass
Australia which will cause the disallowance for income tax purposes of the carry forward of losses other than as a result of a transfer of its shares under this Agreement.

                 (ii) All particulars given to any governmental or regulatory authority in connection with or affecting any application for any ruling, consent or clearance on behalf of LLPMA or Compass Australia fully and accurately disclosed all facts and circumstances material for the decision of the authority. Each ruling, consent or clearance is valid and effective. Each transaction for which that ruling, consent or clearance has previously been obtained has been carried into effect in accordance with the terms of the relevant application, ruling, consent or clearance.

                 (iii)Compass Australia:

                      (A)   maintains and has retained for the
period required by law, accurate records of franking credits and franking debits (as defined in the Australian Income Tax Assessment Act of 1936 (the "1936 Act")) in respect of its current and earlier accounting periods;

                      (B)   has franked to the required amount any
dividend it has paid; and

                      (C)   has not franked any dividend it has
paid to the extent that a franking deficit has or will arise at the end of the succeeding franking year.

                 (iv) Compass Australia maintains and has retained for the period required by law:

                      (A)   accurate records of all assets to which
Part IIIA of the 1936 Act of Part 3 of the Australian Income Tax Assessment Act 1997 (the "1997 Act") applies or has applied; and

                      (B)   without limiting the generality of the
foregoing, accurate records of all information relating to those assets as is referred to in section 160ZZU of the 1936 Act and in division 121 of the 1997 Act.

                 (v) There will be no Tax resulting from the application of Section 160ZZOA of the 1936 Act or Subdivision 104-J of the 1997 Act (or any statutory re-enactment or replacement of either provision) by reason of
Section 160ZZO of 1936 Act or Subdivision 126-B of the 1997 Act (or any statutory re-enactment or replacement of either provision) having applied in relation to the disposal of an asset to Compass Australia as a consequence of the Australian Transfer Agreement or otherwise.

                 (vi) In the Australian Transfer Agreement, the consideration to be apportioned to each asset:

                      (A)   in the case of each depreciable asset,
represents its tax written down value or an amount greater than its tax written down value;

                      (B)   in the case of each other asset,
represents its market value.

                 (vii)All stamp duty and other similar tax payable in respect of every Contract or transaction to which Compass Australia is or has been a party, or by which LLPMA or Compass Australia derives, has derived or will derive a substantial benefit, have been duly paid. No Contract is unstamped or insufficiently stamped. No event has occurred as a result of which any duty has become payable, from which LLPMA or Compass Australia may have obtained relief. In particular, but without limitation:

                      (A)   None of the Sellers have given an
undertaking as a condition of or in connection with the granting or corporate reconstruction relief from stamp duty otherwise payable in connection with the Australian Transfer Agreement under either:

                      (1)   s137R of the Victorian Stamps Act 1958;

                      (2)   s49C of the Queensland Stamp Act of 1894;

                      (3) part IIIBAAA of the Western Australian Stamp Act of 1921; or

                      (4) the stamp duty legislation of any other Australian State or Territory; (collectively, the "CRR provisions");

                      (B)   Compass Australia will not be required
to pay any Victorian, Queensland or Western Australian stamp duty or stamp duty in any other Australian State or Territory (including fines, penalties or interest) under the CRR provisions as a consequence of this Agreement being entered into, or any of the transactions contemplated by it occurring.

     Section 3.26     ENVIRONMENTAL MATTERS.  (a)  Except as set forth in
Section 3.26(a) of the Company Disclosure Schedule, and except for any allegation, claim or litigation which could not reasonably be expected to have a Material Adverse Effect, neither Lend Lease, LLPMA or their respective Affiliates with respect to the Australian Business, nor any Company or Company Subsidiary has received written notice of any allegation of Liability, nor has any claim or litigation been asserted or, to the Knowledge of each Seller, Company or Company Subsidiary, threatened against any Company or Company Subsidiary or Lend Lease or LLPMA or any of their respective Affiliates with respect to the Australian Business, nor, to the Knowledge of each Seller, Company or Company Subsidiary, has any claim or litigation been asserted or threatened against the properties currently or formerly under management by any Company or Company Subsidiary or Lend Lease or LLPMA with respect to the Australian Business ("Managed Properties"), nor, to the Knowledge of each Seller, Company or Company Subsidiary, are there any circumstances which could form the basis for such claim, pertaining to: off-site disposal or arranging for disposal or a re-lease of Materials of Environmental Concern; migration of Materials of Environmental Concern from Managed Properties; any nuisance or trespass emanating from Managed Properties relating to Materials of Environmental Concern; violations of any applicable Environmental Laws; releases of Materials of Environmental Concern at or from current or former Managed Properties (including claims for response costs); or third-party claims for personal injury or property damage arising out of the release of or exposure to Materials of Environmental Concern at or from the Managed Prop-erties.

           Disclosure Schedule, the Companies and the Company Subsidiaries, and Lend Lease, LLPMA and their respective Affiliates with respect to the Australian Business, are and, to the Knowledge of each Seller, Company or Company Subsidiary, the Managed Properties are in compliance in all material respects with applicable Environmental Laws, except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect.

           (c) Except as set forth in Section 3.26(c) of the Company Disclosure Schedule, to the Knowledge of each Seller, Company or Company Subsidiary, (i) there has been no material spill, disposal or release of any Materials of Environmental Concern on, at or from any of the current or former Managed Properties; (ii) none of the current or former Managed Properties is listed or, has been proposed to be listed under any state, federal or foreign superfund or similar law; (iii) none of the current or former Managed Properties is or was, a treatment, storage or disposal facility requiring a permit under any hazardous waste law; and (iv) the tenants under its management have occupied their premises and operated their businesses in compliance, in all material respects, with the Environmental Laws.

           (d) Except as set forth in Section 3.26(d) of the Company Disclosure Schedule, the Companies and the Company Subsidiaries and Lend Lease, LLPMA and their respective Affiliates with respect to the Australian Business are not currently paying any fines, settlements, judgments, assessments or remedial costs because of an alleged violation of or liability under any Environmental Law or any past or present release or presence of Materials of Environmental Concern at any of the current or former Managed Properties, nor, to the Knowledge of each Seller, Company or Company Subsidiary, has any client party to any Contract with any Company or Company Subsidiary, or Lend Lease, LLPMA or their respective Affiliates with respect to the Australian Business, asserted that any Company or Company Subsidiary, or Lend Lease or LLPMA with respect to the Australian Business, is liable for any such costs or that such costs are not indemnified pursuant to any past or present Contract, except for any such fines, settlements, judgments, assessments or remedial costs which could not reasonably be expected to have a Material Adverse Effect.

           (e) (i) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by a Company or Company Subsidiary or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

           (ii) "Environmental Laws" means (A) all federal, national, interstate, state, provincial, local and foreign laws and regulations relating to pollution or protection of human health, safety, or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern and (B) all applicable common law principles regarding trespass, nuisance and negligence in so far as they may give rise to any Environmental Claims.

           (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive materials, asbestos, petroleum and petroleum products.

     Section 3.27 PERSONNEL. Section 3.27 of the Company Disclosure Schedule sets forth a list of all employees as of August 10, 1998 of each Company, Company Subsidiary and the Australian Business. Such list indicates as to each employee: (a) date of commencement and length of service; (b) job title or brief job description and place of work; (c) amount of salary and bonus, if applicable, accrued during the twelve-month period ended August 10, 1998, including any amounts unpaid; (d) with respect to salaried employees, the date of the last salary increase;
(e) the age of each employee; (f) any material commitments or arrangements with such employee as to salary or bonus, if applicable. Except as set forth in Section 3.27 of the Company Disclosure Schedule, no Company or Company Subsidiary intends or has any current plans to terminate or lay off any such employees during the next six months. To the Knowledge of each Seller, Company or Company Subsidiary, no executive or key employee of any Company, Company Subsidiary or the Australian Business has any plans to terminate his or her employment.

     Section 3.28 EQUITABLE TRANSACTIONS. Except with respect to the obligation of Compass M&L and ERE Retail to provide property management, facility management, leasing and Project Management services pursuant to the agreements listed on Section 3.13(a) of the Company Disclosure Schedule after the Worldwide Closing Date or Australia Closing Date, no Company or Company Subsidiary has any obligations or Liabilities under any Contract or understanding between Lend Lease or its Affiliates (including the Companies and the Company Subsidiaries) on the one hand and the Equitable Life Assurance Society of the United States (the "Equitable") and its Affiliates on the other hand, whether or not arising out of or relating to Lend Lease's acquisition of the investment management and investment advisory businesses of the Equitable and its Affiliates.

     Section 3.29 NON-SOLICITATION. Since March 31, 1998, none of Sellers, the Companies or the Company Subsidiaries has (i) directly or indirectly initiated contact or solicited for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hired or agreed to hire any employee listed in Section 3.27 of the Company Disclosure Schedule, the hiring of whom would be, if occurring after the Worldwide Closing or the Australia Closing, as applicable, a violation of Section 13.2 hereof.

     Section 3.30 JOINT VENTURES. No Company or Company Subsidiary has any obligation, whether written or oral, to engage in the formation of a joint venture or similar entity or relationship with any party, including the Enterprise Group of Companies, and there is no valid basis for the assertion of any such obligation and no existing condition, situation or set of circumstances which could reasonably be expected to result in any such obligation on the part of any Company or Company Subsidiary.

     Section any Sellers in this Agreement, the Strategic Alliance Agreement or any Ancillary Agreement, and no statement contained in any document (including, without limitation, financial statements, the Company Disclosure Schedule and the Disclosure Schedule to the Australian Transfer Agreement), certificate, or other writing furnished or to be furnished by Sellers to Buyer or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading, and all of the foregoing accurately, completely and correctly present the information required or purported to be set forth herein or therein.

     Section 3.32     BROKERS AND FINDERS.  Except as set forth in
Section 3.32 of the Company Disclosure Schedule, no Seller, Company or Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, the Strategic Alliance Agreement or the Ancillary Agreements.


                              ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF BUYER

           Each Buyer hereby jointly and severally represents and warrants to Sellers that:

     Section 4.1 CORPORATE ORGANIZATION. Each Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

     Section 4.2 AUTHORIZATION. Each Buyer has full corporate power and authority to enter into this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements to which it is a party and to carry out the transactions contemplated hereby and thereby. The Board of Directors of each Buyer has taken all action required by Law, such Buyer's charter and bylaws or otherwise to be taken by it to authorize the execution and delivery of this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, and this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements to which it is a party are valid and binding agreements of Buyer, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization and other similar Laws affecting creditors generally and by the availability of equitable remedies.

     Section 4.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby shall: (a) violate or be in conflict with any provision of the charter and bylaws of each Buyer; (b) except as specified in Section 4.3 of the disclosure schedule delivered by each Buyer (the "Buyer Disclosure Schedule"), violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, cause or permit the acceleration of, or give rise to any right of termination, imposition of fees or penalties under any debt, Contract, instrument or other obligation to which Buyer is a party or by which its assets are bound, or result in the creation or imposition of any Lien upon any property or assets of each Buyer; or (c) violate any Law of any Authority.

     Section 4.4 LITIGATION. Except as set forth in Section 4.4 of the Buyer Disclosure Schedule, there is no action, claim, suit, inquiry, judicial or administrative proceeding pending by or before any Authority or, to the knowledge of each Buyer, any investigation by or before any Authority pending or, to the knowledge of each Buyer, threatened against or involving such Buyer, which questions or challenges the validity of this Agreement, the Strategic Alliance Agreement or any Ancillary Agreement to which it is a party or any action to be taken by such Buyer pursuant to this Agreement, the Strategic Alliance Agreement or any Ancillary Agreement to which it is a party or in connection with the transactions contemplated hereby and thereby.

     Section 4.5 CONSENTS AND APPROVALS.  Except as set forth in Section
4.5 of the Buyer Disclosure Schedule, no Consent from or of any third party or any Authority is necessary for execution and delivery of this Agreement, the Strategic Alliance Agreement or the Ancillary Agreements (to which it is a party) by each Buyer or the consummation by each Buyer of the transactions contemplated hereby and thereby, except (a) for compliance with the HSR Act, (b) the FIRB, (c) filings under the Securities Exchange Act of 1934, as amended, or pursuant to the rules of the New York Stock Exchange or (d) such filings where the failure to obtain such Consent or to make such filing or notification, would not prevent such Buyer from consummating the transactions contemplated by this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements.

     Section 4.6 BROKERS AND FINDERS. Except as set forth in Section 4.6 of the Buyer Disclosure Schedule, neither Buyer nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement, the Strategic Alliance Agreement or the Ancillary Agreements.

     Section 4.7 FINANCING. As of the date hereof, Buyer has received commitments with respect to $140 million of debt financing (the "Commitment Letters") in order to finance the Closing Payments.


                               ARTICLE V

                COVENANTS OF SELLERS AND THE COMPANIES

     Section 5.1 OPERATION OF THE COMPANIES AND THE AUSTRALIAN BUSINESS. With respect to the Worldwide Companies and the Compass Businesses, from the date hereof to the Worldwide Closing, and with respect to Compass Australia and the Australian Business, from the date hereof to the Australia Closing, except as disclosed in Section 5.1 of the Company Disclosure Schedule or as otherwise provided in this Agreement, or except as consented to in writing by Buyer, Lend Lease with respect to itself and each Seller and Company, and each other Seller severally with respect to itself and each Company in which such Seller is a shareholder, agrees that:

           (a) The Compass Businesses shall be conducted only in the ordinary course and substantially in the same manner as heretofore conducted;

           (b) Seller shall obtain Buyer's consent to any business decision calculated to have a significant financial or operational effect on the Compass Businesses;

           (c) Each Seller, Company and Company Subsidiary shall refrain from taking or omitting to take any action that would violate the representations and warranties of Sellers hereunder or render them inaccurate as of the date hereof or as of the Worldwide Closing Date or Australia Closing Date, as applicable, or that in any way would prevent or adversely effect the consummation of the transactions contemplated hereby;

           (d) Without limiting the foregoing, without the prior written consent of Buyer, each Seller, Company and LLPMA, with respect to the Australian Business, shall not, and Lend Lease, together with each Seller as it relates to any Company in which such Seller is a shareholder (and any Company Subsidiary thereof) shall cause the Companies and Company Subsidiaries not to:

                 (i) amend any Company's or Company Subsidiary's respective certificate of incorporation or bylaws (or similar organizational documents);

                 (ii) incur or guarantee any material obligation or Liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), except as otherwise permitted in this Agreement or any Ancillary Agreement, or enter into or amend any material Contract;

                 (iii)make any capital expenditures, except as disclosed in the capital budget which has heretofore been delivered to Buyer;

                 (iv) pay, discharge or satisfy any Lien or Liability other than Liabilities shown on the Financial Statements and Liabilities incurred after the date thereof in the ordinary course of business in normal amounts, and no such payment, discharge or satisfaction shall be effected other than in accordance with the ordinary payment terms relating to the Liability paid, discharged or satisfied;

                 (v) permit or allow any of its respective properties or assets, real, personal or mixed, tangible or intangible, to be mortgaged, pledged or subjected to any Lien, except for any Permitted Liens;

                 (vi) cancel any debts or claims, or waive any rights of material value or, sell, transfer or convey any of its respective properties or assets, real, personal or mixed, tangible or intangible;

                 (vii)dispose of license or permit to lapse any Intangible Property Rights, or disclose to any Person other than representatives of Buyer any Intangible Property Rights not theretofore a matter of public knowledge;

                 (viii)     enter into any employment contract or
compensation arrangement or benefit of any kind whatsoever, or change (including, without limitation, any change pursuant to any bonus, pension, profit-sharing or other plan, commitment, policy or arrangement) the compensation payable or to become payable to any of its officers, directors, employees or agents;

                 (ix) except as provided in Section 2.3 hereof, declare, pay or make, or set aside for payment or make, any dividend or other distribution in respect of its capital stock or other securities, or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other securities, other than dividends paid or payable by a wholly owned Company Subsidiary;

                 (x) issue, grant or sell any shares of its capital stock or any equity security or issue, grant or sell any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, sale, pledge or other disposition of any shares of its capital stock or any equity security;

                 (xi) make any change in any accounting or tax principles, practices or methods;

                 (xii)enter into or terminate or permit the termination of any lease or sublease of real property or material lease of personal property;

                 (xiii) terminate or amend or suffer the termination or amending of, or fail to perform any of its obligations or suffer or permit any default to exist or cause any breach under, any material Contract;

                 (xiv)sell, transfer or dispose of any of its material assets, enter into any material joint venture or partnership or purchase any material assets or securities of any Person;

                 (xv) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any Contract or other obligation to do any of the foregoing; or

                 (xvi)amend, terminate, suspend or in any way modify the Australian Transfer Agreement from the form set forth in Exhibit A;

           (e) Each Seller, Company and Company Subsidiary shall give prompt notice to Buyer of any other event that has resulted, or may reasonably be expected to result in, a Material Adverse Effect;

           (f) Each Seller, Company and Company Subsidiary shall take such action as may be necessary to maintain, preserve, renew and keep in full force and effect each Company's and Company Subsidiary's and the Australian Business' existence, rights, Licenses and franchises;

           (g) Each Seller, Company and Company Subsidiary shall use commercially reasonable efforts to preserve the existing relationships with its respective clients and employees and others with respect to the Compass Businesses with which any of them has business relationships. Each Company or Company Subsidiary, and with respect to the Australian Business, Lend Lease and LLPMA, shall permit Buyer to contact suppliers, customers and employees in cooperation with its respective personnel;

           (h) Each Company and Company Subsidiary, and with respect to the Australian Business, Lend Lease and LLPMA, shall duly comply in all material respects with all Laws applicable to it and its respective properties, operations, businesses and employees; and

           (i) Notwithstanding anything to the contrary contained in this Section 5.1, either LLPMA or Lend Lease may enter into and perform its obligations under the Australian Transfer Agreement. Lend Lease, LLPMA and Compass Australia shall use commercially reasonable efforts to complete the transactions contemplated by the Australian Transfer Agreement, including, but not limited to, providing assistance in the transfer of the Australian Assets, obtaining all necessary Consents and taking all other action as may be required to give effect to the transfer of the Australian Business to Compass Australia prior to the Australia Closing Date.

     Section 5.2 ACCESS. With respect to the Worldwide Companies and the Compass Businesses, from the date hereof to the Worldwide Closing, and with respect to Compass Australia and the Australian Business, from the date hereof to the Australia Closing:

           (a) Each Seller, Company and Company Subsidiary shall permit Buyer and its representatives to have full access to and to examine all premises, properties, files, books, documents, records, financial information (including working papers and data in the possession of any of Seller's, Company's or Company Subsidiaries' independent public accountants, internal audit reports, and "management letters" from such accountants with respect to any Seller's, Company's or Company Subsidiary's systems of internal control) and other information of any Company or Company Subsidiary or Seller or any Affiliate relating to the Compass Businesses (including the right to make extracts therefrom or copies thereof), and shall cooperate with Buyer in its investigation of the Compass Businesses.

           (b) Each Seller, Company and Company Subsidiary shall permit representatives of Buyer to consult with its personnel concerning all financial and operational matters relating to the Compass Businesses, and shall be available, or make available its personnel, to consult with such representatives.

           (c) Each Seller, Company and Company Subsidiary shall promptly furnish to Buyer such other documents as Buyer or its representatives may reasonably request from time to time.

           (d) Each Seller, Company, and Company Subsidiary shall provide to Buyer all information and documents in its possession, including but not limited to blueprints, drawings, title surveys and title information, operational manuals, engineering or environmental reports or assessments, and all information, documents, and files relating to compliance with Environmental Laws, the presence of Materials of Environmental Concern, or Environmental Claims, including but not limited to the results and analysis of all environmental testing or sampling of such premises, relating to the Compass Businesses. Nothing in this paragraph shall preclude Seller from retaining copies of any materials provided to Buyer pursuant to this paragraph.

           (e) Information shall not be withheld from Buyer under a claim of privilege or confidentiality but Buyer shall be obligated to maintain the confidentiality of all such information, as provided in this Agreement.

     Section 5.3 CONSENTS. With respect to the Worldwide Companies and the Compass Businesses, from the date hereof to the Worldwide Closing, and with respect to Compass Australia and the Australian Business, from the date hereof to the Australia Closing, each Seller and Company shall use its commercially reasonable efforts to obtain, prior to the Worldwide Closing or the Australia Closing, as applicable, all Consents necessary to its consummation of the transactions contemplated hereby, including, without limitation, (a) the Consents set forth in Section 3.23 of the Company Disclosure Schedule and (b) such additional Consents as Buyer or its counsel shall reasonably determine to be necessary. All such consents shall be in writing and executed counterparts thereof shall be delivered to Buyer promptly after receipt thereof by Company but in no event later than immediately prior to the Worldwide Closing or the Australia Closing, as applicable.

     Section 5.4 PERFORMANCE. With respect to the Worldwide Companies and the Compass Businesses, from the date hereof to the Worldwide Closing, and with respect to Compass Australia and the Australian Business, from the date hereof to the Australia Closing: (a) each Seller and Company shall perform all acts to be performed by it pursuant to this Agreement and the Australian Transfer Agreement; and (b) each Seller and Company shall use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions to the obligations of Buyer set forth in Article VII and VII-A hereof.

     Section 5.5 WARN ACT. With respect to the Worldwide Companies (to the extent applicable to any of them) and the Compass Businesses, from the date hereof to the Worldwide Closing, neither any Company nor any Company Subsidiary shall, at any time 90 days before the Worldwide Closing Date, without complying fully with the notice and other requirements of the WARN Act, effectuate (i) a "plant closing" (as defined in the WARN Act) af-fecting any site of employment or one or more facilities or operating units within any site of employment or facility of Company or any Company Subsidiary; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of such Company or Company Subsidiary; or any similar action under applicable Law requiring notice to employees in the event of a plant closing or layoff. In addition, Lend Lease on behalf of itself and each other Seller and each Seller severally hereby agrees to indemnify Buyer and to defend and hold Buyer harmless from and against any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, attorney's fees and other costs of defense) which Buyer may incur in connection with any suit or claim or violation brought against Buyer under the WARN Act or any similar state, local or foreign law, which relates to actions taken before the Worldwide Closing by any Worldwide Company or Subsidiary of a Worldwide Company with regard to any site of employment or one or more facilities or operating units within any site of employment of such Worldwide Company or Subsidiary of a Worldwide Company.

     Section 5.6 UPDATING OF INFORMATION.

           (a) Each Seller and Company shall have the continuing obligation to promptly supplement or amend the Company Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule. Any such supplement or amendment of the Company Disclosure Schedule shall not modify the representations and warranties made by Sellers hereunder and shall not affect the obligations of each Seller to indemnify Buyer pursuant to
Article XII which indemnity obligations shall continue to operate as if no such supplement or amendment of the Schedules had occurred.

           (b) In the event that a Significant Client or Significant Clients provide Sellers with notice that such Significant Client or Significant Clients intend to terminate (solely as a result of Buyer's acquisition of the Companies and the Company Subsidiaries) any or all of the Contracts that any of them may have with any Company or Company Subsidiary and the impact of such termination or terminations would be the loss of $15 million or more of revenue to the Companies and the Company Subsidiaries during the next twelve months, Seller shall provide written notice to Buyer which notice shall include the names of such clients, the Contracts that will be terminated and an estimate of the revenue that will be lost. During the 10-day period following such notice, Buyer shall have the right to (a) require that Lend Lease negotiate in good faith to reduce the purchase price to reflect the effect of such termination or terminations or (b) terminate the Agreement. If LaSalle elects to terminate this agreement during such 10-day period or if the parties do not agree to such reduction within fifteen (15) days after Buyer's notice, this Agreement shall terminate pursuant to Article XI of this Agreement.

     Section 5.7 SINGAPORE OPERATIONS.  At any time following the
Worldwide Closing Date, at the request of Buyer and in no event later than 60 days following such request, Lend Lease shall transfer and assign, or cause its Affiliates to transfer and assign, to Buyer or its designee(s), any and all assets related to the commercial property management and leasing and facilities management and Project Management business operated by Lend Lease and its Affiliates in the Republic of Singapore (the "Singapore Business"). The consideration to be paid by Buyer in connection with such transfer shall be US$10.00. In connection with such transfer, Seller shall execute such instruments of assignment and obtain any necessary Consents as reasonably requested by Buyer. To the extent that Buyer exercises its rights under this Section 5.7 and the Singapore Business has accepted additional commercial property management, leasing, facilities management or Project Management assignments after the Worldwide Closing Date, but prior to the time of such assignment, such additional assignments shall be considered Offered Assignments for purposes of Section 1.6(i) of this Agreement.

     Section 5.8 DUE AND PAYABLE ACCOUNTS RECEIVABLE. With respect to the Worldwide Companies and the Subsidiaries of the Worldwide Companies, following the Worldwide Closing, and with respect to Compass Australia, following the Australia Closing, in the event that any Account Receivable on the Worldwide Closing Date or the Australia Closing Date, as applicable, remains uncollected for a period of more than 120 days from the date first due and payable ("Uncollected Receivable"), Buyer shall provide written notice to Lend Lease specifying the Uncollected Receivable. Lend Lease shall pay to Buyer an amount equal to the amount of Account Receivable(s) specified in such notice, no later than five Business Days following such notice. Any amounts paid to Buyer from Lend Lease pursuant to this Section
5.8 shall be paid in US Dollars in immediately available funds by wire transfer to an account designated by Buyer. After the Worldwide Closing Date or the Australia Closing Date, as applicable, Buyer shall use all commercially reasonable efforts to collect the Accounts Receivable. In the event that Lend Lease makes a payment in respect of an Uncollected Receivable, Buyer shall, at its sole election, either (A) assign to Lend Lease all of its rights and interest in and to such Uncollected Receivable or (B) continue to use commercially reasonable efforts to collect such receivable and promptly remit to Lend Lease any amounts Buyer may collect with respect to such receivable.

     Section 5.9 KNIGHT FRANK PROPERTIES. Lend Lease and LLPMA agree that following the Australia Closing Date, Lend Lease, LLPMA and their respective Affiliates shall retain any rights and obligations under that certain letter agreement, dated October 17, 1997 between Knight Frank (Vie) Pty Limited (together with its affiliated entities, "Knight Frank") and LLPMA set forth in Section 5.9 of the Company Disclosure Schedule (the "Knight Frank Letter Agreement") and shall not transfer any such rights and obligations to Compass Australia pursuant to the Australian Business Transfer. Following the Australia Closing Date and following the first to occur of (a) Lend Lease's payment to Knight Frank of $1,000,000 in fees pursuant to the terms of the Knight Frank Letter Agreement, or (b) March 31, 1999, Lend Lease shall retain Buyer for the provision of property management, facility management, leasing and Project Management services to those properties listed on Section 5.9(b) of the Company Disclosure Schedule, on terms no less favorable than in effect on the date hereof. Revenue received by or payable to Buyer or its Affiliates from the provision of property management, facility management, leasing and Project Management services to any such property shall not be included in the calculation of Earnout Revenue pursuant to this Agreement.

     Section 5.10 ERISA ACCOUNTS. Prior to the Worldwide Closing, and subject to the terms of the ERISA Prohibited Transaction Exemption 97-33 ("PTE 97-33") and the approval of the independent fiduciary appointed thereunder (the "Independent Fiduciary"), (i) each of Compass M&L and ERE Retail shall assign all contracts for the provision of property management, leasing, facility management or Project Management services to ERISA covered accounts of the Equitable Related Entities (the "ERISA Contracts") to LLREI and (ii) immediately following such assignment, LLREI will enter into a subcontract with each of Compass M&L and ERE Retail pursuant to which Compass M&L and ERE Retail will provide the services required by the applicable ERISA Contract on the same terms and conditions as specified in the ERISA Contract.

     Section 5.11     SALE OF INVESTMENT ADVISORY BUSINESS.

           (a) For a period of two years following the Worldwide Closing Date (the "Sale Restriction Period"), Lend Lease shall not, and shall cause its Affiliates not to, sell, transfer or dispose of to any unrelated third party or enter into any agreement relating to the sale, transfer or other disposition to any unrelated third party, in one or a series of transactions, of all or substantially all of the assets, properties, business or operations of the investment management and investment advisory businesses currently or hereafter conducted by Lend Lease, Lend Lease Real Estate Investments Limited, Lend Lease Real Estate Investments, Inc. and their respective Affiliates (the "Investment Advisory Business"),whether through a merger, reorganization, sale of stock or assets or otherwise (an "Advisory Sale Transaction").

           (b) For a period of six years following the final day of the Sale Restriction Period (the "Limited Sale Restriction Period"), Lend Lease shall not, and shall cause its Affiliates not to, enter into any agreement relating to or engage in an Advisory Sale Transaction with any Person set forth on Section 5.11 of the Company Disclosure Schedule or any of their respective Affiliates or successors and assigns (a "Lend Lease Restricted Acquiror"). If at any time during the Limited Sale Restriction Period, Lend Lease desires to engage in an Advisory Sale Transaction with any unrelated third party (other than a Lend Lease Restricted Acquiror), Lend Lease shall first offer to Buyer, by way of written notice, the opportunity to engage in such Advisory Sale Transaction (a "Lend Lease Sale Notice"). The Lend Lease Sale Notice shall state in reasonable detail the type of transaction, type of consideration and other material terms and conditions of a proposed Advisory Sale Transaction; PROVIDED, that the Lend Lease Sale Notice shall not be required to specify the purchase price for the Advisory Sale Transaction.

           (c) Buyer shall have 30 days after Buyer receives the Lend Lease Sale Notice (the "Buyer Offer Period") to deliver a written notice to Lend Lease offering to engage in an Advisory Sale Transaction (the "Buyer Offer"). The Buyer Offer shall specify the type of transaction, purchase price, type of consideration and other material terms and conditions upon which Buyer would engage in the Advisory Sale Transaction. The Buyer Offer shall also state the period during which Lend Lease may accept the Buyer Offer (the "Buyer Offer Term"). If Lend Lease accepts the Buyer Offer during the Buyer Offer Term, Lend Lease and Buyer shall negotiate in good faith to enter into an agreement containing the terms and conditions specified in the Buyer Offer and such other terms and conditions as Lend Lease and Buyer shall mutually agree.

           (d) If all required notices pursuant to this Section 5.11 are given, and (i) Buyer does not make a Buyer Offer to enter into an Advisory Sale Transaction within the Buyer Offer Period, (ii) Buyer makes a Buyer Offer which is rejected by Lend Lease in writing (the date of such rejection, the "Buyer Offer Rejection Date"), (iii) Buyer delivers written notice to Lend Lease of its intention not to submit a Buyer Offer (a "Buyer Offer Decline Notice") or (iv) Buyer and Lend Lease fail to enter into an agreement within 90 days of Lend Lease's acceptance of a Buyer Offer (the "Buyer Offer Negotiation Period"), Lend Lease shall be free for a period of 270 days from the earlier of (A) the expiration of the Buyer Offer Period,
(B) the Buyer Offer Rejection Date, (C) the date on which Lend Lease receives a Buyer Offer Decline Notice or (D) the expiration of the Buyer Offer Negotiation Period, to execute definitive agreements relating to the consummation of an Advisory Sale Transaction with an unrelated third party other than a Lend Lease Restricted Acquiror at a price equal to or greater than that specified in the Buyer Offer and on other terms and conditions no less favorable to Lend Lease than those specified in the Buyer Offer (a "Lend Lease Third Party Advisory Sale Transaction"); PROVIDED, that Lend Lease shall provide Buyer with written notice comparing the final purchase price, type of transaction, type of consideration and other material terms of any Third Party Advisory Sale Transaction with the Buyer Offer at least five Business Days prior to the execution of definitive agreements relating to such transaction. If Lend Lease has not executed a definitive agreement related to the Lend Lease Third Party Advisory Sale Transaction within the 270-day period set forth in the preceding sentence, Lend Lease shall be required to reoffer any subsequent Advisory Sale Transaction to Buyer pursuant to the terms of this Section 5.11.

           (e)   If at any time during the Limited Sale Restriction
Period, Lend Lease receives an unsolicited bona fide offer to engage in an Advisory Sale Transaction (an "Advisory Purchase Offer"), from an unrelated third party (other than a Lend Lease Restricted Acquiror) and Lend Lease does not reject such Offer, Lend Lease shall deliver to Buyer a written notice (an "Advisory Purchase Notice"). The Advisory Purchase Notice shall state in reasonable detail the type of transaction, type of consideration and other material terms and conditions of the Advisory Purchase Offer; PROVIDED, that the Advisory Purchase Notice shall not be required to specify the purchase price for the Advisory Sale Transaction contained in the Advisory Purchase Offer (the "Third Party Purchase Price").

           (f) Buyer shall have 30 days after Buyer receives the Advisory Purchase Offer (the "Buyer Matching Period") to deliver a written notice to Lend Lease electing to engage in an Advisory Sale Transaction (a "Buyer Matching Offer"). The Buyer Matching Offer shall specify the type of transaction, purchase price, type of consideration and other material terms and conditions upon which Buyer would engage in the Advisory Sale Transaction. If the purchase price included in the Buyer Matching Offer is equal to or greater than the Third Party Purchase Price and the other terms and conditions of the Buyer Matching Offer are not materially less favorable to Lend Lease than those contained in the Buyer Matching Offer, Lend Lease and Buyer shall negotiate in good faith to enter into an agreement containing the terms and conditions specified in the Buyer Matching Offer and such other terms and conditions as Lend Lease and Buyer shall mutually agree.

           (g) If all required notices pursuant to this Section 5.11 are given, and (i) Buyer does not submit a Buyer Matching Offer within the Buyer Matching Period, (ii) the purchase price included in the Buyer Matching Offer is less than the Third Party Purchase Price or the other terms and conditions in the Buyer Matching Offer are materially less favorable to Lend Lease than those in the Advisory Purchase Offer (a "Buyer Inferior Proposal"), (iii) Buyer delivers written notice to Lend Lease of its intention not to submit a Buyer Matching Offer (a "Buyer Matching Offer Decline Notice"), or (iv) Buyer and Lend Lease fail to enter into an agreement within 90 days of Lend Lease's acceptance of a Buyer Matching Offer (the "Buyer Matching Offer Negotiation Period"), Lend Lease shall be free for a period of 270 days from the earlier of (A) the expiration of the Buyer Matching Period, (B) the date of delivery of the Buyer Inferior Proposal, (C) the date on which Lend Lease receives a Buyer Matching Offer Decline Notice or (D) the expiration of the Buyer Matching Offer Negotiation Period, to execute definitive agreements relating to the consummation of an Advisory Sale Transaction with the Person making the Advisory Purchase Offer at a purchase price equal to or greater than the purchase price included in the Buyer Matching Offer and on other terms and conditions that are materially no less favorable to Lend Lease than those specified in the Buyer Matching Offer (a "Lend Lease Bona Fide Purchase Transaction"); PROVIDED, that Lend Lease shall provide Buyer with written notice comparing the final purchase price, type of transaction, type of consideration and other material terms of any Lend Lease Bona Fide Purchase Transaction with the Buyer Matching Offer at least five Business Days prior to the execution of definitive agreements relating to such transaction. If Lend Lease has not executed a definitive agreement relating to the Lend Lease Bona Fide Purchase Transaction with the Person making the Advisory Purchase Offer within the 270-day period set forth in the preceding sentence, Lend Lease shall be required to reoffer any subsequent unsolicited Advisory Purchase Offer to Buyer pursuant to the terms of this
Section 5.11.

           (h) Lend Lease shall not, and shall cause its Affiliates not to, disclose to any Person, that Buyer has made a Buyer Offer or a Buyer Matching Offer or any of the terms thereof.

           (i) Nothing herein shall prevent Lend Lease from entering into an agreement with respect to the sale of or otherwise selling all of the outstanding capital stock or substantially all of the assets of Lend Lease (whether through merger, reorganization, sale of stock or assets or otherwise).

           (j) Lend Lease agrees that it will not, and it will cause its Affiliates not to, in any way challenge the enforceability of any provision of this Section 5.11 or the provisions of the Strategic Alliance Agreement.

Accordingly, notwithstanding anything to the contrary contained herein, Lend Lease agrees that Buyer shall be entitled to an injunction or injunc-tions to prevent breaches of the provisions of this Section 5.11 and to enforce specifically the terms and provisions of this Section 5.11 in any action instituted in any court having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     Section 5.12     RETAIL EBITDA.  To the extent that EBITDA from
TYGPM and ERE Retail revenue ("Retail Services Revenue") (other than from Retail Development Services or from PPF accounts), in the aggregate, is less than $650,000 for the first calendar year following the Worldwide Closing, or $710,000 for each of the four subsequent years, Lend Lease shall make a cash payment (the "Retail EBITDA Payment") to Buyer in the amount of such shortfall up to a maximum amount of $370,000 for the first year, and $310,000 in each subsequent year. Payment, if any, shall be due within 10 Business Days following (the "Retail EBITDA Payment Date") presentation of a Retail Revenue Services EBITDA statement (the "Retail EBITDA Statement"). Any payment made by Lend Lease to Buyer pursuant to this Section 5.12 shall be made in US Dollars in immediately available funds by wire transfer to an account designated by Buyer. If Lend Lease defaults on the payment of the Retail EBITDA Payment on the Retail EBITDA Payment Date, Lend Lease shall pay interest on the Retail EBITDA Payment at the Default Rate per annum from the Retail EBITDA Payment Date until paid, together with all expenses reasonably incurred to enforce collection. For purposes of this calculation, Retail Services Revenue included in the calculation shall not include revenue from (i) management contracts signed after the Closing Date, (ii) Retail Development Services, or (iii) PPF accounts.


                              ARTICLE VI

                          COVENANTS OF BUYER

           Buyer covenants and agrees with Sellers that from the date hereof until the Worldwide Closing or Australia Closing, as set forth herein, it shall do the following:

     Section 6.1 CONSENTS. Buyer shall use its commercially reasonable efforts to obtain, prior to the Worldwide Closing or the Australia Closing, as applicable, all Consents necessary to its consummation of the transactions contemplated hereby, including, without limitation, the Consents set forth in Section 4.5 of the Buyer Disclosure Schedule. All such Consents shall be in writing and executed counterparts thereof shall be delivered to Sellers promptly after receipt thereof by Buyer, but in no event later than immediately prior to the Worldwide Closing or the Australia Closing, as applicable.

     Section 6.2 REPRESENTATIONS AND WARRANTIES. Buyer shall not take any action that would cause any of the representations and warranties set forth in Article IV not to be true and correct in all material respects at and as of the Worldwide Closing or the Australia Closing, as applicable.

     Section 6.3 PERFORMANCE. Buyer shall perform all acts to be performed by it pursuant to this Agreement and each Ancillary Agreement to which it is a party and shall refrain from taking or omitting to take any action that would violate Buyer's representations and warranties hereunder or render them inaccurate as of the date hereof or the Worldwide Closing Date or the Australia Closing, as applicable, or that in any way would prevent the consummation of the transactions contemplated hereby, and Buyer shall use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions to the obligations of Sellers set forth in Articles VIII and VIII-A hereof.

     Section 6.4 UPDATING OF INFORMATION. Until the Australia Closing, Buyer shall have the continuing obligation to promptly supplement or amend the Buyer Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Buyer Disclosure Schedule. Any such supplement or amendment of the Buyer Disclosure Schedule shall not modify the representations and warranties made by Buyer hereunder and shall not affect the obligations of Buyer to indemnify Sellers pursuant to Article XII which indemnity obligations shall continue to operate as if no such supplement or amendment of the Schedules had occurred.

     Section 6.5 WARN ACT. Neither Buyer nor any Affiliate shall, at any time 90 days after the Worldwide Closing, without complying fully with the notice and other requirements of the WARN Act, effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Buyer or any of its Affiliates; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Buyer or such Affiliate; or any similar action under applicable Law requiring notice to employees in the event of a plant closing or layoff.
In addition, each Buyer jointly and severally, hereby agree to indemnify Sellers and to defend and hold Sellers harmless from and against any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, attorney's fees and other costs of defense) which Sellers may incur in connection with any suit or claim or violation brought against Sellers under the WARN Act or any similar state, local or foreign law, which relates to actions taken after the Worldwide Closing by any Buyer or any Affiliate with regard to any site of employment or one or more facilities or operating units within any site of employment of Buyer or such Affiliate.

     Section 6.6 ACCESS. For a period of six years from the Worldwide Closing Date, Buyer shall not dispose of any books, records, documents or information relating to the Compass Businesses prior to the Worldwide Closing Date or the Australia Business prior to the Australia Closing Date, to the extent applicable, without first giving notice to Lend Lease and permitting Lend Lease to retain or copy such books and records as it may select, which selection must be made within a reasonable time. During the six year period, Buyer shall permit Lend Lease to examine and make copies, at Lend Lease's expense, of books, records, documents or information for purposes of defending any litigation now pending or hereafter commenced against Lend Lease in connection with the Compass Businesses, as applicable, or the preparation of income or other tax returns. In addition, Buyer shall make available to Lend Lease, on a reasonable basis and as reasonably requested from time to time by Lend Lease, those persons and documents relevant to the above-described matters for purposes of consultation and/or testimony in connection therewith.

     Section 6.7 SAS70 OPINION. Following the Worldwide Closing, to the extent required by an Equitable Related Entity, if consistent with past practice, Buyer shall deliver or cause to be delivered to such Equitable Related Entity on an annual basis, an SAS70 opinion letter (containing reports on both controls placed in operation and tests of operative effectiveness) in regard to property management operations provided by Buyer and its Affiliates to such Equitable Related Entity, prepared by a national recognized accounting firm.

     Section 6.8 SALE OF PROPERTY MANAGEMENT BUSINESS.

           (a) For the Sale Restriction Period, LaSalle shall not, and shall cause its Affiliates not to, sell, transfer or dispose of to any unrelated third party or enter into any agreement relating to the sale, transfer or other disposition to any unrelated third party, in one or a series of transactions, of all or substantially all of the assets, properties, business or operations of the property management and leasing and facility management businesses currently or hereafter conducted by LaSalle Partners Management Services, Inc. or its Subsidiaries, whether through a merger, reorganization, sale of stock or assets or otherwise (a "Management and Leasing Sale Transaction").

           (b) For the Limited Sale Restriction Period, LaSalle shall not, and shall cause its Affiliates not to, enter into any agreement relating to or engage in a Management and Leasing Sale Transaction with any Person set forth on Section 6.8 of the Buyer Disclosure Schedule or any of their respective Affiliates or successors and assigns (a "LaSalle Restricted Acquiror"). If at any time during the Limited Sale Restriction Period, LaSalle desires to engage in a Management and Leasing Sale Transaction with any unrelated third party (other than a LaSalle Restricted Acquiror), LaSalle shall first offer to Lend Lease, by way of written notice, the opportunity to engage in such Management and Leasing Sale Transaction (a "LaSalle Sale Notice"). The LaSalle Sale Notice shall state in reasonable detail the type of transaction, type of consideration and other material terms and conditions of a proposed Management and Leasing Sale Transaction; PROVIDED, that the LaSalle Sale Notice shall not be required to specify the purchase price for the Management and Leasing Sale Transaction.

           (c) Lend Lease shall have 30 days after Lend Lease receives the LaSalle Sale Notice (the "Lend Lease Offer Period") to deliver a written notice to LaSalle offering to engage in a Management and Leasing Sale Transaction (the "Lend Lease Offer"). The Lend Lease Offer shall specify the type of transaction, purchase price, type of consideration and other material terms and conditions upon which Lend Lease would engage in the Management and Leasing Sale Transaction. The Lend Lease Offer shall also state the period during which LaSalle may accept the Lend Lease Offer (the "Lend Lease Offer Term"). If LaSalle accepts the Lend Lease Offer during the Lend Lease Offer Term, LaSalle and Lend Lease shall negotiate in good faith to enter into an agreement containing the terms and conditions specified in the Lend Lease Offer and such other terms and conditions as LaSalle and Lend Lease shall mutually agree.

           (d) If all required notices pursuant to this Section 6.8 are given, and (i) Lend Lease does not make a Lend Lease Offer to enter into a Management and Leasing Sale Transaction within the Lend Lease Offer Period,
(ii) Lend Lease makes a Lend Lease Offer which is rejected by LaSalle in writing (the date of such rejection, the "Lend Lease Offer Rejection Date"), (iii) Lend Lease delivers written notice to LaSalle of its intention not to submit a Lend Lease Offer (a "Lend Lease Offer Decline Notice") or (iv) Lend Lease and LaSalle fail to enter into an agreement within 90 days of LaSalle's acceptance of a Lend Lease Offer (the "Lend Lease Offer Negotiation Period"), LaSalle shall be free for a period of 270 days from the earlier of (A) the expiration of the Lend Lease Offer Period,
(B) the Lend Lease Offer Rejection Date, (C) the date on which LaSalle receives a Lend Lease Offer Decline Notice or (D) the expiration of the Lend Lease Offer Negotiation Period, to execute definitive agreements relating to the consummation of a Management and Leasing Sale Transaction with an unrelated third party other than a LaSalle Restricted Acquiror at a price equal to or greater than that specified in the Lend Lease Offer and on other terms and conditions no less favorable to LaSalle than those specified in the Lend Lease Offer (a "LaSalle Third Party Management and Leasing Sale Transaction"); PROVIDED, that LaSalle shall provide Lend Lease with written notice comparing the final purchase price, type of transaction, type of consideration and other material terms of any LaSalle Third Party Management and Leasing Sale Transaction with the Lend Lease Offer at least five Business Days prior to the execution of definitive agreements relating to such transaction. If LaSalle has not executed a definitive agreement related to the LaSalle Third Party Management and Leasing Sale Transaction Offer within the 270-day period set forth in the preceding sentence, LaSalle shall be required to reoffer any subsequent Management and Leasing Sale Transaction to Lend Lease pursuant to the terms of this Section 6.8.

           (e)   If at any time during the Limited Sale Restriction
Period, LaSalle receives an unsolicited bona fide offer to engage in a Management and Leasing Sale Transaction (a "Management and Leasing Purchase Offer"), from an unrelated third party (other than a LaSalle Restricted Acquiror) and LaSalle does not reject such offer, LaSalle shall deliver to Lend Lease a written notice (a "Management and Leasing Purchase Notice"). The Management and Leasing Purchase Notice shall state in reasonable detail the type of transaction, type of consideration and other material terms and conditions of the Management and Leasing Purchase Offer; PROVIDED, that the Management and Leasing Purchase Notice shall not be required to specify the purchase price for the Management and Leasing Sale Transaction contained in the Management and Leasing Purchase Offer (the "Third Party Management and Leasing Purchase Price").

           (f) Lend Lease shall have 30 days after Lend Lease receives the Management and Leasing Purchase Offer (the "Lend Lease Matching Period") to deliver a written notice to LaSalle electing to engage in a Management and Leasing Sale Transaction (a "Lend Lease Matching Offer"). The Lend Lease Matching Offer shall specify the type of transaction, purchase price, type of consideration and other material terms and conditions upon which Lend Lease would engage in the Management and Leasing Sale Transaction. If the purchase price included in the Lend Lease Matching Offer is equal to or greater than the Third Party Management and Leasing Purchase Price and the other terms and conditions of the Lend Lease Matching Offer are not materially less favorable to LaSalle than those contained in the Lend Lease Matching Offer, LaSalle and Lend Lease shall negotiate in good faith to enter into an agreement containing the terms and conditions specified in the Lend Lease Matching Offer and such other terms and conditions as LaSalle and Lend Lease shall mutually agree.

           (g) If all required notices pursuant to this Section 6.8 are given, and (i) Lend Lease does not submit a Lend Lease Matching Offer within the Lend Lease Matching Period, (ii) the purchase price included in the Lend Lease Matching Offer is less than the Third Party Management and Leasing Purchase Price or the other terms and conditions in the Lend Lease Matching Offer are materially less favorable to LaSalle (a "Lend Lease Inferior Proposal"), (iii) Lend Lease delivers written notice to LaSalle of its intention not to submit a Lend Lease Matching Offer (a "Lend Lease Matching Offer Decline Notice"), or (iv) Lend Lease and LaSalle fail to enter into an agreement within 90 days of LaSalle's acceptance of a Lend Lease Matching Offer (the "Lend Lease Matching Offer Negotiation Period"), LaSalle shall be free for a period of 270 days from the earlier of (A) the expiration of the Lend Lease Matching Period, (B) the date of delivery of the Lend Lease Inferior Proposal, (C) the date on which LaSalle receives a Lend Lease Matching Offer Decline Notice or (D) the expiration of the Lend Lease Matching Offer Negotiation Period, to execute definitive agreements relating to the consummation of a Management and Leasing Sale Transaction with the Person making the Management and Leasing Purchase Offer at a purchase price equal to or greater than the purchase price included in the Lend Lease Matching Offer and on other terms and conditions that are materially no less favorable to LaSalle than those specified in the Lend Lease Matching Offer (a "LaSalle Bona Fide Purchase Transaction"); PROVIDED, that LaSalle shall provide Lend Lease with written notice comparing the final purchase price, type of transaction, type of consideration and other material terms of any LaSalle Bona Fide Purchase Transaction with the Lend Lease Matching Offer at least five Business Days prior to the execution of definitive agreements relating to such transaction. If LaSalle has not executed a definitive agreement related to the LaSalle Bona Fide Purchase Transaction with the Person making the Management and Leasing Purchase Offer within the 270-day period set forth in the preceding sentence, LaSalle shall be required to reoffer any subsequent unsolicited Management and Leasing Purchase Offer to Lend Lease pursuant to the terms of this Section 6.8.

           (h) LaSalle shall not, and shall cause its Affiliates not to, disclose to any unrelated third party that Lend Lease has made a Lend Lease Offer or a Lend Lease Matching Offer or any of the terms thereof.

           (i) Nothing herein shall prevent LaSalle from entering into an agreement with respect to the sale of or otherwise selling all of the outstanding capital stock or substantially all of the assets of LaSalle (whether through merger, reorganization, sale of stock or assets or otherwise).

           (j) LaSalle agrees that it will not, and it will cause its Affiliates not to, in any way challenge the enforceability of any provision of this Section 6.8. Accordingly, notwithstanding anything to the contrary contained herein, LaSalle agrees that Lend Lease shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this
Section 6.8 and to enforce specifically the terms and provisions of this
Section 6.8 in any action instituted in any court having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                              ARTICLE VII

                  CONDITIONS TO OBLIGATIONS OF BUYER
                    TO EFFECT THE WORLDWIDE CLOSING

           The obligation of Buyer to purchase the Worldwide Shares at the Worldwide Closing is subject to the satisfaction or waiver by Buyer of the following conditions on or before the Worldwide Closing Date:

     Section 7.1 REPRESENTATIONS AND WARRANTIES CORRECT. Each representation and warranty of each Seller made herein or in the Strategic Alliance Agreement or Ancillary Agreements and qualified as to materiality or Material Adverse Effect shall be true and correct in all respects as of the date made and at and as of the Worldwide Closing Date, with the same force and effect as though made at and as of the Worldwide Closing Date. Each such representation and warranty not so qualified shall be true and correct in all material respects as of the date made and at and as of the Worldwide Closing Date, with the same force and effect as though made at and as of the Worldwide Closing Date.

     Section 7.2 PERFORMANCE; NO DEFAULT. Each Seller, Company or Company Subsidiary shall have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement, the Australian Transfer Agreement and each Ancillary Agreement to which it is a party to be performed or complied with by it at or prior to the Worldwide Closing.

     Section 7.3 DELIVERY OF CERTIFICATE. Each Seller shall have delivered to Buyer a certificate, dated the Worldwide Closing Date, executed by an executive officer of such Seller certifying to such Seller's fulfillment of the conditions set forth in Sections 7.1 and 7.2 hereof.

     Section 7.4 OPINION OF COUNSEL TO SELLERS AND THE COMPANIES.
Sellers shall have delivered to Buyer an opinion of counsel to Sellers and the Companies, dated the Worldwide Closing Date, in substantially the form set forth in EXHIBIT E.

     Section 7.5 GOOD STANDING CERTIFICATES. Buyer shall have received certificates for each Worldwide Company and each Subsidiary of a Worldwide Company, in form and substance reasonably satisfactory to counsel to Buyer,

(a) from the Secretary of State (or similar Authority) of its respective jurisdiction of incorporation or formation evidencing its continued existence and its good standing and organization under the laws of such jurisdictions; (b) from each jurisdiction in which it is qualified or licensed to do business as a foreign company, evidencing its continued good standing as a company as licensed or qualified; and (c) to the extent reasonably available, from each jurisdiction referred to in (a) and (b) above, evidencing its current payment of taxes.

     Section 7.6 GOVERNMENTAL FILINGS AND CONSENTS; THIRD PARTY CONSENTS. All Consents or Licences required to be made or obtained prior to the Worldwide Closing by any Seller, Worldwide Company or Subsidiary of a Worldwide Company from any Authority in connection with the execution and delivery of this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby to the extent related to the Worldwide Companies and the Subsidiaries of the Worldwide Companies and the Compass Businesses (excluding Compass Australia and the Australian Business) shall have been made or obtained. All Consents of any third party (other than an Authority) required to be obtained by each party hereto in connection with the execution and delivery of this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby (including, without limitation, those expressly set forth in Section 3.23 of the Company Disclosure Schedule to the extent related to the Worldwide Companies and the Subsidiaries of the Worldwide Companies and the Compass Businesses (excluding Compass Australia and the Australian Business)) shall have been obtained.

     Section 7.7 BIRMANN CONSENT. The consent of Birmann S/A Comercio e Emprendimentos ("Birmann") required to be obtained prior to the Worldwide Closing pursuant to the Joint Venture Agreement, dated February 6, 1996, by and between Compass Cayman and Birmann in form reasonably acceptable to Buyer shall have been obtained.

     Section 7.8 NO INJUNCTION. On the Worldwide Closing Date, there shall (a) be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court or Authority of competent jurisdiction directing that any of the transactions provided for in this Agreement, the Strategic Alliance Agreement or the Ancillary Agreements not be consummated as so provided or permitting such consummation only subject to any condition unacceptable to Buyer, in its sole judgment, or (b) be any action, suit or proceeding, pending or to the Knowledge of each Seller, Company or Company Subsidiary, threatened which could reasonably be expected to have any of the effects set forth in clause (a) of this Section 7.8.

     Section 7.9 HSR ACT WAITING PERIODS. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

     Section 7.10 NO MATERIAL ADVERSE CHANGE. Since June 30, 1998, no change, event, development or combination of developments shall have occurred which, individually or in the aggregate, has resulted in or is reasonably likely to result in a Material Adverse Effect.

     Section 7.11 DUE DILIGENCE REVIEW. Buyer shall have been provided reasonable access to and shall have concluded its due diligence investigation of each of those clients of the Companies and the Company Subsidiaries set forth on Section 7.11 of the Company Disclosure Schedule and shall be satisfied, in its sole discretion, with the results thereof.

     Section 7.12 STRATEGIC ALLIANCE AGREEMENT. Simultaneously with the Worldwide Closing, Lend Lease and its Affiliates named therein shall have executed and delivered to Buyer the Strategic Alliance Agreement in the form attached as EXHIBIT F.

     Section 7.13 TRANSITION SERVICES AGREEMENT. Simultaneously with or prior to the Worldwide Closing, Lend Lease shall have executed and delivered the Transition Services Agreement in the form attached as EXHIBIT G.

     Section 7.14 COMPASS COLORADO. Compass M&L shall own all of the issued and outstanding shares of Compass Colorado, free and clear of all Liens.

     Section 7.15 ERISA SUBCONTRACT. Compass M&L and ERE Retail shall have assigned the ERISA Contracts to LLREI and LLREI shall have entered into a subcontract with Compass M&L and ERE Retail pursuant to which Compass M&L and ERE Retail will provide the required services under such Contracts on the terms and conditions of the ERISA Contract, which assignment and subcontract shall have been approved by the Independent Fiduciary and shall be reasonably satisfactory to Buyer.

     Section 7.16 FINANCIAL STATEMENTS. Sellers shall have delivered or caused the Companies to deliver to Buyer the Company Audited Financial Statements which Audited Financial Statements shall be identical to the comparable Financial Statements; PROVIDED, that the Company Audited Financial Statements shall include true, complete and accurate statements of stockholders' equity, cash flows and footnote disclosures. Sellers shall also have delivered or caused the Companies to deliver to Buyer audited combined balance sheets of the Companies and the Company Subsidiaries and the Australian Business and the related statements of income, changes in stockholders' equity and cash flows for the calendar years ended December 31, 1995 and 1996.

     Section 7.17 FINANCING. On or prior to Closing Date, Buyer shall have received funding on terms consistent with the Commitment Letters in an amount equal to or greater than the Closing Payments.


                             ARTICLE VII-A

                  CONDITIONS TO OBLIGATIONS OF BUYER
                    TO EFFECT THE AUSTRALIA CLOSING

           The obligation of Buyer to purchase the Compass Australia
Shares at the Australia Closing is subject to the satisfaction or waiver by Buyer of the following conditions on or before the Australia Closing Date:

     Section 7A.1 REPRESENTATIONS AND WARRANTIES CORRECT. Each representation and warranty of each Seller made herein or in the Strategic Alliance Agreement or Ancillary Agreements to the extent related to Compass Australia or the Australian Business and qualified as to materiality or Material Adverse Effect shall be true and correct in all respects as of the date made and at and as of the Australia Closing Date (provided that, for purposes of this Section 7A.1 Material Adverse Effect shall only be deemed to relate to Compass Australia and the Australian Business), with the same force and effect as though made at and as of the Australia Closing Date. Each such representation and warranty not so qualified shall be true and correct in all material respects as of the date made and at and as of the Australia Closing Date, with the same force and effect as though made at and as of the Australia Closing Date.

     Section 7A.2 PERFORMANCE; NO DEFAULT. Each Seller, Company or Company Subsidiary shall have performed and complied in all material respects with all the obligations, agreements and conditions relating to Compass Australia or the Australian Business required by this Agreement, the Australian Transfer Agreement and each Ancillary Agreement to which it is a party to be performed or complied with by it at or prior to the Australia Closing.

     Section 7A.3 DELIVERY OF CERTIFICATE. Each Seller shall have delivered to Buyer a certificate, dated the Australia Closing Date, executed by an executive officer of such Seller certifying to such Seller's fulfillment of the conditions set forth in Sections 7A.1 and 7A.2 hereof.

     Section 7A.4 OPINION OF COUNSEL TO SELLERS AND THE COMPANIES. Sellers shall have delivered to Buyer an opinion of counsel to Sellers and the Companies, dated the Australia Closing Date, substantially in the form set forth in EXHIBIT E; PROVIDED, that such opinion shall only relate to Compass Australia and the Australian Business.

     Section 7A.5 GOVERNMENTAL FILINGS AND CONSENTS; THIRD PARTY CONSENTS. All Consents or Licences required to be made or obtained prior to the Australia Closing by any Seller, Company or Company Subsidiary from any Authority to the extent related to Compass Australia or the operation of the Australian Business shall have been made or obtained. All Consents of any third party (other than an Authority) required to be obtained by each party hereto in connection with the execution and delivery of this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby (including, without limitation, those expressly set forth in Section 3.23 of the Company Disclosure Schedule to the extent related to Compass Australia and the Australian Business) shall have been obtained.

     Section 7A.6 NO INJUNCTION. On the Australia Closing Date, there shall (a) be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court or Authority of competent jurisdiction directing that any of the transactions provided for in this Agreement, the Strategic Alliance Agreement or the Ancillary Agreements not be consummated as so provided or permitting such consummation only subject to any condition unacceptable to Buyer, in its sole judgment, or (b) be any action, suit or proceeding, pending or to the Knowledge of each Seller or Compass Australia, threatened which could reasonably be expected to have any of the effects set forth in clause (a) of this Section 7A.6.

     Section 7A.7 FIRB APPROVAL. Either (i) Buyer shall have received a notice from the Treasurer of the Commonwealth of Australia (the "Treasurer") or his agent to the effect that there is no objection to the purchase of the Australia Shares under the Commonwealth Government of Australia's foreign investment policy, such notice being either unconditional or imposing conditions which are acceptable to Buyer in its sole discretion; (ii) the period provided under the FATA, during which the Treasurer may make an order under Section 17 of the FATA or and interim order under Section 22 of the FATA in relation to the purchase of the Shares, elapsing without such an order being made; or (iii) if an interim order under Section 22 of the FATA is made, the subsequent period for making a final order prohibiting the purchase of the Australia Shares elapsing without a final order being made.

     Section 7A.8 NO MATERIAL ADVERSE CHANGE. Since June 30, 1998, no change, event, development or combination of developments shall have occurred which, individually or in the aggregate, has resulted in or is reasonably likely to result in a material adverse effect with respect to Compass Australia or the Australian Business.

     Section 7A.9 DUE DILIGENCE REVIEW. Buyer shall have been provided reasonable access to and shall have concluded its due diligence investigation of each of those clients of Compass Australia and the Australian Business set forth on Section 7A.9 of the Company Disclosure Schedule and shall be satisfied, in its sole discretion, with the results thereof.

     Section 7A.10 AUSTRALIAN TRANSFER AGREEMENT. LLPMA shall have entered into the Australian Transfer Agreement on terms reasonably satisfactory to Buyer and in the form set forth in EXHIBIT A and shall have completed the sale and transfer of the Australian Business in accordance with the terms of the Australian Transfer Agreement. All conditions precedent to the Completion (as defined in the Australian Transfer Agreement) and all obligations of LLPMA required to be performed prior to Completion shall have been satisfied or performed in a manner reasonably satisfactory to Buyer.

     Section 7A.11 AUSTRALIAN MANAGEMENT CONTRACTS. Compass Australia shall have entered into (i) written contracts, in the form delivered to Australian counsel of Buyer and on terms and conditions consistent with the manner in which the Australian Business has heretofore been conducted, for the provision of property management, facility management, leasing or Project Management services to those properties set forth in Section 7A.11(a) of the Company Disclosure Schedule and (ii) letter agreements, in substantially the form delivered to Australian counsel of Buyer and on terms and conditions consistent with the manner in which the Australian Business has heretofore been conducted, for the provision of property management, facility management, leasing or Project Management Services to those properties set forth on Section 7A.11(b) of the Company Disclosure Schedule.





                             ARTICLE VIII

                 CONDITIONS TO OBLIGATIONS OF SELLERS
                    TO EFFECT THE WORLDWIDE CLOSING

           The obligation of Sellers to sell the Worldwide Shares on the Worldwide Closing Date is subject to the satisfaction or waiver by Sellers of the following conditions, on or before the Worldwide Closing Date:

     Section 8.1 REPRESENTATIONS AND WARRANTIES CORRECT. Each representation and warranty of Buyer made herein and qualified as to materiality shall be true and correct in all respects as of the date made and at and as of the Worldwide Closing Date, with the same force and effect as though made at and as of the Worldwide Closing Date. Each such representation and warranty of Buyer not so qualified shall be true and correct in all material respects as of the date made and at and as of the Worldwide Closing Date, with the same force and effect as though made at and as of the Worldwide Closing Date.

     Section 8.2 PERFORMANCE; NO DEFAULT. Buyer shall have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement and each Ancillary Agreement to which it is a party to be performed or complied with by it at or prior to the Worldwide Closing.

     Section 8.3 DELIVERY OF CERTIFICATE. Buyer shall have delivered to Sellers a certificate, dated the Worldwide Closing Date, executed by an executive officer of Buyer, certifying to the fulfillment of the conditions set forth in Sections 8.1 and 8.2 hereof.

     Section 8.4 OPINION OF COUNSEL TO BUYER. Buyer shall have delivered to Sellers an opinion of counsel to Buyer, dated the Worldwide Closing Date, in substantially the form set forth in EXHIBIT J.

     Section 8.5 GOOD STANDING CERTIFICATE. Sellers shall have received a certificate from LaSalle, in form and substance reasonably satisfactory to Paul, Hastings, Janofsky & Walker LLP, counsel to Sellers, from the State Department of Assessments and Taxation of Maryland, evidencing the existence, good standing and organization of LaSalle under the laws of Maryland and its current payment of taxes.

     Section 8.6 GOVERNMENTAL FILINGS AND CONSENTS; THIRD PARTY CONSENTS. All Consents required to be made or obtained prior to the Worldwide Closing by Buyer from any Authority in connection with the execution and delivery of this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby shall have been made or obtained. All Consents of any third party (other than an Authority) required to be obtained by each party hereto in connection with the execution and delivery of this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby (including, without limitation, those expressly set forth in Section 4.5 of the Buyer Disclosure Schedule) shall have been obtained.

     Section 8.7 NO INJUNCTION. On the Worldwide Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court or Authority of competent jurisdiction directing that any of the transactions provided for in this Agreement, the Strategic Alliance Agreement or the Ancillary Agreements, not be consummated as so provided.

     Section 8.8 HSR ACT WAITING PERIODS. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

     Section 8.9 ERISA SUBCONTRACT. Compass M&L and ERE Retail shall have assigned the ERISA Contracts to LLREI and LLREI shall have entered into a subcontract with Compass M&L and ERE Retail pursuant to which Compass M&L and ERE Retail will provide the required services under such Contracts on the terms and conditions of the ERISA Contract, which assignment and subcontract shall have been approved by the Independent Fiduciary and shall be reasonably satisfactory to Sellers.


                            ARTICLE VIII-A

                 CONDITIONS TO OBLIGATIONS OF SELLERS
                    TO EFFECT THE AUSTRALIA CLOSING

           The obligation of Sellers to sell the Compass Australia Shares on the Australia Closing Date is subject to the satisfaction or waiver by Sellers of the following conditions, on or before the Australia Closing
Date:

     Section 8A.1 REPRESENTATIONS AND WARRANTIES CORRECT. Each representation and warranty of Buyer made herein and qualified as to materiality shall be true and correct in all respects as of the date made and at and as of the Australia Closing Date, with the same force and effect as though made at and as of the Australia Closing Date. Each such representation and warranty of Buyer not so qualified shall be true and correct in all material respects as of the date made and at and as of the Australia Closing Date, with the same force and effect as though made at and as of the Australia Closing Date.

     Section 8A.2 PERFORMANCE; NO DEFAULT. Buyer shall have performed and complied in all material respects with all the obligations, agreements and conditions required by this Agreement, the Strategic Alliance Agreement and each Ancillary Agreement to which it is a party to be performed or complied with by it at or prior to the Australia Closing.

     Section 8A.3 DELIVERY OF CERTIFICATE. Buyer shall have delivered to Sellers a certificate, dated the Australia Closing Date, executed by an executive officer of Buyer, certifying to the fulfillment of the conditions set forth in Sections 8A.1 and 8A.2 hereof.

     Section 8A.4 OPINION OF COUNSEL TO BUYERS. Buyer shall have delivered to Sellers an opinion of counsel to Buyer, dated the Australia Closing Date, substantially in the form set forth in EXHIBIT J; PROVIDED, that such opinion shall only relate to matters material to the purchase by Buyer of the Compass Australia Shares.

     Section 8A.5 NO INJUNCTION. On the Australia Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature issued by a court or Authority of competent jurisdiction directing that any of the transactions provided for in this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements, not be consummated as so provided.


                              ARTICLE IX

                              TAX MATTERS

     Section 9.1 CONSOLIDATED SUBSIDIARIES; COMPLIANCE BY LEND LEASE (US). Lend Lease represents and warrants that each U.S. Company is, directly or indirectly, a wholly-owned subsidiary of Lend Lease (US), Inc. ("Lend Lease
(US)") and each of the U.S. Companies shall be included in the consolidated tax return of Lend Lease (US) for United States federal income tax purposes for the taxable period of each of the U.S. Companies that includes the Worldwide Closing Date. Lend Lease shall cause Lend Lease (US) to comply with all provisions of this Article IX.

     Section 9.2 SECTION 338 ELECTIONS AND FORMS. With respect to Buyer's acquisition of the stock of the U.S. Companies hereunder, Lend Lease (US) and Buyer shall jointly make the Section 338(h)(10) Elections in accordance with applicable Tax Laws on a timely basis and as set forth herein; PROVIDED, HOWEVER, that no Section 338(h)(10) Elections shall be made with respect to the purchase of the stock of TYGPM. Lend Lease (US) and Buyer shall supply in advance to one another copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) to be sent or made by Buyer or Lend Lease (US) or their respective representatives or Affiliates to or with the IRS or other taxing authority relating to any Section 338(h)(10) Elections. Buyer and Lend Lease (US) shall report the transfers under this Agreement consistent with any Section 338(h)(10) Elections, and shall take no position contrary thereto (and shall cause their respective Affiliates to take no position contrary thereto) unless required to do so by applicable Tax Laws pursuant to a "determination" (as described in Section 1313 of the Code). Lend Lease agrees that it shall give or cause to be given to Buyer and its representatives and agents for their review access to the Tax Returns of each of the U.S. Companies which include the reporting and tax effect of the Section 338(h)(10) Elections.

     Section 9.3 PREPARATION OF FORMS. Buyer shall be responsible for the preparation and filing of all Section 338 Forms in accordance with applicable Tax Laws and the terms of this Agreement, and Buyer shall deliver such forms and related documents to Lend Lease (US) at least thirty
(30) days prior to the date such Section 338 Forms are required to be filed under applicable Tax Laws for the approval of Lend Lease (US) (which approval shall not be unreasonably withheld). Lend Lease (US) shall provide all information reasonably requested in writing by Buyer and shall execute and deliver to Buyer such documents or forms as are reasonably requested by Buyer or are required by any Tax Laws to properly complete the
Section 338 Forms, no more than ten (10) days after the date such documents or forms are requested and provided by Buyer. Lend Lease (US) shall be responsible for the preparation and filing of the Tax Returns of the U.S. Companies (including but not limited to any consolidated, combined or unitary group return of which any U.S. Company is a member which includes the gain or loss on the deemed sale of assets of any U.S. Company under
Section 338 of the Code or similar state or local statute) for the period through the Worldwide Closing Date.

     Section 9.4 ALLOCATION. Sellers and Buyer agree that the Purchase Price shall be allocated within the parameters set forth on EXHIBIT K.
Lend Lease (US) and Buyer shall allocate the "Modified Aggregate Deemed Sale Price," as computed under applicable Treasury Regulations (or similar state law provisions) with respect to the acquisition of shares of stock of the U.S. Companies (other than TYGPM) among the assets of such U.S. Companies for tax purposes in accordance with Buyer's reasonable determination of their fair market values. Any dispute as to the reasonableness of Buyer's determination shall be resolved pursuant to the procedures set forth in Section 9.10 hereof.

     Section 9.5 TAXABLE PERIODS ENDING ON OR BEFORE THE CLOSING DATES. Sellers shall be liable for, shall pay and shall indemnify and hold Buyer, each Company and Company Subsidiary, and any of their Affiliates harmless against, (i) all Taxes of Sellers, the Companies, the Company Subsidiaries and any of their Affiliates for any taxable year or taxable period ending on or before the Worldwide Closing Date, (ii) all Taxes of Sellers, Compass Australia and the Australian Business for any taxable year or taxable period ending on or before the Australia Closing Date, and (iii) any liability for Taxes pursuant to Treasury Regulations Section 1.1502-6 or 1.338(h)(10)-1(e)(5) (or any similar provision of Tax Law). All liabilities and obligations between any Company or Company Subsidiary on the one hand, and Sellers or any of the Sellers' Affiliates on the other hand, under any tax allocation agreement or arrangement in effect prior to the Worldwide Closing or the Australia Closing, as applicable (other than this Agreement or as set forth herein) shall cease to apply to the Companies (excluding Compass Australia) and Company Subsidiaries as of the Worldwide Closing and to Compass Australia and the Australian Business as of the Australia Closing. Sellers shall determine the amount of taxable income of the Worldwide Companies, Company Subsidiaries, Compass Australia for the taxable year ending on the Worldwide Closing Date or the Australia Closing Date, as applicable, on the basis of their permanent records (including workpapers) in a manner consistent with past tax methods utilized in preparing prior Tax Returns. Such determination shall be subject to the dispute resolution procedures of Section 9.10.

     Section 9.6 TAXABLE PERIODS COMMENCING AFTER THE CLOSING DATES.
Buyer shall be liable for, shall pay and shall indemnify and hold Sellers and their Affiliates harmless against, (i) any and all Taxes of the Worldwide Companies and the Subsidiaries of the Worldwide Companies for any taxable year or taxable period commencing after the Worldwide Closing Date and (ii) any and all Taxes of Compass Australia and the Australian Business for any taxable year or taxable period commencing after the Australia Closing Date, and Buyer shall be responsible for preparing all Tax Returns for this period:

     Section 9.7 TAXABLE PERIODS COMMENCING ON OR BEFORE THE CLOSING DATES AND ENDING AFTER THE CLOSING DATES. Any Taxes for a taxable period beginning on or before the Worldwide Closing Date and ending after the Worldwide Closing Date with respect to the Worldwide Companies or any Subsidiaries of the Worldwide Companies and any Taxes for a taxable period beginning on or before the Australia Closing Date and ending after the Australia Closing Date with respect to Compass Australia and the Australian Business (either such period, the "Closing Period") shall be apportioned between Buyer and Sellers as if the Closing Period had ended at the Worldwide Closing or the Australia Closing, as applicable, but with Sellers bearing the effect of all Section 338(h)(10) Elections. For purposes of this Section 9.7, and Sections 9.5 and 9.6, the portion of the Closing Period deemed to end on the Worldwide Closing Date or the Australia Closing Date, as applicable, shall be deemed to be a taxable period (the "Pre-Closing Period"). All gross or net income, franchise or doing business taxes shall be allocated based on an interim closing of the books. All other Taxes of any Company or Company Subsidiary for a Closing Period shall be apportioned between Buyer and Sellers as of the Worldwide Closing Date or the Australia Closing Date, as applicable, based on the number of days of such taxable period included in the Pre-Closing Period and the number of days of such taxable period after the Worldwide Closing Date or the Australia Closing Date, as applicable, and Buyer shall be responsible for preparing all Tax Returns for the Closing Period. With respect to any Taxes for the Closing Period:

           (a) At least thirty (30) days prior to the due date for the payment of any Tax with respect to the Closing Period, Buyer shall present the affected Seller with a schedule detailing the computation of such Tax that is allocable to the Pre-Closing Period.

           (b) Fifteen (15) days after Buyer presents such Seller with the schedule described in clause (a) above, such Seller shall present Buyer with any changes it requests. Buyer shall implement the changes requested; PROVIDED, that if Buyer reasonably believes that Sellers' proposed changes are more likely than not incorrect, Seller and Buyer must jointly obtain and share equally the cost of an opinion of counsel or a nationally recognized accounting firm (which opinion and counsel or accounting firm shall be reasonably acceptable to both the affected Seller and Buyer) determining the appropriate position in order for such changes to be made. The affected Seller shall pay to Buyer the amount of the Tax allocable to the Pre-Closing Period on or before the due date for payment of such Tax.

     Section 9.8 REFUNDS OR CREDITS. Except as otherwise set forth in this Agreement, any refunds or credits of Taxes, to the extent that such refunds or credits are attributable to taxable periods ending on or before the Worldwide Closing Date with respect to the Worldwide Companies or the Company Subsidiaries, or attributable to taxable periods ending on or before the Australia Closing Date with respect to Compass Australia or the Australian Business, shall be for the account of Seller, and, to the extent that such refunds or credits are attributable to taxable periods beginning after the Worldwide Closing Date with respect to the Worldwide Companies or the Subsidiaries of the Worldwide Companies, or attributable to taxable periods ending after the Australia Closing Date with respect to Compass Australia or the Australian Business, such refunds or credits shall be for the account of Buyer. To the extent that such refunds or credits are attributable to Taxes for a Closing Period that are described in Section 9.7, such refunds and credits shall be for the account of the party who bears responsibility for such Taxes pursuant to Section 9.7. Buyer shall cause the Companies or Company Subsidiaries to forward to Sellers or to reimburse Sellers for any such refunds or credits due Sellers pursuant to this Section 9.8 within fifteen (15) days after receipt thereof by Buyer or any of the Companies or Company Subsidiaries that are for the account of Sellers hereunder, and Sellers shall forward to Buyer or reimburse Buyer for any refunds or credits that are for the account of Buyer within fifteen
(15) days after receipt thereof by Sellers or any of their Affiliates that are for the account of Buyer hereunder; PROVIDED, that the refunding party shall be entitled to deduct from the amount to be refunded all reasonable costs and expenses incurred by such refunding party in obtaining such refund.

     Section 9.9 CONTESTS. Whenever any taxing authority asserts a claim, makes an assessment, or otherwise disputes the amount of Taxes owed by any Company or Company Subsidiary for which Sellers are or may be liable under this Agreement, Buyer shall promptly upon learning of such claim inform Sellers, and Sellers shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations would materially affect the amount of Taxes for which Sellers are liable under this Agreement; PROVIDED, that Sellers shall not enter into any such settlement without the consent of Buyer, which consent shall not be unreasonably withheld, if such settlement could affect the amount of Taxes for which Buyer is liable under this Agreement. Whenever any Taxing Authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Buyer is liable under this Agreement, Sellers shall promptly upon learning of such claim inform Buyer, and Buyer shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings would materially affect the amount of Taxes for which Buyer is liable under this Agreement; PROVIDED, that Buyer shall not enter into any such settlement without the consent of the affected Seller, which consent shall not be unreasonably withheld, if such settlement could affect the amount of Taxes for which Sellers are liable under this Agreement. With respect to the Worldwide Companies and the Subsidiaries of the Worldwide Companies, for a period of six years after the Worldwide Closing, and, with respect to Compass Australia and the Australian Business, for a period of six years after the Australia Closing, and, if at the expiration thereof any tax audit or judicial proceeding is in progress or the applicable statute of limitations has been extended in writing, for such longer period as such tax audit or judicial proceeding is in progress or such statutory period has been agreed to be extended, Buyer shall, and shall cause the Companies and Company Subsidiaries to maintain and make available to Lend Lease U.S. and the Sellers, on the reasonable request of Lend Lease U.S. or the Sellers, copies of any and all information, working papers, books and records used in the preparation of or relating to the Tax Returns of each of the Companies and Company Subsidiaries. After such period, Buyer, the Companies and Company Subsidiaries may dispose of such information, working papers, books and records.

     Section 9.10     RESOLUTION OF DISAGREEMENTS BETWEEN SELLER AND
BUYER. If Buyer and Sellers disagree as to the amount of Taxes for which each is liable under this Agreement, Buyer and Sellers shall promptly consult each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within fifteen (15) days of the date of consultation, Buyer and Sellers shall within ten (10) days after such 15-day period jointly engage a big six accounting firm (the "Tax Auditor") to act as an arbitrator to resolve all points of disagreement concerning tax accounting matters with respect to this Agreement. All fees and expenses relating to the work performed by any Tax Auditor or arbitrator in accordance with this Section 9.10 shall be borne equally by Buyer and Sellers, unless otherwise ordered by the Tax Auditor or arbitrator.

     Section 9.11 TRANSFER TAXES. Notwithstanding any provision in this Agreement to the contrary, Buyer shall be liable for and shall pay all transfer taxes arising out of or in connection with (a) the transactions contemplated by the Australian Transfer Agreement (the "Initial Transfer Tax") and (b) the purchase of the Compass Australia Common Shares from LLPMA by LPI Australia (the "Stock Transfer Tax").

     Section 9.12 TAX COOPERATION. Buyer and Sellers agree to (and to cause their respective Affiliates to) furnish or cause to be furnished, upon request and on a timely basis, such information and assistance as is reasonably necessary for the timely filing of any Tax Return, the making of any election related to Taxes, the preparation for any audit or examination by any taxing authority and the prosecution of or defense of any claim, suit or proceeding relating to Taxes. All out-of-pocket costs incurred in providing such information and assistance shall be paid by the party requesting such information and assistance. Buyer and Sellers shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes.

     Section 9.13 SURVIVAL OF INDEMNIFICATION. The indemnification obligations of Buyer and Sellers set forth in Sections 9.5, 9.6, 9.7 and
9.11 shall terminate on the date that is 60 days after the expiration of the applicable statute of limitations.

     Section 9.14     CERTAIN DEFINITIONS.  For purposes of this
Agreement, the following terms shall have the following meanings:

           (a) "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county, or other local taxing authority in connection with a Section 338(h)(10) Election. Section 338 Forms shall include, without limitation, any "statement of section 338 election" and United States Internal Revenue Service Form 8023 (together with any schedules or attachments thereto) that are required pursuant to Treas. Reg. Section 1.338(h)(10)-1.

           (b) "Section 338(h)(10) Election" means an election described in Section 338(h)(10) of the Code with respect to the sale of the stock of any U.S. Company to Buyer pursuant to this Agreement. Section 338(h)(10) Election shall also include, at Buyer's option, any substantially similar election under a state or local statute corresponding to federal Tax Laws.

           (c) "Tax Laws" means the Code and any other Laws relating to Taxes and any official administrative pronouncements released thereunder.


                               ARTICLE X

                       EMPLOYEE BENEFIT MATTERS

     Section 10.1     EMPLOYEE BENEFIT MATTERS.  Reference is made to
EXHIBIT I which is incorporated herein by reference.


                              ARTICLE XI

                   TERMINATION, AMENDMENT AND WAIVER

     Section 11.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Worldwide Closing, and, with respect to obligations related to Compass Australia and the Australian Business, at any time prior to the Australia Closing:

           (a)   by mutual consent of Lend Lease and Buyer;

           (b) by either Lend Lease or Buyer if (i) with respect to termination of this Agreement, the Worldwide Closing shall not have occurred on or before October 31, 1998, or (ii) with respect to termination of obligations related to the purchase and sale of the Compass Australia Shares, if the Australia Closing shall not have occurred on or before October 31, 1998, in either case unless the failure of the Worldwide Closing or the Australia Closing, as applicable, to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement;

           (c) by either Lend Lease or Buyer in the event any court of competent jurisdiction in the United States or other Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable after the affected party or parties have made all reasonable efforts to contest and appeal the issuance of such order, decree, ruling or other action;

           (d) by either Lend Lease or Buyer (PROVIDED, that the terminating party is not then in material breach of any representation, warranty or covenant in this Agreement) if there shall have been a material breach of any of the representations, warranties or covenants in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Worldwide Closing or the Australia Closing, as applicable; and

           (e)   by Buyer, pursuant to Section 5.6(b).

     Section 11.2 EFFECT OF TERMINATION. In the event of termination and abandonment of this Agreement pursuant to Section 11.1 hereof, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated and abandoned, without further action by Buyer or Sellers. If the transactions contemplated by this Agreement are so terminated and abandoned as provided herein:

           (a) Notwithstanding any such termination, Sections 13.1, 13.5 and 13.10 shall remain in full force and effect; and

           (b) No party hereto shall have any liability or further obligation to any other party to this Agreement except (i) as stated in subparagraph (a) of this Section 11.2 or (ii) for any willful breach of this Agreement.


                              ARTICLE XII

                     SURVIVAL AND INDEMNIFICATION

     Section 12.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of each party contained in this Agreement shall survive the respective Closings, for a period ending upon the date of the filing of Buyer's Annual Report on Form 10-K with the Securities and Exchange Commission for the first full fiscal year for LaSalle following the Worldwide Closing Date, except that: (a) the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.5, 3.18, 3.28, 4.1 and 4.2 shall survive without limitation; (b) the representations and warranties set forth in Section 3.26 shall survive for a period ending on the seventh anniversary of the Worldwide Closing Date and (c) the representations and warranties set forth in Sections 3.21, 3.21A and 3.25 shall survive until the applicable statute of limitations has run plus thirty (30) days. The covenants and agreements contained herein shall survive the Closings without limitation as to time unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive for such specified term. The respective expiration dates for the survival of the representations and warranties and the covenants shall be referred to herein as the relevant "Expiration Date." The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Worldwide Closing Date or the Australia Closing Date, as the case may be, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and obligations.

     Section 12.2 INDEMNIFICATION BY BUYER. Buyer agrees to indemnify, defend and hold Sellers and their respective officers, directors, employees and agents, harmless, from and against any and all Liabilities and against all claims in respect thereof (including, without limitation, interest, penalties and fees and amounts paid in settlement and reasonable costs of investigation herein referred to collectively as "Losses" or individually as "Loss") suffered or incurred by reason of (a) any untrue representation of, or breach of warranty by, Buyer in this Agreement or any certificate given in connection herewith, notice of which is given to Buyer prior to 30 days following the relevant Expiration Date;
(b) any nonfulfillment of any covenant or agreement of Buyer in this Agreement, notice of which is given to Buyer on or prior to 30 days following the Expiration Date; and (c) enforcing the indemnification rights of Sellers pursuant to this Section 12.2.

     Section 12.3 INDEMNIFICATION BY SELLERS. Lend Lease, on behalf of itself and each Seller, and each other Seller severally, agrees to indemnify, defend and hold Buyer, the Companies and Company Subsidiaries and their respective officers, directors, employees agents and Affiliates harmless from and against all Losses suffered or incurred by reason of (a) any untrue representation of, or breach of warranty by, Sellers in this Agreement or any certificate given in connection herewith, notice of which is given to Sellers on or prior to 30 days following the relevant Expiration Date; (b) any nonfulfillment of any covenant or agreement of Sellers or the Companies in this agreement, notice of which is given to Sellers on or prior to 30 days following the relevant Expiration Date; (c) any Liabilities of Lend Lease, LLPMA, Compass Australia or any of their respective Affiliates of any kind whatsoever, whether or not accrued or fixed, absolute or contingent, or determined or determinable, relating to or arising out of the Australian Business prior to and including the Australia Closing Date including, without limitation, (i) any Taxes that are attributable to any period prior to and including the Australia Closing Date; (ii) any Liabilities to or with respect to current or former employees of the Australian Business or pursuant to or with respect to Plans; and (iii) Liabilities to or with respect to current employees of the Australian Business who have accepted employment with Buyer or any of its Affiliates, to the extent related to or arising out of services provided on or prior to the Australia Closing Date; (d) any Liabilities under any "stay pay," severance or similar agreement under which any Company or Company Subsidiary may have any Liability or obligations including, but not limited to those agreements set forth in Section 3.21(a) and Section 14(b) of the Company Disclosure Schedule; (e) except with respect to the obligation to provide property management, facility management, leasing and Project Management Services pursuant to the agreements listed on Section 3.14(a) of the Company Disclosure Schedule after the Worldwide Closing Date, any obligations or Liabilities under any agreement or understanding between Lend Lease or its Affiliates (including the Companies and the Company Subsidiaries) on the one hand and the Equitable and its Affiliates on the other hand whether or not arising out of or relating to Lend Lease's acquisition of the investment management and investment advisory businesses of the Equitable and its Affiliates; (f) any Liabilities relating to or arising out of any item set forth on Schedule 3.22 of the Company Disclosure Schedule; and (h) enforcing the indemnification rights of Buyer pursuant to this Section 12.3.

     Section 12.4 CLAIMS FOR INDEMNIFICATION. (a) Notwithstanding the provisions of Sections 12.2 and 12.3, to the extent that (i) Sellers incur a Loss under Section 12.2(a), or (ii) Buyer or a Company or a Company Subsidiary incurs a Loss under Section 12.3(a), the other party shall be required to indemnify and hold harmless the party incurring the Loss with respect to such Loss only with respect to any Loss which individually exceeds US$20,000 (each a "Minimum Claim") and in any event only if the aggregate of all Minimum Claims by such party exceeds US$2,000,000, in which case, the other shall be liable for the full amount of all such claims; PROVIDED, THAT the foregoing limit does not apply with respect to Sellers' breach of the representations and warranties set forth in Sections
3.25 or 3.28 and the covenants set forth in Article IX, or to any fraudulent breach of any representation or warranty or any claim with respect to fraudulent inducement to enter into this Agreement; PROVIDED, FURTHER, that for purposes of determining the accuracy in or breach of the representations and warranties or covenants referred to in Sections 12.2 and 12.3 above, references to Material Adverse Effect and materiality shall not be applicable.

           (b) GENERAL. The parties intend that all indemnification claims be made as promptly as practicable by the party seeking indemnification (the "Indemnified Party"). Notwithstanding the foregoing, no party shall assert a new claim (excluding third party claims) for indemnification against the other party until the aggregate value of all unasserted claims by such party exceeds US$100,000 unless the failure to assert any such claim at such time would result in such party losing its rights to indemnification from the other party with respect to such claim. Whenever any claim shall arise for indemnification, the Indemnified Party shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") prior to the applicable Expiration Date in reasonable detail of the breached provision, the claim, and the facts constituting the basis for such claim. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent the Indemnifying Party demonstrates that the defense of such action is materially prejudiced thereby.

           (c) CLAIMS BY THIRD PARTIES. With respect to claims made by third parties, the Indemnifying Party, upon acknowledgment of its liability for the claim, shall be entitled to assume control of the defense of such action or claim with counsel reasonably satisfactory to the Indemnified Party; PROVIDED, that:

                 (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                 (ii) no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party (A) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all Liability in respect to such claim,
(B) if such judgment or settlement would result in the finding or admission of any violation of Law, or (C) if as a result of such consent or settlement injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could interfere with or adversely affect the business, operations or assets of the Indemnified Party. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax Liability or the ability of Buyer to conduct their business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim, with counsel reasonably acceptable to the Indemnifying Party, at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to the Agreement and the records of each shall be available to the other with respect to such defense; and

                 (iii)if the Indemnifying Party does not assume control of the defense of such claim in accordance with the foregoing provisions within ten days after receipt of notice of the claim or, if having taken over such defense, does not in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, the Indemnified Party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party pursuant to the terms of this Agreement. The Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party shall make in good faith with respect to such claim, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefore in accordance with this Article XII.

     Section 12.5 REMEDIES CUMULATIVE. The sole monetary recourse for breaches of the representations and warranties contained herein shall, absent fraud or intentional breaches of misrepresentations, be through the indemnification procedures set forth in this Article XII. Notwithstanding anything to the contrary contained herein, the aggregate liability for money damages under this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements for any breach of any of Buyer or Sellers shall not, absent fraud, exceed $180 million.


                             ARTICLE XIII

                             MISCELLANEOUS

     Section 13.1     CONFIDENTIALITY.  (a)  Each of the Sellers and
Buyer agree that, from and after the date hereof, except as otherwise consented to in writing by the non-disclosing party, (i) neither party will directly or indirectly disclose or use in a manner adverse to the other party, any Confidential Information except as required by the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental body; (ii) the Confidential Information will be the exclusive property of the disclosing party and, any time on or after date hereof, if requested by the disclosing party, the receiving party will promptly deliver to the disclosing party all Confidential Information, including all copies thereof, which are in the possession, or under the control of the receiving party, its agents or representatives, without making or retaining any copies or extracts thereof; and (iii) if Buyer or any of the Sellers receives a request to disclose all or any part of the Confidential Information in connection with a legal proceeding, Buyer or any the of Sellers, as the case may be, will (A) immediately notify the other party of the existence, terms and circumstances surrounding such request, (B) seek a protective order or other appropriate remedy, and (C) in the event no such protective order or other remedy is obtained and disclosure of such information is required, and at the other party's cost and expense, exercise their best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded such portion of the disclosed information which the other party so designates.

           (b) "CONFIDENTIAL INFORMATION" means any and all information relating to the management, operations, finances, products, trade secrets, technology or services of the parties and their Affiliates, including but not limited to any and all financial data, employee information, computer programs and systems, computer based information, plans, projections, existing and proposed and contemplated projects or investments, formulae, processes, methods, products, manuals, drawings, supplier lists, customer lists, purchase and sales records, marketing information, commitments, correspondence and other information relating to the respective parties' businesses, whether written, oral or computer generated, other than such information as may at any time be or become lawfully available to the general public through no fault of the disclosing party or its representatives. Notwithstanding the foregoing, (i) it is understood and agreed that, after the Worldwide Closing with respect to the World Companies and the Subsidiaries of the World Companies and the Compass Businesses (excluding the Australian Business), and after the Australia Closing with respect to Compass Australia and the Australian Business, Confidential Information that was shared by the Compass Businesses and the business of the Continuing Affiliates may be disclosed to any person who is a director, officer or employee of (A) Lend Lease or a Continuing Affiliate in the case of information concerning the Compass Businesses or (B) Buyer, the Companies, Company Subsidiaries and their respective Affiliates in the case of information concerning a Continuing Affiliate, and (ii) nothing in this Section 13.1(b) shall preclude Lend Lease or its Affiliates from considering such Confidential Information in connection with a decision to retain any Company or Company Subsidiary pursuant to the Strategic Alliance Agreement.

           (c)   The covenants and undertakings contained in this Section
13.1 relate to matters which may be of a special, unique and extraordinary character and a violation of any of the terms of this Section 13.1 may cause irreparable injury to the non-disclosing party, the amount of which may be impossible to estimate or determine and for which adequate compensation may not be available. Therefore, the non-disclosing party shall be entitled to an injunction, restraining order or other equitable relief from a court of competent jurisdiction, restraining any violation or threatened violation of any such terms by the disclosing party and such other persons as the court orders.

           (d) Notwithstanding anything to the contrary contained herein, Sellers shall have the right to disclose the Earnout Payment, Lend Lease Look Back Payment and the Buyer Look Back Payment provisions of this Agreement to any client of a Seller for whom such Seller provides investment advisory or management services and for whom such Seller is proposing to recommend or to hire Buyer or any of its Affiliates to provide property management, leasing, facilities management or Project Management services; PROVIDED, HOWEVER that Sellers shall not make any such disclosure, directly or indirectly or cause to be made any such disclosure without the prior written consent of Buyer with respect to the form, manner and content of any such disclosure.

     Section 13.2 NON-COMPETITION. (a) Except as provided in subsection (b), each Seller agrees that, to assure that Buyer will retain the value of the Compass Businesses as a "going concern," for a period of 5 years beginning on the Worldwide Closing Date, such Seller shall not, directly or indirectly, or through one or more of its Affiliates, engage or have an interest in:

                 (i) the provision of property management, leasing or facilities management (as conducted by the Companies or Company Subsidiaries on the Worldwide Closing Date or Australia Closing Date, as applicable) services with respect to office or industrial office/warehouse properties, or the provision of project management services associated therewith, anywhere in the world; PROVIDED, that until the occurrence of the Australia Closing, Seller may engage or have an interest in the provision of such services in Australia; or

                 (ii) the provision of property management, leasing or facilities management (as conducted by the Companies or Company
Subsidiaries on the Closing Date) services with respect to retail properties, or the provision of project management and development management services associated therewith, anywhere in the United States or its territories or possessions.

For purposes of this Section 13.2(a), the term "Affiliate" (as defined in Article XIV) shall not include any person controlled by a Seller or a Subsidiary of a Seller which, pursuant to agreement, is a third party investment management or investment advisory client of such Seller (or a Subsidiary thereof), or is an investment fund sponsored or managed by such Seller (or a Subsidiary thereof) as part of its investment management or investment advisory business, provided that the Sellers and their respective Subsidiaries do not own, directly or indirectly, individually or in the aggregate more than ten percent (10%) of the outstanding ownership interests in such client or investment fund.

           (b)   Notwithstanding anything to the contrary in subsection
(a) above:

                 (i) Subsection (a) shall not prohibit an investment in any Person by an investment fund sponsored or managed by Seller or a Subsidiary of any Seller as part of its investment management or investment advisory business, in which investment fund the Sellers and their respective Subsidiaries, individually or in the aggregate, do not own, directly or indirectly, more than ten percent (10%) of the outstanding ownerships interests (a "Qualifying Investment Fund") therein, or a co-investment by Seller or a Subsidiary of any Seller in a Person in conjunction with and as part of an investment in such Person by such Seller's or Subsidiary's investment management or investment advisory clients or client accounts in the ordinary course of such Seller's or Subsidiary's investment management or advisory business; provided that (A) the primary purpose of the investment is unrelated to engaging in or profiting from the conduct of a Competitive Business; (B) Sellers and their respective Subsidiaries investment represents, directly or indirectly, individually or in the aggregate less than 25% of the outstanding ownership interests in such Person and (C) other than such investment, no financial assistance is provided by Seller or any of its Subsidiaries to such Person and neither Seller nor any Subsidiary of Seller shall grant such Person the right to use the name "Lend Lease" in connection with such Person's business activities.

                 (ii) Subsection (a) shall not be deemed to prohibit the Sellers or their Affiliates from engaging in their property development and development management, and project management and construction businesses, as such businesses are conducted in the ordinary course anywhere in the world on the date hereof. In addition, Subsection (a) shall not prohibit the Sellers or their Affiliates from entering into any agreement to perform property management, leasing or facilities management services for a client, or project management services associated therewith, if (A) performance of such services is subcontracted to Buyer or any of its Affiliates, or (B) such services are provided with respect to a property pursuant to or in connection with, and as an integral part of, an assignment for the Sellers or their Affiliates to construct, develop or rehabilitate such property.

                 (iii)Neither the Sellers nor any of their Affiliates shall be prohibited from acquiring a Person which conducts a business described in subsection (a)(i) or (a)(ii) (a "Competitive Business") if (x) such Competitive Business did not comprise, for the twelve (12) months prior to such acquisition, more than twenty-five percent (25%) of the revenues or profits of such Person and (y) promptly following such acquisition such Seller or its Affiliate provides Buyer with written notice of such acquisition and offers to sell such Competitive Business to Buyer. If Buyer provides such Seller or Affiliate with written notice of its interest in acquiring such Competitive Business within fifteen (15) days following written notice from such Seller or Affiliate, Seller or its Affiliate and Buyer shall, for a period of no longer than three (3) months thereafter, negotiate in good faith for the sale of such Competitive Business to Buyer on terms and conditions and at a price mutually agreeable to Seller and Buyer based on the sale terms and allocable price of the purchase of the Competitive Business by the Seller; PROVIDED, that if Buyer elects not to enter into such negotiation, the parties do not reach agreement within such 3-month period or the sale to Buyer is not accomplished, such Seller shall or shall cause its Affiliates to use their best efforts to dispose of the Competitive Business within one (1) year thereafter; and

                 (iv) Subsection (a) shall not apply if any unrelated third party acquires substantially all of the assets of Lend Lease.

           or indirectly, through one or more Affiliates, on behalf of itself or any other person or entity, recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, Buyer, the Companies or Company Subsidiaries or any successor to Buyer, the Companies or Company Subsidiaries to terminate his or her employment or other relationship with Buyer, the Companies or Company Subsidiaries; or (ii) during the period ending on the third anniversary of the Worldwide Closing Date, Sellers shall not, directly or indirectly, through one or more Affiliates on behalf of itself or any other Person, offer employment to or employ a person who is at that time an employee (other than secretarial or clerical employees) of Buyer, or any Company or Company Subsidiary or who was such an employee within one year of the time of such offer or employment Sellers shall not at any time, directly or indirectly, through one or more Affiliates, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to any of those used in the Compass Businesses, whether or not such use would be in a business in which Seller is prohibited from engaging pursuant to this
Section 13.2.

           (d) If, at the time of enforcement of this Section 13.2, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing, the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area. Sellers acknowledge and agree that Buyer would be damaged irreparably if any of the provisions of this Section 13.2 are not performed in accordance with their specific terms or otherwise are breached. Accordingly, notwithstanding anything to the contrary contained herein, Sellers agree that Buyer shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this
Section 13.2 and to enforce specifically the terms and provisions of this
Section 13.2 in any action instituted in any court having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     Section 13.3 ARBITRATION. (a) Except as otherwise provided in this Agreement and except for any action to specifically enforce the terms and provisions of this Agreement or the Strategic Alliance Agreement, from and after the Worldwide Closing Date with respect to the obligations of the parties in connection with the purchase and sale of the Worldwide Shares and from and after the Australia Closing Date with respect to the obligations of the parties in connection with the purchase and sale of the Compass Australia Shares, all controversies, actions, lawsuits or other claims (each a "Claim") arising among the parties, including without limitation claims arising out of or relating to this Agreement, the subject matter hereof, and the arbitrability of any Claim, will be settled exclusively by arbitration as provided herein. The arbitration and all preliminary proceedings related thereto will be conducted in accordance with such rules as may be agreed upon by the parties, or failing such agreement on such rules, in accordance with the Rules for Commercial Arbitration of the American Arbitration Association ("AAA"), as amended from time to time and as modified by this Agreement. The dispute will be presented to an arbitration panel sitting in New York, New York.

           (b) Sellers and Buyer will each select an arbitrator, and a third arbitrator will be selected jointly by the arbitrators selected by Sellers and Buyer within 15 days after demand for arbitration is made by a party. If the arbitrators selected by Sellers and Buyer are unable to agree on a third arbitrator within that period, then either Sellers or Buyer may request that the AAA select the third arbitrator. The arbitrators will possess substantive legal experience in the principal issues in dispute and will be independent of Sellers and Buyer.

           (c) Any discovery permitted will be limited to information directly relevant to the controversy or Claim in arbitration. In the event of discovery disputes, the arbitrators are directed to issue such orders as are appropriate to limit discovery in accordance with the foregoing and as are reasonable in light of the issues in dispute, the amount in controversy and other relevant considerations. To the extent the parties are unable to agree on the scope of discovery, the arbitrators will require the party seeking discovery on an issue to present the legal and factual basis for the Claim and will permit the party opposing discovery to respond. The arbitrators will permit discovery on an issue only if the arbitrators conclude that there is a reasonable and good-faith basis in Law and in fact for bringing such allegations and that the discovery appears likely to present substantive evidence regarding that Claim. The arbitrators may permit limited discovery to permit investigation of some of the Claims or to determine whether a Claim has sufficient basis in law or in fact to warrant further discovery but will issue appropriate orders to restrict the scope of such discovery. The federal or state rules of procedure and evidence will not apply to the arbitration proceedings, including without limitation the rules of discovery. The arbitrators will consider claims of privilege, work product and other restrictions on discovery as appear to be warranted.

           (d) The arbitrators will award the prevailing party, to the extent it prevails on its Claims, its reasonable attorneys' and experts' fees and disbursements incurred in resolving the dispute (including those of in-house counsel and experts) and any other expense directly related to the dispute.

           (e) Except as may otherwise be agreed in writing by the parties or as ordered by the arbitrators upon substantial justification shown, the hearing for the dispute will be held within 60 days of submission of the dispute to arbitration. The arbitrators will render their final award within 30 days following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrators. The arbitrators will state the factual and legal basis for the award. The decision of the arbitrators will be final and binding, except as provided in the Federal Arbitration Act, 9 U.S.C. Section 1, et seq., and except for errors of law based on the findings of fact. Final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective.

           Notwithstanding the foregoing, any controversies, Claims or other disputes arising (i) pursuant to Sections 13.1, 13.2, 5.11 and 6.8 shall come before the appropriate court of competent jurisdiction, and (ii) with respect to Taxes shall be governed by the procedures set forth in
Section 9.10. Controversies, claims and disputes described in the previous sentence shall not be governed by this Section 13.3.

     Section 13.4 FURTHER EFFORTS. (a) Each of the parties to this Agreement shall: (i) promptly make any filings required by them or any of their Affiliates, and thereafter make any other submissions required under all applicable Laws with respect to the transactions contemplated hereby, the Strategic Alliance Agreement and by the Ancillary Agreements; and (ii) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, the Strategic Alliance Agreement and the Ancillary Agreements. In addition, in the event of any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement, the Strategic Alliance Agreement or by the Ancillary Agreements, the parties to this Agreement agree to cooperate and use all reasonable efforts to vigorously defend against and respond thereto.

           (b) Without limiting the generality of the foregoing, each of the parties to this Agreement shall make as promptly as practicable all filings necessary with the FIRB or under the HSR Act or FATA in order to obtain the required regulatory clearance in connection with the transactions contemplated hereby and by the Ancillary Agreements. Subject to the limitations contained in the last sentence of this Section 13.4(b), each of the parties to this Agreement shall use all reasonable efforts to resolve such objections, if any, that any Authorities with jurisdiction may assert with respect to the transactions contemplated hereby and by the Strategic Alliance Agreement and the Ancillary Agreements. Each of the parties to this Agreement agrees that Buyer shall have the primary responsibility for dealing with such Authorities and for resolving any such objections; PROVIDED, that Buyer and Sellers shall consult with each other before submitting any application or other written communication to any such Authority. Notwithstanding the foregoing or any other provisions contained in this Agreement, the Strategic Alliance Agreement or any Ancillary Agreement to the contrary, neither Buyer nor any of its Affiliates shall be under any obligation of any kind to enter into any negotiations or to otherwise agree with any Authority, including but not limited to any Authority with jurisdiction over the enforcement of the HSR Act or FATA, or any other party to sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise) particular assets or categories of assets or businesses of the Compass Businesses, Buyer or Buyer's Affiliates.

     Section 13.5     EXPENSES.

           (a) Each Seller and Buyer shall pay its own legal, accounting and other miscellaneous expenses incident to this Agreement ("Transaction Expenses"). The Companies and Company Subsidiaries shall not pay nor have any liability for any Transaction Expenses relating to this transaction.

           (b)   Buyer shall pay the filing fee required under the HSR
Act; PROVIDED that Lend Lease shall reimburse Buyer for 50% of the amount of such filing fee and; PROVIDED, FURTHER that such reimbursement will be paid at the Worldwide Closing in US Dollars by wire transfer of immediately available funds to an account designated by Buyer.

           (c) At the Worldwide Closing, (i) Lend Lease shall pay US$ 400,000 to Buyer by wire transfer of immediately available funds to an account designated by Buyer, as partial reimbursement of certain expenses. Five Business Days following a demand by Buyer, Lend Lease shall reimburse Buyer, in US Dollars by wire transfer of immediately available funds to an account designated by Buyer, for the full amount of the Stock Transfer Tax paid by Buyer.

     Section 13.6 PRESS RELEASES AND ANNOUNCEMENTS. After the date of this Agreement and through and including the Australia Closing, no party to this Agreement shall directly or indirectly make or cause to be made any public announcement or disclosure, or issue any notice with respect to this Agreement or the transactions contemplated by this Agreement without the prior consent of the other parties to this Agreement; PROVIDED, that any party to this Agreement may make any public announcement or disclosure which is with the advice of counsel, required by Law or regulations or applicable stock exchange requirements.

     Section 13.7 ENTIRE AGREEMENT. This Agreement and the Schedules and other writings referred to herein or delivered pursuant hereto which form a part hereof, the Strategic Alliance Agreement, the Ancillary Agreements and any other agreement executed contemporaneously herewith by the parties hereto contain the entire understanding of the parties with respect to its subject matter.

     Section 13.8 AMENDMENT, EXTENSION AND WAIVER. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. At any time prior to the Australia Closing Date, Buyer and Sellers may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (d) waive compliance with any of the agreements or conditions contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of all of such parties. Any agreement on the part of a party hereto to any extension or waiver under this Section 13.8 shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     Section 13.9 HEADINGS. The Article and Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 13.10 NOTICES. All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement shall be in writing and shall be given by hand-delivery, certified or registered mail, return receipt requested, telex, telecopier (with a copy also sent by hand delivery or air courier, which shall not alter the time at which the telecopier notice is deemed received), or air courier to the parties at the addresses set forth below. Such notices shall be deemed given: at the time personally delivered, if delivered by hand with receipt acknowledged; at the time received if sent certified or registered mail; when answered back, if telexed; upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error, if telecopied, and the first business day after timely delivery to the courier, if sent by air courier.

           If to any Seller:

           Lend Lease Corporation Limited
           Level 46
           Australia Square
           George Street, Sydney NSW, Australia 2000
           Attention: Company Secretary
           Telephone:  61-2-9236-6111
           Fax:  61-2-9252-2192

           With a copy (which shall not constitute notice) given in the manner prescribed above, to:

           Lend Lease Real Estate Investments, Inc.
           Monarch Tower
           8th Floor
           Atlanta, Georgia, USA
           Attention:  General Counsel
           Telephone:  (404) 848-8613
           Fax: (404) 848-8904

           and to:

           Paul, Hastings, Janofsky & Walker LLP
           399 Park Avenue
           31st Floor
           New York, New York 10022
           Attention:  Lawrence J. Hass, Esq.
           Telephone:  (212) 318-6401
           Fax:  (212) 319-4090

           If to Buyer:

           LaSalle Partners Incorporated
           200 East Randolph Street
           Chicago, Illinois  60601
           Attention: Paul R. Sorensen
           Telephone:  (312) 782-5800
           Fax: (312) 228-0980

           With a copy (which shall not constitute notice) given in the manner prescribed above, to:

           Skadden, Arps, Slate, Meagher & Flom (Illinois)
           333 West Wacker Drive
           Chicago, Illinois 60606
           Attention: Rodd M. Schreiber, Esq.
           Telephone:  (312) 407-0700
           Fax:  (312) 407-0411

           and to:

           Hagan & Associates
           200 East Randolph
           Suite 4322
           Chicago, Illinois  60661
           Attention:  Robert K. Hagan, Esq.
           Telephone:  (312) 228-2994
           Fax:  (312) 228-0982

     Section 13.11 NEGOTIATIONS WITH THIRD PARTIES. From the date of this Agreement until the earlier of the consummation of the transactions contemplated by this Agreement or the termination of this Agreement in accordance with Section 11.1 hereof, no Seller or Company will, and will cause each of their respective officers, directors and advisors not to, directly or indirectly (i) explore, initiate, encourage or approve any inquiries, discussions, proposals or negotiations with third parties or continue any discussions, negotiations, proposals or agreements relating to any merger, sale or other disposition of all or any part of the Compass Businesses to any party other than Buyer, (ii) explore, initiate, encourage or approve any form of recapitalization transaction (each of the transactions referred to in clauses (i) and (ii) above, a "Sale Transaction") or (iii) cooperate with, or provide any assistance or any information to, any Person other than Buyer in connection with any such inquiry, discussion, proposal, negotiation or Sale Transaction; PROVIDED, that any Seller or Company may respond to inquiries with respect to a Sale Transaction for the sole purpose of informing the inquiring Person that no discussions of any kind may occur while this Section 13.12 is in effect; PROVIDED, HOWEVER, that nothing in this Section 13.11 shall restrict Lend Lease from any such inquires directed solely at a Sale Transaction of Lend Lease. Each Seller and Company acknowledges and agrees that each Company is unique and not available on the open market and that Buyer shall have, in addition to all other legal remedies available to it, the right to enforce the terms of this Agreement by a decree of specific performance.

     Section 13.12 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns, but this Agreement may not be assigned by any party without the written consent of the other parties, provided, that Buyer may assign all or any portion of its respective rights hereunder, though not its obligations, without the prior written consent of any Seller or Company to an Affiliate of Buyer or to any bank or financial institution providing financing to Buyer.

     Section 13.13 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

     Section 13.14 JURISDICTION. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court for the Northern District of Illinois, and to the jurisdiction of any other competent court of the State of Illinois located in the County of Cook (collectively, the "Illinois Courts"), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts. If the aforementioned courts do not have subject matter jurisdiction, then the proceeding shall be brought in any other state or federal court located in the State of Illinois, preserving, however, all rights of removal to such federal court under 28 U.S.C. Sec-tion 1441. Each party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforce-ment of a judgment entered by the Illinois Courts in any other court or jurisdiction.

     Section 13.15 SERVICE OF PROCESS. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 13.14 hereof in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 13.10 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

     Section 13.16 CONSENT OF THIRD PARTIES. Anything to the contrary in this Agreement notwithstanding, to the extent that the sale, conveyance, transfer or assignment of any agreement, lease, governmental approval, permit, Contract or other document or instrument or any claim, right or benefit arising thereunder or resulting therefrom requires the consent of a third party, this Agreement shall not constitute an agreement to effect such sale, conveyance, transfer or assignment if such action would constitute a breach or violation thereof or adversely affect Buyer's rights thereunder. To the extent that any such consent is not obtained prior to the Worldwide Closing Date or the Australia Closing Date, as applicable,
(i) Sellers shall use their respective commercially reasonable efforts to
(A) obtain any such consent after the Worldwide Closing Date or the Australia Closing Date, as applicable, until such time as the consent has been obtained, (B) provide or cause to be provided to Buyer the benefits of any such agreement, lease, contract or other document or instrument for which consent or waiver has not been obtained, (C) cooperate in any arrangement, reasonable and lawful as to Sellers and Buyer designed to provide such benefits to Buyer, (D) enforce for the account of Buyer any rights of Sellers arising from such agreement, lease, contract or other document or instrument for which consent has not been obtained against the other party, including, without limitation, the right to elect to terminate in accordance with the terms thereof on Buyer, and (E) Sellers shall pay, defend, indemnify and hold Buyer harmless from any Loss suffered by Buyer as a result of any failure of Sellers to obtain such consent whether before or after the Worldwide Closing Date or the Australia Closing Date, as applicable, and (ii) Buyer shall use all reasonable efforts to perform the obligations of Sellers arising under such agreement, lease, contract or other document or instrument for which consent has not been obtained, to the extent that by reason of the transactions consummated pursuant to this Agreement, Buyer has control over the resources necessary to perform such obligations.

     Section 13.17 WORDS IN SINGULAR AND PLURAL FORM. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

     Section 13.18 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     Section 13.19 COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                              ARTICLE XIV

                          CERTAIN DEFINITIONS

           "Accounts Receivable" means all notes and accounts receivable held by the Companies or Company Subsidiaries or the Australian Business, including, without limitation, all trade notes and trade accounts receivable and all deposits and prepaid rents, license fees and other expenses of the Companies or Company Subsidiaries or the Australian Business.

           "Affiliate or Affiliates " means, with respect to any person, any direct or indirect subsidiary of such person, and any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first person, and, if such a person, is an individual, any member of the immediate family (including parents, spouses and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

           "Ancillary Agreements" means the 1998 Compass M&L Foreign Intangible Sale Agreement, the 1998 ERE Retail Foreign Intangible Sale Agreement, the Transition Services Agreement and the Australian Transfer Agreement.

           "Associate" has the meaning defined in the Rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

           "Business Day" means any day (other than a Saturday or Sunday) on which banks are permitted to be open and transact business in The City of New York.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Consent" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, Contract, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Authority.

           "Consolidated Return" means any consolidated federal Income Tax Return filed by any affiliated group of corporations, within the meaning of
Section 1504(a) of the Code, of which any Company and its Subsidiaries were or are members.

           "Continuing Affiliate" means any Affiliate of Sellers other than the Company, the Company Subsidiaries and the Australian Business.

           "Contract" or "Contracts" means any agreement or understanding, whether written or oral, including, without limitation, any agreement to manage the operation and/or leasing of commercial or retail property, mortgage, indenture, note, guarantee, lease, license, franchise purchase agreement or sale agreement.

           "Default Rate" means five percent (5%) above the Interest Rate.

           "EBITDA" means earnings before interest expense, taxes, depreciation and amortization, where earnings includes deductions for direct or indirect (corporate) expenses, as reasonably allocated consistent with Buyer's current practice.

           "Fiscal Year" means the twelve-month period beginning on the Worldwide Closing Date, or, with respect to the second, third and fourth years following the Worldwide Closing Date, the twelve-month period beginning on the anniversary of the Worldwide Closing Date.

           "GAAP" means generally accepted accounting principles, as in effect in the United States or Australia, as appropriate.

           "Income Tax" or "Income Taxes" means any federal, state, local or foreign income, franchise or similar Tax.

           "Intangible Property Rights" means the intangible assets, rights and claims of every kind and nature, including associated goodwill and documentation relating to such intangibles, including without limitation the following:

                 (i) "Patent Rights" All United States, state, international and foreign patents, patent applications and related patent rights, including all reissues, divisionals, continuations and continuations in part, and extensions, and rights of priority under international conventions and rights to sue for past infringement thereof;

                 (ii) "Trademarks" All common law and registered trademarks, service marks, logos, trade dress and trade names Internet Domain names and related rights and all applications for registration of the foregoing;

                 (iii)"Computer Programs" All computer software programs, including all source and object code, including any and all data and collections of data, whether machine readable or otherwise, all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing;

                 (iv) "Copyrights" All United States and foreign registered and unregistered copyrights, applications for copyright registration, and all rights of ownership and authorship and documents and other copyrightable works including copyrights in Computer Programs and business Information and semi-conductor chip product "mask works" (as defined under 17 USCA 905, et. seq.);

                 (v) "Personal Rights" All rights of publicity and privacy including, without limitation, the right to use the names, likenesses, signatures, voices and biographies of real persons;

                 (vi) "Technology" All technical information and know-how, confidential and non-confidential, including, without limitation, all information and know-how related to increasing efficiency and profitability, computer software, software licenses, patterns, plans, designs, research data, trade secrets and other proprietary know-how, formulae, sales, service or other processes, operating manuals, drawings, technology, data, records, procedures, analytical methods, toxicity and general health and safety information, environmental compliance and regulatory information, research and development records and reports and other documents relating to the foregoing, and all licenses, approvals, authorizations or other rights to use intangible property rights of others;

           "Interest Rate" means the prime or base rate of interest reported from time to time by The Chase Manhattan Bank (or if The Chase Manhattan Bank shall cease to publish a prime or base rate, then the prime or base rate of interest as shall be announced by such national bank with its headquarters in New York, New York as shall be mutually agreed upon by Buyer and Lend Lease.

           "IRS" means the Internal Revenue Service.

           "Knowledge" means with respect to any Seller, Company or Company Subsidiary, knowledge of those persons listed under such Seller, Company or Company Subsidiary in Section 14(a) of the Company Disclosure Schedule, and shall be limited to the actual knowledge of such persons without any obligation on the part of any such person to perform any due diligence or inquiry

           "Lend Lease Controlled Property" means any property for which Lend Lease or its Affiliates directly controls the appointment, selection or determination of the provider of property management, leasing, facility management or Project Management services for such property or is obligated to make a recommendation for such provider on behalf of a client or client accounts.

           "Liabilities" shall mean any and all debts, losses, expenses, liabilities, damages, fines, costs, royalties, proceedings, deficiencies or obligations of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether or not resulting from third-party claims) and any out-of-pocket costs and expenses (including reasonable attorneys, accountants or other fees) including any liability for Taxes.

           "Liens" means all mortgages, pledges, security interests, liens, charges, options, conditional sales Contracts, claims, restrictions, covenants, easements, rights of way, title defects or other encumbrances or restrictions of any nature whatsoever.

           "Material Adverse Effect" shall mean an (i) individual or cumulative material adverse change in, or effect on, the business, customers, prospects, operations, properties, working capital, condition (financial or otherwise), assets, properties or Liabilities of the Companies, the Company Subsidiaries and the Australian Business, taken as a whole, or (ii) an individual or cumulative adverse change that is reasonably expected to be materially adverse to the business, customers, prospects, operations, properties, working capital, condition (financial or otherwise), assets, properties or Liabilities of the Companies, the Company Subsidiaries and the Australian Business, taken as a whole, or (iii) would prevent any Seller or Company from consummating the transactions contemplated by this Agreement.

           "Permitted Liens" means (i) liens shown on the Companies
Balance Sheet or Australian Balance Sheet as securing specified liabilities (with respect to which no default exists), (ii) liens for current taxes not yet due and (iii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto or impair the operations of any Company or Company Subsidiary or the Australian Business and have arisen only in the ordinary and usual course of business consistent with past practice.

           "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust or other entity.

           "Project Management" means the interior buildout of tenant space and other interior capital improvement projects, including but not limited to, lobby renovation or mechanical retrofits.

           "Related to the Australian Business" or "Related to the Compass Businesses" means, as applicable, relating to, owned, used in or held for use in connection with or otherwise necessary to the Australian Business or the Compass Businesses, as the case may be, as conducted immediately prior to the Worldwide Closing or the Australia Closing, as applicable.

           "Retail Development Services" means land acquisition, zoning, site planning, construction management, anchor tenant leasing or similar services as conducted by the Compass Businesses immediately prior to the Worldwide Closing Date.

           "Subsidiary" or "Subsidiaries"of any Person means any other Person, the voting securities, other voting ownership or voting partnership interests of which are sufficient to elect at least a majority of its board of directors or other governing body (or, if there are not such voting interests, 50% or more of the equity interest of which) at the time of such determination, are owned by such Person or another Subsidiary of such Person.

           "Tax" or "Taxes" means taxes of any kind, levies or other like assessments, customs duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, stamp duty, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States or Australia, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties and additions to Tax attributable to any such Tax.

           "Tax Return" or "Tax Returns" means any return, report, information return, schedule or other document (including any amendments thereto and related or supporting information) filed or required to be filed with respect to Taxes.

           "Working Capital" means the sum of all cash and Accounts Receivable of each Company and Company Subsidiary minus the sum of all trade accounts payable of each Company and Company Subsidiary each as determined in accordance with GAAP applied on a basis consistent with the Financial Statements. Notwithstanding the foregoing, for purposes of calculating Working Capital, (a) any (i) Accounts Receivable from third parties that fail to satisfy the requirements set forth in clauses (i) through (iv) of Section 3.14(b) and (ii) intercompany and intracompany receivables, shall not be considered Accounts Receivable, (b) any amount of the cash of the Companies or Company Subsidiaries which would be described as "restricted cash" on a balance sheet prepared in accordance with GAAP applied on a basis consistent with the Audited Financial Statements shall be included in "cash" and the offsetting liability with respect to such restricted cash balance shall be included in "trade accounts payable," (c) the amount of all accrued and payable Liabilities for severance, change of control payouts, salary, wages, annual leave, long service leave, sick leave, back pay, bonuses, profits or any other type of employee compensation or remuneration for any period prior to the Worldwide Closing Date or Australia Closing Date, as applicable, other than any liabilities of any Company or Company Subsidiary under any "stay pay," severance or similar agreement (as set forth on Section 14(b) of the Company Disclosure Schedule) shall be included in trade accounts payable, and (d) any indebtedness of any Company, Company Subsidiary or the Australian Business, other than intercompany indebtedness which is settled pursuant to Section
2.3 hereof, shall be included in "trade accounts payable."

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by the duly authorized officer of each Seller and each Company and Buyer as of the day and year first above written.


                            LASALLE PARTNERS INCORPORATED


                            By:
                            Title:



                            LPI (AUSTRALIA) HOLDINGS PTY LIMITED


                            By:
                            Name:
                            Title:



                            LEND LEASE CORPORATION LIMITED


                            By:
                            Name:
                            Title:



                            LEND LEASE PROPERTY MANAGEMENT (AUSTRALIA)
PTY LIMITED


                            By:
                            Name:
                            Title:



                            LEND LEASE EUROPE LTD.


                            By:
                            Name:
                            Title:



                            LEND LEASE INTERNATIONAL PTY LIMITED


                            By:
                            Name:
                            Title:



                            LEND LEASE (US) SERVICES, INC.


                            By:
                            Name:
                            Title:



                            LEND LEASE REAL ESTATE INVESTMENTS, INC.


                            By:
                            Name:
                            Title:



                            COMPASS MANAGEMENT AND
                            LEASING (UK), LTD.


                            By:
                            Name:
                            Title:



                            COMPASS CAYMAN


                            By:
                            Name:
                            Title:



                            COMPASS MANAGEMENT & LEASING (AUSTRALIA) PTY
LIMITED


                            By:
                            Name:
                            Title:



                            COMPASS MANAGEMENT & LEASING, INC.


                            By:
                            Name:
                            Title:



                            ERE/YARMOUTH RETAIL, INC.


                            By:
                            Name:
                            Title:



                            THE YARMOUTH GROUP PROPERTY MANAGEMENT, INC.


                            By:
                            Name:
                            Title: